EXHIBIT 4.3

                          VIRGINIA BANKERS ASSOCIATION
                   MASTER DEFINED CONTRIBUTION PLAN AND TRUST
                                  (June, 1996)

                           Basic Plan Document No. 03



                                TABLE OF CONTENTS
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                                                             ARTICLE I
                                                        Definition of Terms
                                                       ---------------------

1.1      Accrued Benefit                 ................................................................................ 1
1.2      Act.                            .................................................................................2
1.3      Active Participant              .................................................................................2
1.4      Adjustment Factor               .................................................................................2
1.5      Administrator                   .................................................................................2
1.6      Adoption Agreement              .................................................................................2
1.7      Affiliate                       .................................................................................2
1.8      Annuity Starting Date           .................................................................................3
1.9      Association                     .................................................................................3
1.10     Beneficiary                     .................................................................................3
1.11     Benefits Corporation            .................................................................................3
1.12     Board                           .................................................................................3
1.13     Code                            .................................................................................3
1.14     Compensation                    .................................................................................3
1.15     Compensation Limit              .................................................................................3
1.16     Contract                        .................................................................................5
1.17     Covered Participant             .................................................................................5
1.18     Custodian                       .................................................................................5
1.19     Earned Income                   .................................................................................5
1.20     Effective Date                  .................................................................................5
1.21     Eligible Employee               .................................................................................5
1.22     Employee                        .................................................................................5
1.23     Employer                        .................................................................................5
1.24     Family Member                   .................................................................................6


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

1.25     Fund                            .................................................................................6
1.26     Highly Compensated Employee     .................................................................................6
1.27     Hour of Service                 .................................................................................9
1.28     Inactive Participant            .................................................................................9
1.29     Insurer                         .................................................................................9
1.30     Investment Manager              .................................................................................9
1.31     Key Employee                    .................................................................................9
1.32     Leased Employee                 ................................................................................10
1.33     Non-Highly Compensated Employee ................................................................................11
1.34     Non-Key Employee                ................................................................................11
1.35     Normal Retirement Age           ................................................................................11
1.36     Owner-Employee                  ................................................................................11
1.37     Participant                     ................................................................................11
1.38     Plan..                          ................................................................................11
1.39     Plan Year                       ................................................................................11
1.40     Policy                          ................................................................................11
1.41     QDRO                            ................................................................................11
1.42     Restated Plan                   ................................................................................11
1.43     Self-Employed Individual        ................................................................................11
1.44     Spouse                          ................................................................................11
1.45     Statutory Compensation          ................................................................................12
1.46     Super Top Heavy Plan            ................................................................................12
1.47     Top Heavy Plan                  ..................................................................................
1.48     Total Compensation              ................................................................................12
1.49     Trustee                         ................................................................................13
1.50     Valuation Date                  ................................................................................13
1.51     Year of Benefit Service         ................................................................................13
1.52     Year of Broken Service          ................................................................................13
1.53     Year of Service                 ................................................................................14
1.54     Year of Vesting Service         ................................................................................14


                                                             ARTICLE II
                                                   Eligibility and Participation
                                                   -----------------------------

2.1      Eligibility and Date of Participation...........................................................................14
2.2      Eligibility Service Definitions and Rules.......................................................................14


                                                            ARTICLE III
                                                              Funding
                                                              -------

3.1      Amount of Employer Contributions................................................................................16
3.2      No Duty of Trustee to Determine or Enforce Contributions........................................................18
3.3      Participant Pre-tax and After-tax Contributions.................................................................18
3.4      Limitations on Participant Pre-tax Contributions................................................................18
3.5      Participant Rollover Contributions..............................................................................20
3.6      Procedure for and Time of Making Participant Contributions......................................................20
3.7      Transfer of Funds from Prior Qualified Plan.....................................................................21

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                                                             ARTICLE IV
                                               Participants' Accounts and Adjustments
                                               --------------------------------------


4.1      Accounts .......................................................................................................21
4.2      Allocation of Contributions and Forfeitures.....................................................................21
4.3      Dollar/25% Limitations on Annual Additions......................................................................22
4.4      Additional Limitations on Annual Additions Where Employer Maintains More Than
                 One Plan................................................................................................23
4.5      Special Account for Unallocated Annual Additions................................................................23
4.6      Valuation of Assets and Allocation of Valuation Adjustments.....................................................24
4.7      Determination of Account Balances...............................................................................25
4.8      Suspense Accounts ............................................................................................. 26
4.9      Limitation on and Distribution of Pre-Tax Contributions Made by or on behalf of
                 Highly Compensated Employees............................................................................26
4.10     Limitation on and Distribution of After-Tax or Matching Contributions Made by
                 or on behalf of Highly Compensated Employee.............................................................31
4.11     Limitation on Multiple Use of Alternative Limitations in Paragraphs 4.9 and 4.10................................36
4.12     Use of Forfeitures and Special Account Where Used to Reduce Contributions by
           the Employer..................................................................................................37
4.13     Equitable Adjustment in Case of Error or Omission...............................................................37


                                                             ARTICLE V
                                                          Retirement Dates
                                                          ----------------

5.1      Normal Retirement Date..........................................................................................38
5.2      Delayed Retirement Date.........................................................................................38
5.3      Early Retirement Date...........................................................................................38
5.4      Disability Retirement Date......................................................................................38


                                                             ARTICLE VI
                                                              Vesting
                                                              -------

6.1      Vesting at Retirement or Attainment of Normal Retirement Age....................................................38
6.2      Vesting at Death ...............................................................................................39
6.3      Vesting in Employer Active Account..............................................................................39
6.4      Vesting in Accrued Benefit Other Than Employer Active Account...................................................40
6.5      Vesting Service Rules...........................................................................................40
6.6      Forfeiture and Restoration of Employer Active Account...........................................................40


                                                            ARTICLE VII
                                                           Death Benefits
                                                           --------------

7.1      Death after Annuity Starting Date...............................................................................41
7.2      Death before Annuity Starting Date..............................................................................41
7.3      Beneficiary Designation.........................................................................................41
7.4      Pre-Retirement Spouse's Death Benefit...........................................................................41
7.5      Election Procedure for Waiver of Pre-Retirement Spouse's Death Benefit..........................................42
7.6      Spousal Consent ................................................................................................42
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                                                            ARTICLE VIII
                                                        Payment of Benefits
                                                        -------------------


8.1      Time of Payment ................................................................................................44
8.2      Form of Payment When Participant Is the Initial Recipient.......................................................45
8.3      Form of Payment When Beneficiary Is the Initial Recipient.......................................................47
8.4      Lump Sum Payments ..............................................................................................48
8.5      Periodic Installments...........................................................................................48
8.6      Advance on or Acceleration of Deferred Payment or Periodic Installments.........................................49
8.7      Notice, Election and Consent Procedures Regarding Accrued Benefit Payment.......................................49
8.8      Benefit Determination and Payment Procedure.....................................................................51
8.9      Claims Procedure ...............................................................................................51
8.10     Payments to Minors and Incompetents.............................................................................52
8.11     Distribution of Benefit When Distributee Cannot Be Located......................................................52
8.12     Minimum Distribution Requirements...............................................................................53


                                                             ARTICLE IX
                                                  In-Service Withdrawals and Loans
                                                  --------------------------------

9.1      Non-Hardship Withdrawals from After-tax Account, Voluntary Deductible Account and/or Rollover Account.................................................................................56
9.2      Non-Hardship Withdrawals from Pre-tax Account and/or Employer Thrift Account....................................57
9.3      Suspension and Recommencement of Active Participation in Case of Certain Non-Hardship
                 Withdrawals from After-tax Matched Account and/or Pre-tax Matched Account...............................57
9.4      Non-Hardship Withdrawals from Employer Account..................................................................57
9.5      Hardship Withdrawals from Accounts Other Than Pre-tax Account and Employer Thrift
                 Account.................................................................................................58
9.6      Hardship Withdrawals from Pre-tax Account and/or Employer Thrift Account........................................58
9.7      Withdrawal Restrictions and Procedure...........................................................................60
9.8      Payment of Withdrawals..........................................................................................60
9.9      No Withdrawal Restoration.......................................................................................61
9.10     Loans. .........................................................................................................62
9.11     Instructions to Trustee.........................................................................................64


                                                             ARTICLE X
                                                             The Fund
                                                             --------

10.1     Trust Fund and Exclusive Benefit................................................................................64
10.2     Plan and Fund Expenses..........................................................................................64
10.3     Reversions to the Employer......................................................................................64
10.4     No Interest Other Than Plan Benefit.............................................................................65
10.5     Provisions Relating to Insurer..................................................................................65
10.6     Payments from the Fund..........................................................................................65


                                                             ARTICLE XI
                                                            Fiduciaries
                                                            -----------

11.1     Named Fiduciaries and Duties and Responsibilities...............................................................66
11.2     Limitation of Duties and Responsibilities of Named Fiduciaries..................................................66
11.3     Service by Named Fiduciaries in More Than One Capacity..........................................................66
11.4     Allocation or Delegation of Duties and  Responsibilities by Named Fiduciaries...................................66
11.5     Investment Manager..............................................................................................66

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

11.6     Custodian.......................................................................................................66
11.7     Instruments Allocating Duties and Responsibilities or Appointing Investment
                 Manger or Custodian as Part of Plan.....................................................................67
11.8     Assistance and Consultation.....................................................................................67
11.9     Indemnification ................................................................................................67
11.10    Bond ...........................................................................................................67


                                                             ARTICLE XII
                                                    Powers and Duties of Trustee
                                                    ----------------------------

12.1     Trustee Powers and Duties.......................................................................................67
12.2     Participant Directed Allocations among Fund Divisions...........................................................71
12.3     Accounts .......................................................................................................72
12.4     Judicial Settlement of Accounts.................................................................................72
12.5     Enforcement of Trust-Legal Proceedings..........................................................................72
12.6     Two or More Trustees............................................................................................72
12.7     Trustee Compensation and Expenses...............................................................................72
12.8     Trustee Designation, Resignation, Removal or Death and Appointment of Successor
                 or Additional Trustee...................................................................................72


                                                            ARTICLE XIII
                                                        Plan Administration
                                                        --------------------

13.1     Appointment of Plan Administrator...............................................................................74
13.2     Employer as Plan Administrator..................................................................................74
13.3     Compensation and Expenses.......................................................................................74
13.4     Procedure if a Committee........................................................................................74
13.5     Action by Majority Vote if a Committee..........................................................................74
13.6     Appointment of Successors.......................................................................................74
13.7     Additional Duties and Responsibilities..........................................................................74
13.8     Power and Authority.............................................................................................75
13.9     Availability of Records.........................................................................................75
13.10    No Action with Respect to Own Benefit...........................................................................75
13.11    Limitation on Powers and Authority..............................................................................75


                                                              ARTICLE XIV
                                                 Amendment and Termination of Plan
                                                 ----------------------------------

14.1     Amendment.......................................................................................................75
14.2     Merger, Consolidation or Transfer of Assets.....................................................................76
14.3     Plan Permanence and Termination.................................................................................77
14.4     Lapse in Contributions..........................................................................................77
14.5     Termination Events..............................................................................................77
14.6     Termination Allocations and Separate Accounts...................................................................78
14.7     Holding of Separate Accounts....................................................................................78
14.8     Distribution of Separate Accounts after Termination.............................................................79
14.9     Effects of Employer Merger, Consolidation or Liquidation........................................................79
14.10    Trustee Indemnification on Asset Transfer.......................................................................79
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                                                            ARTICLE XV
                                                           Miscellaneous
                                                          -------------


15.1     Headings ...................................................................................................... 79
15.2     Gender and Number.............................................................................................. 79
15.3     Governing Law...................................................................................................79
15.4     Employment Rights ............................................................................................. 80
15.5     Conclusiveness of Employer Records..............................................................................80
15.6     Right to Require Information and Reliance Thereon...............................................................80
15.7     Alienation and Assignment.......................................................................................80
15.8     Notices and Elections...........................................................................................80
15.9     Delegation of Authority.........................................................................................80
15.10    Service of Process..............................................................................................80
15.11    Construction....................................................................................................80


                                                             ARTICLE XVI
                                                         Adoption of the Plan
                                                         --------------------

16.1     Initial Adoption and Failure to Obtain Qualification............................................................81
16.2     Restated Adoption and Failure to Obtain Qualification...........................................................81
16.3     Failure to Attain or Retain Qualification.......................................................................81
16.4     Adoption by Additional Employer.................................................................................81


                                                            ARTICLE XVII
                                       Special Rules for Plans with Employer Stock Investment
                                       -------------------------------------------------------

17.1     Special Definitions.............................................................................................81
17.2     Employer Contributions..........................................................................................82
17.3     Additional Allocation Rules.....................................................................................82
17.4     Additional Valuation Rules......................................................................................82
17.5     Determination of Account Balances Held in Employer Stock Fund...................................................82
17.6     Additional Payment Rules........................................................................................83
17.7     Withdrawals from Employer Stock Fund............................................................................83
17.8     Employer Stock Fund.............................................................................................83
17.9     Directions Regarding Stock Transactions.........................................................................84
17.10    Limitation of Trustee Responsibility............................................................................84
17.11    Voting Directions ..............................................................................................84
17.12    Sales Prohibited if Registration or Qualification Required......................................................86
17.13    Limitation on Insiders' Interests in Stock......................................................................86
17.14    No Guarantee of Values..........................................................................................86
17.15    Legend Regarding Securities Laws Restriction on Sale or Transfer................................................86
17.16    Confidentiality of Participant Directions regarding and Holdings of Stock.......................................86

Appendix A - Determination of Hours of Service

Appendix B - Determination of Top Heavy Plan Status

Appendix C - Rules Pertaining to Limitations on Contributions and Benefits
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                          VIRGINIA BANKERS ASSOCIATION

                   MASTER DEFINED CONTRIBUTION PLAN AND TRUST
                   ------------------------------------------

                                  (June, 1996)

                           Basic Plan Document No. 03

         The form of this Master Defined Contribution Plan and Trust has been designed to comply with the requirements of the Internal Revenue Code, as amended through the Omnibus Budget Reconciliation Act of 1993. The Basic Plan Document 03 and Profit Sharing Thrift Plan with Employer Stock Investment Adoption Agreement (001) was made available October 1, 1995 and revised effective July 1, 1996 to reflect different investment options available under the Plan. This Basic Plan Document and Adoption Agreement have been submitted to the Internal Revenue Service for approval as to form for use by Employer members of the Virginia Bankers Association as a retirement plan under Section 401 of the Internal Revenue Code. Employers adopting the Plan should consult with their own legal counsel to determine whether employer stock investments under the Plan as adopted by the Employer are subject to reporting and/or registration under the Securities Exchange Act of 1934 or any other federal or state law.

         It is intended that Plans maintained pursuant to this Basic Plan Document 03 and its Adoption Agreement will be held in the same master trust as plans maintained through the Virginia Bankers Association Master Defined Contribution Plan and Trust (Basic Plan Document 02) and its related adoption agreements.

         An Employer desiring to adopt this Plan should adopt it without change, except for completion of the necessary information in the Adoption Agreement, and should properly notify all interested parties in accordance with Internal Revenue Service procedures. While neither the Virginia Bankers Association nor the Virginia Bankers Association Benefits Corporation can guarantee that any Plan adopted by an Employer will be deemed to satisfy, or will actually satisfy, the qualified plan requirements of the Internal Revenue Code, each Employer adopting the Plan and properly completing the Adoption Agreement should be able to obtain a determination from the Internal Revenue Service as to the "qualified" status of the Plan with respect to that Employer by applying to the key District Director on Form 5307.

         Employers considering the use of this Plan must recognize that neither the Virginia Bankers Association, the Virginia Bankers Association Benefits Corporation nor their employees or representatives can give any legal advice as to the acceptability or application of this Plan in any particular situation. The qualification of a retirement plan, both upon its establishment and in operation, and the related tax consequences are the responsibilities of the Employer and its own legal counsel.



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                          VIRGINIA BANKERS ASSOCIATION

                   MASTER DEFINED CONTRIBUTION PLAN AND TRUST
                   ------------------------------------------

                                  (June, 1995)

                           Basic Plan Document No. 03


                                    ARTICLE I
                               Definition of Terms

         The following words and terms as used herein shall have the meaning set forth below, unless a different meaning is clearly required by the context:

         1.1 "Accrued Benefit": The sum of the balances of the following accounts of a Participant under the Plan as of the most recent Valuation Date (or as otherwise provided herein):

         1.1(a)  "Employer  Account"  or  Employer  Accounts":  The  account  or accounts of a Participant under the Plan attributable to Employer Base Contributions made pursuant to subparagraph 3.1(a), Employer Matching Contributions (to the extent allocated to this account) made pursuant to subparagraph 3.1(c), Employer Top Heavy Contributions made pursuant to subparagraph 3.1(d) and Supplemental Contributions made pursuant to subparagraph 3.1(e) and forfeitures consisting of his Employer Active Account and his Employer Non-forfeitable Account as follows:

                    (i) "Employer Active Account": A Participant's account under the Plan attributable to allocations of Employer Base Contributions, Employer Matching Contributions (to the extent allocated to this account), Employer Top Heavy Contributions and Supplemental Contributions by the Employer and forfeitures with respect to his Years of Benefit Service since his most recent forfeiture, if any, under subparagraph 6.6(a) (and, where applicable, loss of restoration rights under subparagraph 6.6(b)) or, if he has incurred no such forfeiture
         (and, where applicable, loss of restoration rights), since his commencement of participation in the Plan. This account was formerly known as the "Employer Contribution Active Account".

                   (ii) "Employer Non-forfeitable Account": A Participant's account under the Plan attributable to allocations of Employer Base Contributions, Employer Matching Contributions (to the extent allocated to this account), Employer Top Heavy Contributions and Supplemental Contributions by the Employer and, in the case of a Participant who has incurred a forfeiture, if any, under subparagraph 6.6(a), that portion of any former Employer Active Account of such Participant, attributable to allocations made with respect to Plan Years prior to such forfeiture (and, where applicable loss of restoration rights), to which he has a non-forfeitable right as provided in the Plan. This account was formerly known as the "Employer Contribution Non-forfeitable Account".

         1.1(b) "Employer Thrift Account": A Participant's account under the Plan attributable to allocations of Employer Thrift Contributions made pursuant to subparagraph 3.1(b) and of Employer Matching Contributions (to the extent allocated to this account) made pursuant to subparagraph 3.1(c) hereof. This account was formerly known as the "Employer Contribution Thrift Account":

         1.1(c) "Pre-tax Account" or "Pre-tax Accounts": The account or accounts of a Participant under the Plan attributable to his Participant Pre-tax Contributions to the Plan, consisting of his Pre-tax Matched Account and his Pre-tax Unmatched Account as follows:

                    (i) "Pre-tax Matched Account": The Participant's account under the Plan attributable to his Pre-tax Matched Contributions. This account was formerly known as the "Pre-tax Matching Employee Contribution Account".

                   (ii) "Pre-tax Unmatched Account": The Participant's account under the Plan attributable to the Employer Pre- tax Contributions and his Pre-tax Unmatched Contributions. This account was formerly known as the "Pre-tax Non-matching Employee Contribution Account".

         1.1(d) "After-tax Account": The account of a Participant under the Plan attributable to his After-tax Contributions to the Plan, consisting of his After-tax Matched Account and his After-tax Unmatched Account as follows:

                    (i) "After-tax Matched Account": The Participant's account under the Plan attributable to his After-tax Matched Contributions. This account was formerly known as the "Basic Employee Contribution Account".

                   (ii) "After-tax Unmatched Account": The Participant's account under the Plan attributable to his After-tax Unmatched Contributions. This account was formerly known as the "Non-deductible Employee Contribution Account".

                       1.1(e) "Rollover Account": The account of a Participant under the Plan attributable to his Rollover Contributions, other than Rollover Contributions of accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code.

         1.1(f) "Voluntary Deductible Account": The account under the Plan attributable to the Participant's voluntary contributions to the Plan which are designated pursuant to his election as "qualified voluntary employee contributions" under Section 219 of the Code made for calendar years beginning before January 1, 1987, and to his Rollover Contributions of accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code. This account was formerly known as the "Deductible Employee Contribution Account."

         1.2 "Act": The Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, or the corresponding sections of any subsequent legislation which replaces it, and, to the extent not inconsistent therewith, the regulations issued thereunder.

         1.3  "Active Participant":  A Participant who is an Eligible Employee.

         1.4 "Adjustment Factor": The cost of living adjustment factor prescribed by the Secretary of the Treasury or his delegate under Section 415(d) of the Code for years beginning after December 31, 1987, applied to such items and in such manner as the Secretary of the Treasury or his delegate shall prescribe.

         1.5 "Administrator": The Plan Administrator named and serving in accordance with ARTICLE XIII hereof, and any successor or additional Administrator appointed and serving in accordance herewith, all as selected in Option 3(c) of the Adoption Agreement or as appointed, resigned or removed by separate instrument attached thereto.

         1.6 "Adoption Agreement": The adoption agreement, and any amendment thereto, which sets forth certain elections and representations of the Employer and by execution of which the Employer adopts the Plan. There is one Adoption Agreement, the Profit Sharing Thrift Plan with Employer Stock Investment Adoption Agreement (001).

         1.7 "Affiliate": The Employer and each of the following business entities or other organizations (whether or not incorporated) which during the relevant period is treated (but only for the portion of the period so treated and for the purpose and to the extent required to be so treated) together with the Employer as a single employer pursuant to the following sections of the Code (as modified where applicable by Section 415(h) of the Code):

                    (i) Any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer,

                   (ii) Any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer,

                  (iii) Any organization (whether or not incorporated) which is a member of an affiliated service group as defined in Section 414(m) of the Code) which includes the Employer, and

                   (iv) Any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

         1.8 "Annuity Starting Date": The first day of the first period for which a benefit is paid in the form of a life annuity or in any other form.

         1.9 "Association": The Virginia Bankers Association, a non-stock corporation organized under the laws of the Commonwealth of Virginia.

         1.10 "Beneficiary": The person or persons designated by a Participant or otherwise entitled pursuant to paragraph 7.3 to receive benefits under the Plan attributable to such Participant after the death of such Participant.

         1.11 "Benefits Corporation": The Virginia Bankers Association Benefits Corporation, a Virginia corporation which is a wholly owned subsidiary of the Association.

         1.12 "Board": The present and any succeeding Board of Directors of the Employer or Employers adopting this Plan, unless such term is used with respect to a particular Employer and its Employees or Participants, in which event it shall mean the present and any succeeding Board of Directors of that Employer.

         1.13  "Code":  The Internal  Revenue  Code of 1986,  as the same may be amended from time to time, or the corresponding section of any subsequent Internal Revenue Code, and, to the extent not inconsistent therewith, regulations issued thereunder.

         1.14  "Compensation":

         1.14(a) A Participant's remuneration determined with respect to a Plan Year on the basis designated by the Employer in Option 4(a) of the Adoption Agreement.

         1.14(b) Any such remuneration in excess of the Compensation Limit for a Plan Year shall be disregarded.

         1.15 "Compensation Limit": $200,000 (as adjusted by the Adjustment Factor).

         1.15(a) The Compensation Limit shall apply:

                    (i) For Plan Years beginning before January 1, 1989, in determining benefits accrued for Plan Year(s) with respect to which the Plan is a Top Heavy Plan, and

                   (ii) For all Plan Years beginning after December 31, 1988 regardless of whether the Plan is a Top Heavy Plan.

When a Participant becomes subject to the Compensation Limit, the Accrued Benefit of the Participant at the end of the last Plan Year (or other stated computation period) immediately preceding the Plan Year (or other stated computation period) for which the limitation first applies shall not be reduced below his Accrued Benefit calculated as of the end of such last Plan Year (or other stated computation period) by reason of the application of such limitation hereunder.

         1.15(b) In determining the Compensation (or other amounts which may refer to the Compensation Limit) of any Employee who is a Highly Compensated Employee for purposes of applying the Compensation Limit in Plan Years beginning after December 31, 1988, the Compensation (or other amount which may refer to the Compensation Limit) of his Family Members who are his spouse or any of his lineal descendants who have not attained the age of nineteen (19) by the end of the Plan Year (or other stated computation period) shall be aggregated with and treated as part of the Employee's Compensation (or any other amount which may refer to the Compensation Limit). When Compensation (or any other amount which may refer to the Compensation Limit) is limited by the Compensation Limit, it shall be disregarded in the following order, determined on a Plan Year by Plan Year basis:

                    (i) First, Compensation (or other amounts which may refer to the Compensation Limit) of Employees who are not participants in any qualified retirement plan maintained by any Affiliate shall be disregarded.

                   (ii) Then, Compensation (or other amounts which may refer to the Compensation Limit) shall be disregarded proportionately based on the applicable amount determined without regard to the Compensation Limit.

Notwithstanding the foregoing, such prorated Compensation of a Highly Compensated Employee and his aforesaid Family Members shall not be aggregated for purposes of determining the Compensation below the applicable level at which Excess Compensation is determined (as provided in subparagraph Option 7(d) of the Adoption Agreements) of each such person.

         1.15(c) In the event of a Plan Year which is less than twelve (12) months resulting from a change in the Plan Year of the Plan, the amount of the Compensation Limit for the short Plan Year shall be prorated by multiplying the otherwise applicable dollar limit by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is twelve
(12).

         1.15(d) In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         For plan years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

         If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

         1.16 "Contract": A group annuity contract, deposit administration contract, immediate participation guarantee contract, or other investment-oriented or funding contract or agreement issued by an Insurer to hold the assets of the Plan.

         1.17 "Covered Participant": With respect to a Plan Year, a Participant described in Option 7(b) of the Adoption Agreement.

         1.18 "Custodian": A fiduciary of the Plan appointed to hold all or part of the assets of the Fund and serving pursuant to ARTICLE XI.

         1.19 "Earned Income": The net earnings from self-employment with the Employer, for which personal services of the individual is a material income producing factor. Net earnings shall be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings shall be reduced by contributions by the Employer to a qualified plan to the extent deductible under Section 404 of the Code and to the extent not attributable to salary reduction or similar contributions under Section 401(k) of the Code. Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Section 164(f) of the Code for taxable years beginning after December 31, 1989.

         1.20 "Effective Date": The "Effective Date of the Plan", the "Effective Date of this Restatement of the Plan," and/or the "Effective Date of the 1976 Restatement of the Plan" with respect to each Employer shall be that date or dates specified in Option 3 of the Adoption Agreement.

         1.21 "Eligible Employee": Any Employee included within the definition of Eligible Employee as specified in Option 4(b) of the Adoption Agreement; provided, however, that Self-Employed Individuals and Owner-Employees shall in no event be eligible to participate in the Plan.

         1.22 "Employee": Any individual employed in the service of the Employer as a common law employee, any Owner- Employee and Self-Employed Individual, any sole proprietor or partner of a partnership constituting an Affiliate, and any Leased Employee (but only for the purpose and to the extent treated under Sections 414(n) or (o) of the Code as an employee of the Employer).

         1.23 "Employer":

         1.23(a) That Employer, or those Employers all of which shall be members of the same controlled group which are treated as a single employer under
Section 414(b) of the Code, named in Option 1 of the Adoption Agreement adopting the Plan as a participating employer through the same Adoption Agreement, collectively unless the context otherwise indicates, for as long as it remains a participating employer; and with respect to any Employee, any one or more of such Employers by which he is at any time employed (unless or to the extent otherwise specified by resolution of the Board or in a merger or acquisition agreement or plan approved the Board or in any applicable asset transfer, plan merger or consolidation or adoption agreement).

         1.23(b) For purposes of determining:

                    (i) Service for all purposes of the Plan (other than for purposes of determining non-Top Heavy Plan benefit accrual, Eligible Employees and Years of Benefit Service unless otherwise specifically provided) and commencement of service and termination of employment with the Employer,

                   (ii) Employees, Family Members, Highly Compensated Employees, Key Employees, and Leased Employees,

                  (iii) Top Heavy Plan status, contributions and benefits,

                   (iv) Statutory Compensation and Total Compensation,

                    (v) Any limitations of contributions and forfeitures hereunder, and

                   (vi) Maintenance of or participation in other qualified plans under Section 401(a) of the Code, tax sheltered annuities under Section 403(b) of the Code, simplified employee pensions under Section 408(k) of the Code, and any other plan required or, as applicable, permitted to be aggregated with this Plan for purposes of the Code, the term "Employer" shall include each Affiliate which during any year commencing after September 2, 1974 if the Plan was not maintained on or before such date, or otherwise during any year commencing after December 31, 1975, is treated as an Affiliate and each predecessor employer which maintained this Plan (but not beyond the time it ceased to maintain the Plan) within the meaning of
Section 414(a) of the Code, but only for the portion of any such year or years so treated and for the purpose and to the extent required to be so treated.

         1.23(c) For purposes of determining compensation and service with any business entity, or predecessor thereto, which is merged into an Employer, or a predecessor thereto, or all or substantially all the assets or the operating assets acquired by an Employer, or predecessor thereto, compensation from and service with such business entity and predecessor thereto shall be treated as compensation from and service with an Employer but only to the extent provided in Option 1(g) or (h) of the Adoption Agreement.

         1.24  "Family Member":

         1.24(a) With respect to a Plan Year, an individual (whether or not himself a Highly Compensated Employee) who is considered a family member described in Section 414(q)(6)(A) of the Code with respect to the Employee; and, to the extent not inconsistent therewith, an individual who is a member of the family (consisting, with respect to an Employee, of such Employee's spouse and lineal ascendants and descendants and the spouses of lineal ascendants and descendants) on any day of the Determination Year or Look-Back Year with respect to such Plan Year of a Highly Compensated Employee who is either (i) a more than five percent (5%) owner of the Employer or (ii) in the group consisting of the ten (10) Highly Compensated Employees with the greatest Statutory Compensation (as determined for purposes of determining Highly Compensated Employees) for the relevant Determination Year or Look-Back Year.

         1.24(b) For purposes hereof, the terms "Determination Year", "Look-Back Year", and "more than five percent (5%) owner of the Employer" have the same meaning provided herein for purposes of determining Highly Compensated Employees.

         1.25  "Fund":  The trust fund created under and subject to the Plan.

         1.26  "Highly Compensated Employee":

         1.26(a) With respect to a Plan Year, an individual who is considered a "highly compensated employee" with respect to the Employer within the meaning of
Section 414(q) of the Code; and, to the extent not inconsistent therewith, any Employee who is considered a Highly Compensated Active Employee or a Highly Compensated Former Employee for the Determination Year ending with or within such Plan Year, defined as follows:

                    (i) The term "Highly Compensated Active Employee" means, with respect to a Determination Year, an Employee who is an Active Employee during the Determination Year and who during the Determination Year or the Look-Back Year either:

                      (A) Was at any time a more than five percent (5%) owner of
             the  Employer  (as  defined  for   purposes  of   determining   Key
             Employees);

                      (B) Received  Statutory  Compensation in excess of $75,000
             (as adjusted by the Adjustment Factor);

                      (C) Received  Statutory  Compensation in excess of $50,000
             (as adjusted by the Adjustment Factor), and was a member of the twenty percent (20%) top-paid group of Employees; or

                      (D) Was one of the fifty (50) (or if less,  the greater of three (3) or ten percent (10%) of total Employees) officers of the Employer having the largest annual Statutory Compensation and having Statutory Compensation in excess of $45,000 (or fifty percent (50%) of any amount, as adjusted by the Adjustment Factor, in effect under Section 415(b)(1)(A) of the Code), provided, however, that if no officers received Statutory Compensation for either such Plan Year in excess of such dollar amount, then the officer receiving the largest annual Statutory Compensation shall be a Highly Compensated Active Employee.

         Notwithstanding the foregoing, an Employee shall not be considered described in clauses (i)(B), (C) and (D) of this subparagraph for a Determination Year (although he may for a Look-Back Year) unless he also is one of the one hundred (100) Active Employees who receive the greatest Statutory Compensation for the Determination Year.

                   (ii) The term "Highly Compensated Former Employee" means:

                     (A) With respect to a Determination Year, a Former Employee who has had a Separation Year prior to the Determination Year and who was a Highly Compensated Active Employee for either such Separation Year or any Determination Year ending on or after his attainment of the age of fifty-five (55).

                     (B) Notwithstanding the foregoing, an Employee shall not be treated as a Highly Compensated Former Employee by reason of having a Deemed Separation Year after such Employee actually separates from service with the Employer if, after such Deemed Separation Year and before his Actual Separation Year, his services for the Employer and Statutory Compensation for a Determination Year increase significantly so that the Employee is treated as having a Deemed Resumption of Employment.

         1.26(b) For purposes hereof:

                    (i) The term "Active Employee" means, with respect to a Determination Year, a current Employee who performs services for the Employer as an Employee at any time during the Determination Year.

                   (ii) The term "Deemed Resumption of Employment" means an increase in both services performed for the Employer as an Employee and Statutory Compensation, based on the facts and circumstances, and at a minimum shall include an increase in Statutory Compensation to the extent that such increased Statutory Compensation would not result in a Deemed Separation Year.

                  (iii) The term "Determination Year" means the Plan Year.

                   (iv) The term "Former Employee" means, with respect to a Determination Year, a current or former Employee who performs no services for the Employer as an Employee during the Determination Year.

                    (v) The term "Look-Back Year" means, with respect to a Determination Year, the immediately preceding year to the Determination Year in question.

                   (vi) The term "Separation Year" means:

                             (A)  An  "Actual   Separation   Year"  which  is  a
                      Determination   Year  in  which  a  Former  Employee  last
                      performed services for the Employer as an Employee; or

                             (B) A "Deemed Separation Year" which is a Determination Year prior to the Employee's attainment of the age of fifty-five (55) in which he is an Active Employee and in which his Statutory Compensation is less than fifty percent (50%) of his average annual Statutory Compensation for the three (3) consecutive calendar years preceding the Determination Year during which his
                      Statutory Compensation was the highest (or the total period of the Employee's service with the Employer if less). A Deemed Separation Year is relevant for purposes of determining whether an Employee is a Highly Compensated Former Employee after he has an Actual Separation Year, but is not relevant for purposes of identifying him as an Active or Former Employee.

         1.26(c) For purposes hereof:

                    (i) The Adjustment Factor for a Determination Year or a Look-Back Year shall be applied on the basis of the calendar year in which such Determination Year or Look-Back Year begins.

                   (ii) The Administrator may adopt any rounding or tie-breaking rules it desires in making relevant determinations for a Determination Year or a Look-Back Year so long as such rules are reasonable, non-discriminatory and uniformly and consistently applied.

                  (iii) An Employee is a member of the twenty percent (20%) top-paid group for a year if he is one of the top twenty percent (20%) of Active Employees for the year when ranked on the basis of descending Statutory Compensation for such year (whether or not the Employee in question is excluded in determining the number of Employees in the twenty percent (20%) top-paid group). For this purpose, if bargaining unit Employees are not taken into account in determining the number of Employees in the twenty percent (20%) top-paid group pursuant to clause
         (iv)(E) of this subparagraph, they also shall not be taken into account in determining other Employees who are in twenty percent (20%) top-paid group.

                   (iv) For purposes of determining the number of persons in the twenty percent (20%) top-paid group and the number of persons who may be considered officers for a year, the following rules shall apply:

                             (A) The number of Employees who are in the twenty
                      percent (20%) top-paid group for a year is twenty percent (20%), rounded to the nearest integer, of the total number of Active Employees who are not excluded Employees for such year.

                             (B) The number of  Employees  equal to ten  percent
                      (10%) of total Employees for a year is ten percent (10%), rounded to the nearest integer, of the total number of Active Employees who are not excluded Employees for such year.

                             (C) All Former Employees for the year are excluded.

                             (D) Employees who are  non-resident  aliens and who
                      receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer that constitutes income from sources within the United States for the year are excluded.

                             (E) Employees who are in a unit of employees covered by a collective bargaining agreement between the Employer and employee representatives for the year are excluded if and only if ninety percent (90%) or more of the total Employees for the year are covered by a collective bargaining agreement with the Employer and the Active Participants in the Plan do not include any such bargaining unit Employees.

                             (F) Employees shall not be excluded on the basis of
                      age or length of prior service.

                    (v) In the event the Plan Year is changed, all dollar limitations pertaining to the determination of Highly Compensated Employees shall be prorated to reflect any Plan Year of less than twelve (12) months resulting from the change.

         1.27  "Hour of Service":

                    (i) Each hour for which an Employee is paid by the Employer, or entitled to payment, for the performance of duties for the Employer or for periods during which no duties are required to be performed, including each hour for which credit has not theretofore been given and for which back pay, irrespective of mitigation of damages, has either been awarded or agreed to by the Employer, and

                   (ii) Solely for purposes of determining Years of Broken Service, each hour of absence from work due to pregnancy, childbirth, adoption or related child care,

all as more specifically provided in Appendix A and in Option 13 of the Adoption Agreement.

         1.28 "Inactive Participant": A Participant who is not an Eligible Employee.

         1.29 "Insurer": Any insurance company which issues a Contract to hold assets of the Plan or a Policy to provide for payment of benefits under the Plan.

         1.30 "Investment Manager": A fiduciary of the Plan appointed to manage all or part of the assets of the Fund and serving pursuant to ARTICLE XI and qualifying as an "investment manager" within the meaning of Section 3(38) of the Act.

         1.31 "Key Employee":

         1.31(a) With respect to a Plan Year, any Employee or former Employee (or his Beneficiary if he is deceased) considered to be a "key employee" with respect to the Employer at the time in question within the meaning of Section 416(i)(1) of the Code; and to the extent not inconsistent therewith, any Employee or former Employee (or his Beneficiary if he is deceased) who at any time during such Plan Year, or any of the preceding four (4) Plan Years, is either:

                    (i) One of the fifty (50) (or if less,  the greater of three
         (3) or ten percent (10%) of total Employees, as determined for purposes of determining Highly Compensated Employees) officers of the Employer having the largest annual Statutory Compensation during any such Plan Year and having Statutory Compensation in excess of $45,000 (or fifty percent (50%) of any amount, as adjusted by the Adjustment Factor, in effect for the relevant Plan Year under Section 415(b)(1)(A) of the
         Code);

                   (ii) One of the ten (10) Employees having Statutory Compensation in excess of $30,000 (or any other amount, as adjusted by the Adjustment Factor, in effect for the relevant Plan Year under
         Section 415(c)(1)(A) of the Code) and owning more than a one-half percent (.5%) interest in the Employer, who owns the largest interests in the Employer, provided that if two such Employees have the same interest in the Employer, the Employee having the greater Statutory Compensation shall be treated as having a larger interest;

                  (iii) A more than five percent (5%) owner of the Employer; or

                   (iv) A more than one percent (1%) owner of the Employer having an annual Statutory Compensation of more than $150,000.

         1.31(b)  For purposes hereof:

                    (i) In determining ownership in the Employer, the constructive ownership rules of Section 318 of the Code (as modified by Section 416(i)(1)(B)(iii) of the Code) shall apply, and the rules of Sections 414(b), (c), (m) and (o) of the Code shall not apply.

                   (ii) In the event the Plan Year is changed, all dollar limitations pertaining to the determination of Key Employees shall be prorated to reflect any Plan Year of less than twelve (12) months resulting from the change.

         1.32 "Leased Employee":

         1.32(a) An individual who is considered a leased employee of the Employer within the meaning of Section 414(n)(2) of the Code and, to the extent not inconsistent therewith, any person:

                    (i) Who, pursuant to an agreement between the recipient Employer and any other person (the "leasing organization"), has performed services for the recipient Employer or for the recipient Employer and related persons (determined in accordance with Section 414(n)(6) of the Code),

                   (ii)  Whose   services  are  performed  on  a   substantially
         full-time basis for a period of at least one year, and

                  (iii) Whose services are of a type historically performed by employees in the business field of the recipient Employer.

         1.32(b)   Notwithstanding  the  foregoing,  if  such  leased  employees constitute less than twenty percent (20%) of the Employer's non-highly compensated work force within the meaning of Section 414(n)(1)(C)(ii) of the Code, individuals otherwise considered to be Leased Employees shall not include those leased employees covered by a plan described in Section 414(n)(5) of the Code (unless otherwise provided by the terms of the Plan) and, to the extent not inconsistent therewith, which:

                    (i) Is maintained by the leasing organization,

                   (ii) Is a money purchase pension plan with a non-integrated employer contribution rate of at least seven and one-half percent
         (7-1/2%) of compensation in the case of services performed before January 1, 1987 or ten percent (10%) of compensation in the case of services performed after December 31, 1986,

                  (iii) Provides full and immediate vesting, and

                   (iv) Provides for immediate participation by each employee of the leasing organization (other than employees who perform substantially all their services for the leasing organization or whose compensation from the leasing organization in each of the four (4) Plan Years ending with the Plan Year in question is less than $1,000).

For purposes hereof "compensation" means compensation as defined in Section 415(c)(3) of the Code but including amounts contributed by the leasing organization pursuant to a salary reduction agreement which are excludable from the leased employee's gross income under Section 125, 402(a)(8), 402(h)(1)(B) or 403(b) of the Code.

         1.32(c) Contributions or benefits provided a Leased Employee by the leasing organization which are attributable service performed for the recipient Employer and related persons (determined in accordance with Section 414(n)(6) of the Code) shall be treated as provided by such recipient Employer or related persons.

         1.33 "Non-Highly Compensated Employee": Any Employee who is not a Highly Compensated Employee.

         1.34 "Non-Key Employee": Any Employee (including the Beneficiary of such Employee) who is not a Key Employee.

         1.35 "Normal Retirement Age": The age selected by the Employer in Option 4(c) of the Adoption Agreement. If the Employer enforces a mandatory retirement age, the Normal Retirement Age is the lesser of that mandatory age or the age specified in the Adoption Agreement.

         1.36 "Owner-Employee": With respect to the Employer, an individual who is a sole proprietor, or who is a partner owning more than a ten percent (10%) interest in either the capital or the profits of a partnership.

         1.37 "Participant": An Eligible Employee or other person qualified to participate in the Plan for so long as he is considered a Participant as provided in ARTICLE II hereof.

         1.38 "Plan": This Agreement, including the Appendices hereto, as contained herein or duly amended all as adopted by the Employer through the Adoption Agreement.

         1.39 "Plan Year": The twelve consecutive month period commencing upon the first day of January of each year provided, however in the event that this is a Restated Plan which was maintained previously on the basis of a different Plan Year, the prior Plan Year and short Plan Year needed to effect the Plan Year change shall be as set forth in Option 4(d) of the Adoption Agreement.

         1.40 "Policy": A group or individual policy, contract or other agreement (including a certificate) issued by an Insurer which is not a Contract and which is obtained to provide for the accumulation and/or payment of benefits under the Plan.

         1.41 "QDRO": A qualified domestic relations order within the meaning of Section 206(d)(3) of the Act and Section 414(p) of the Code and as determined by the Administrator pursuant to the Plan.

         1.42 "Restated Plan": The Plan, if it is indicated in Option 3(b) of the Adoption Agreement that the Plan is adopted as an amendment or restatement of a previously existing defined contribution plan.

         1.43 "Self-Employed Individual": An individual who has Earned Income for a Plan Year from the Employer and an individual who would have had Earned Income but for the fact that the Employer had no net profits during the Plan Year.

         1.44 "Spouse":

         1.44(a) In the case of a Plan which is a direct or indirect transferee of a pension plan (when the transfer occurred in a Plan Year beginning after December 31, 1984), for the purpose of:

                    (i) Qualifying to receive survivor annuity benefits under the Plan, waiving the Pre-Retirement Spouse's Death Benefit and consenting to a Beneficiary designation, the individual to whom a Participant is married:

                             (A) On his Annuity Starting Date, or

                             (B) If he has  not  reached  his  Annuity  Starting
                      Date, on his date of death.

                   (ii) Giving consent to a withdrawal under ARTICLE IX, the individual to whom the Participant is married at the date the withdrawal payment is made.

                  (iii) Giving consent to a loan to the Participant and any offset or other benefit reduction rules pertaining thereto under
         ARTICLE IX, the individual to whom the Participant is married at the date the loan is made.

         1.44(b) In the case of a Plan not described above, for purposes of receiving a death benefit, the individual to whom the Participant is married on the date of his death.

         1.44(c) The determination of the marital status of a Participant shall be made pursuant to applicable local law.

         1.45 "Statutory Compensation": An Employee's Total Compensation plus employee elective salary reduction or similar contributions excluded from Total Compensation by reason of Sections 125, 402(a)(8) and 402(h)(1)(B) of the Code and employer contributions made pursuant to salary reduction agreements under
Section 403(b) of the Code. Statutory Compensation for a Plan Year (or other applicable computation period) shall be limited by the Compensation Limit for all purposes other than determining Family Members, Highly Compensated Employees and Key Employees.

         1.46 "Super Top Heavy Plan": The Plan, if it would still be considered a Top Heavy Plan if ninety percent (90%) were substituted for sixty percent (60%) in each place it appears in the definition of a Top Heavy Plan.

         1.47 "Top Heavy Plan": The Plan, for any Plan Year beginning after December 31, 1983, if the sum of the present values of the cumulative Accrued Benefits of Key Employees under the Plan, and the present values of the cumulative accrued benefits of Key Employees under all plans aggregated with it, exceeds sixty percent (60%) of the aggregate of the present value of the cumulative Accrued Benefits under this Plan and accrued benefits under such plan(s) at the applicable determination date. For purposes hereof, aggregation, accrued benefits (including Accrued Benefits) taken into account, the determination date and all other standards and criteria for determining top-heaviness under this Plan and such other plan(s) shall be determined under
Section 416 of the Code. Subject to the foregoing, more specific rules for determining whether the Plan is a Top Heavy Plan are provided in Appendix B. If a Plan is a Top Heavy Plan, the applicable Top Heavy Plan provisions of subparagraphs 3.1(d), 4.2(d) and 6.3(b) of the Plan and Option 9 of the Adoption Agreement shall supersede any conflicting provision in the Plan or Adoption Agreement.

         1.48 "Total Compensation": With respect to a Self-Employed Individual, such individual's Earned Income. Otherwise, the total compensation from the Employer received by or made available to an Employee determined as selected in Option 4(e) of the Adoption Agreement to be either (i), (ii) or (iii):

                    (i) "Wages, Tips and Other Compensation Box on Form W-2". Wages as defined in Section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d) and 6051(a)(3) of the Code. Such compensation must be determined without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)).

                   (ii) "Section 3401(a) Wages". Wages as defined in Section 3401(a) of the Code for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).

                  (iii) "415 Safe Harbor Compensation". Wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements, or expense allowances under a nonaccountable plan (as described in Treas. Reg. 1.62-2(c)), and excluding the following:

                             (A) Employer contributions to a plan of deferred compensation which are not includible in the employee's gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the employee, or any distributions from a plan of deferred compensation;

                             (B) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                             (C) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                             (D) Other amounts which received special tax benefits, or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in section 403(b) of the Code (whether or not the contributions are actually excludible from the gross income of the Employee).

         1.49 "Trustee": The Trustee or Trustees named and serving in accordance with ARTICLE XI hereof, and any successor Trustee or Trustees, including any Co-Trustee, appointed and serving in accordance herewith.

         1.50 "Valuation Date": The last business day of each June in the Plan Year and such other date or dates as the Trustee may designate in a uniform and non-discriminatory manner.

         1.51 "Year of Benefit Service":

         1.51(a) A Plan Year (which is the computation period) during which an Employee is credited with at least one thousand (1,000) Hours of Service (excluding service with any Affiliate which is not a participating employer unless otherwise expressly provided) as an Eligible Employee.

         1.51(b) In the event of a Plan Year which is less than twelve (12) months resulting from a change in the Plan Year of the Plan, the number of Hours of Service for the short Year of Benefit Service shall be prorated by multiplying one thousand (1000) by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is twelve
(12).

         1.52 "Year of Broken Service":

         1.52(a) A Plan Year (which is the computation period), commencing with or after the date an individual becomes an Employee, during which such Employee is not credited with more than five hundred (500) Hours of Service.

         1.52(b) In the event of a Plan Year which is less than twelve (12) months resulting from a change in the Plan Year of the Plan, the number of Hours of Service for the short Year of Broken Service shall be prorated by multiplying one thousand (1000) by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is twelve (12). If the Plan Year is less than twelve (12) months for any reason other than a change in the Plan Year, an Employee shall not be required to complete any specified number of Hours of Service to receive credit for such fractional year.

         1.53 "Year of Service":

         1.53(a) A twelve consecutive month period, based on the applicable computation period stated when used in the Plan, during which an Employee is credited with at least one thousand (1,000) Hours of Service.

         1.53(b) In the event of a computation  period which is less than twelve
(12) months resulting from a change in the Plan Year of the Plan, the number of Hours of Service for a short Year of Service shall be prorated by multiplying one thousand (1000) by a fraction, the numerator of which is the number of months in the short computation period and the denominator of which is twelve
(12). If the Plan Year is less than twelve (12) months for any reason other than a change in the Plan Year, an Employee shall not be required to complete any specified number of Hours of Service to receive credit for such fractional year.

         1.54 "Year of Vesting Service": A Plan Year (which is the computation period) during which an Employee is credited with at least one thousand (1,000) Hours of Service.


                                   ARTICLE II
                          Eligibility and Participation
                          -----------------------------

         2.1  Eligibility and Date of Participation.

         2.1(a) In the case of a Restated Plan, each individual who is a Participant in the Plan on the day before the Effective Date of this Restatement of the Plan shall continue to be a Participant in the Plan at such time. Otherwise, each Eligible Employee or each other Eligible Employee who, prior to an Entry Date has satisfied the age and service requirements selected by the Employer pursuant to Option 5(a) and/or (b) of the Adoption Agreement shall become a Participant on the earlier of the following dates:

                    (i) On the first Entry Date on which he is an Eligible Employee following his completion of such age and service requirements.

                   (ii) If he is not an Eligible Employee on the first Entry Date following his completion of such age and service requirements, on the first day he thereafter becomes an Eligible Employee.

                       2.1(b) An individual who was, but ceased to be, a Participant shall again be a Participant if and when he again becomes an Eligible Employee, provided his prior service is not disregarded under the Eligibility Rule of Parity contained in subparagraph 2.2(c).

         2.1(c) An individual who becomes a Participant shall be or remain a Participant for so long as he remains an Eligible Employee whose prior service is not disregarded under the Eligibility Rule of Parity contained in subparagraph 2.2(c) and thereafter while he is entitled to future benefits under the terms of the Plan.

         2.2  Eligibility Service Definitions and Rules.  For purposes of this
ARTICLE II:


         2.2(a) The following terms shall have the following meanings:

                    (i) The term "Entry Date" means with respect to each Employee of an Employer:

                             (A) In the case of the initial establishment of the
                      Plan, the Effective Date of the Plan as to such Employer and thereafter the date or dates specified in Option 5(c) of the Adoption Agreement.

                             (B) In the case of a Restated Plan (unless otherwise expressly provided in the Adoption Agreement), the date or dates specified in Option 5(c) of the Adoption Agreement commencing with the Plan Year containing the Effective Date of this Restatement of the Plan.

Notwithstanding the foregoing, the first Entry Date with respect to an Employee of an Employer which adopts the Plan as a participating employer as of a date after the Effective Date of the Plan shall be the Effective Date of the adoption of the Plan as to such Employer. Additional Entry Dates may be provided in a participating employer's Adoption Agreement.

                   (ii) An Employee's "Initial Year" is:

                             (A) His first twelve consecutive months of employment by the Employer commencing upon the date he first completes an Hour of Service credited for the performance of duties; or

                             (B) If his prior service is  disregarded  under the
                      Eligibility Rule of Parity contained in subparagraph 2.2(c), his first year of employment by the Employer commencing upon the date he first completes an Hour of Service credited for the performance of duties after the last of the Year(s) of Broken Service described in subparagraph 2.2(c).

                  (iii) The term "Year of Eligibility Service" means an Employee's Initial Year (which is the initial computation period) and thereafter a Plan Year (which is the computation period after the initial computation period) commencing with, within or after the Employee's Initial Year during which he is credited with at least one thousand (1,000) Hours of Service. In the event of a Plan Year which is less than twelve months resulting from a change in the Plan Year of the Plan, the number of Hours of Service for a short Year of Eligibility Service shall be prorated by multiplying one thousand (1000) by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is twelve (12). If the Year of Eligibility Service is less than twelve (12) months for any reason other than a change in the Plan Year, an Employee shall not be required to complete any specified number of Hours of Service to receive credit for such fractional year.

                   (iv) The term "Employment Commencement Date" means the date an individual first completes an Hour of Service credited for the performance of duties, or in the case of an individual who has incurred one or more Years of Broken Service and whose Years of Eligibility Service prior to such Years of Broken Service are disregarded under subparagraph 2.2(c) of the Plan, the date such individual first completes an Hour of Service in the employment of the Employer following such Years of Broken Service.

                       2.2(b) A Year of Eligibility Service shall only be considered to be completed by an Employee as of the time described in Option 5(b)(3) or (4) of the Adoption Agreement as selected by the Employer.

         2.2(c) If an Employee incurs one or more Years of Broken Service, he shall be treated as a new Employee and must again satisfy the eligibility requirements and become a Participant as provided in subparagraph 2.1(a) and no prior service by such Employee shall be taken into account for purposes of satisfying the requirements of paragraph 2.1 if he has, at the end of any Year of Broken Service:

                    (i) No non-forfeitable right to an Accrued Benefit under the Plan derived from the contributions by the Employer to this Plan, and

                   (ii) Consecutive Year(s) of Broken Service which equal or exceed his aggregate Year(s) of Eligibility Service completed before the commencement of such Year(s) of Broken Service, and

                  (iii) For service computations in Plan Years commencing after December 31, 1984, at least five (5) consecutive Years of Broken Service.

For purposes of this subparagraph, an Employee's aggregate Years of Eligibility Service shall not include Years of Eligibility Service which are at any time excluded by the application of the provisions of this subparagraph. The rule contained in this subparagraph is sometimes referred to as the "Eligibility Rule of Parity".

         2.2(d) Except in the case of the Initial Year, Years of Eligibility Service and Years of Broken Service will be measured on the same computation period.


                                   ARTICLE III
                                     Funding
                                     -------

         3.1 Amount of Employer Contributions. The Employer shall contribute to the Plan with respect to each Plan Year the following:

         3.1(a)  An  "Employer  Base   Contribution"  in  the  amount,  if  any,
determined pursuant to Option 7(a) of the Adoption Agreement.

         3.1(b) An "Employer Thrift Contribution" in the amount, if any, determined pursuant to Option 7(a) of the Adoption Agreement.

         3.1(c) An "Employer Matching Contribution" in the amount, if any, determined pursuant to Option 7(a) of the Adoption Agreement.

         3.1(d) An "Employer Top Heavy Contribution" for each Plan Year the Plan is a Top Heavy Plan in the amount, if any, determined pursuant to Option 9(d) of the Adoption Agreement. If the Employer wishes to specify a minimum allocation percentage under the Plan for purposes of satisfying any applicable requirements of Section 416 of the Code in lieu of the otherwise applicable percentage stated in clauses (i), (ii) and (iii) of this subparagraph, the Employer shall do so in the aforesaid Option 9(d)(1) of the Adoption Agreement by inserting the minimum allocation percentage for purposes of this subparagraph of the Plan; and such stated minimum percentage shall control over the otherwise applicable percentage stated in clauses (i), (ii) and (iii) hereof. To the extent the Employer so elects to have Employer Top Heavy Contributions made under this Plan and does not change the otherwise applicable percentage as provided in the preceding sentence, the Employer shall for any Plan Year the Plan is a Top Heavy Plan:

                    (i) Make an Employer Top Heavy Contribution on behalf of each Non-Key Employee who is a Participant for such Plan Year, who is an Eligible Employee on the last day of such Plan Year so that the aggregate allocation of contributions by the Employer (other than Supplemental Contributions to the Plan and similar contributions to other plans) and forfeitures for each such Non-Key Employee under all defined contribution plans maintained by the Employer is at least equal to the lesser of:

                             (A)  Three percent (3%) of his Top Heavy
                      Compensation for such Plan Year, or

                             (B) Such lesser percentage of his Top Heavy Compensation for such Plan Year which is equal to the percentage of Top Heavy Compensation of the Key Employee for such Plan Year for whom the aggregate allocation of contributions by the Employer (other than Supplemental Contributions to this Plan and similar contributions to other plans) and forfeitures under such plans is made which is the highest such percentage for such Plan Year;

                   (ii) Make an Employer Top Heavy Contribution so that each Non-Key Employee described in clause (i) receives an aggregate allocation of contributions by the Employer (other than Supplemental Contributions to this Plan and similar contributions to other plans) and forfeitures under all defined contributions plans maintained by the Employer equal to five percent (5%) of his Top Heavy Compensation for such Plan Year where the Employer maintains a defined benefit plan and the Non-Key Employee is an active participant or is considered a participant for purposes of Section 416 of the Code in such defined benefit plan for such Plan year; or

                  (iii) Make an Employer Top Heavy Contribution on behalf of each Non-Key Employee described in clause (i) above in the amount necessary to satisfy the requirement of clause (i) above if otherwise applicable, but substituting four percent (4%) for three percent (3%) each place it appears therein, or clause (ii) above if otherwise applicable, but substituting seven and one-half percent (7-1/2%) for five percent (5%) each place it appears therein, for any Plan Year if necessary to avoid the application of Section 416(h)(1) of the Code (relating to special adjustments to the limitations imposed by Section 415 of the Code for Top Heavy Plans) if the adjusted limitations of
         Section 416(h)(1) of the Code would otherwise be exceeded and if the Employer maintains or has maintained a defined benefit plan which is included in the aggregated group of plans considered with this Plan to be Top Heavy Plans for such Plan Year.

For purposes hereof, contributions considered made by the Employer (such as a Participant's Pre-tax Matched Contributions and Pre-tax Unmatched Contributions) which are attributable to a salary reduction or similar arrangement shall be treated as contributions by the Employer for purposes of this subparagraph, provided, however, that for Plan Years beginning after December 31, 1988, such contributions and matching contributions (such as Employer Matching Contributions and, if Option 7(b)(2)(A) or (B) of the Adoption Agreement is selected, Employer Base Contributions) within the meaning of Section 401(m) of the Code shall only be taken into account for purposes of determining the highest percentage of any Key Employee pursuant to clause (iii)(B) of this subparagraph. For purposes hereof, the term "Top Heavy Compensation" shall have the meaning selected by the Employer in Option 9(a) of the Adoption Agreement and shall not exceed the Compensation Limit.

         3.1(e) A "Supplemental Contribution" in an amount, if any, required pursuant to paragraph 6.6.

         3.1(f) In no event shall the sum of the Employer contributions and the Participant's Pre-tax Contributions considered made by the Employer for purposes of Section 404 of the Code for any taxable year of the Employer exceed the maximum amount deductible from the Employer's income for such taxable year under the Code including the maximum amount deductible under the "carry over" provisions relating to contributions in previous years of more or less than the maximum amount permissible and including any amount deductible as a contribution on behalf of an Affiliate, in which latter case any such contribution shall be deemed, for purposes of the Plan, to have been made by such Affiliate. If a reduction is thereby required, the excess amount shall be reduced in the following manner:

                    (i) First, to the extent directed by the Employer by the date, including extensions thereof, on which the Employer's federal income tax return is due to be filed for such taxable year or any earlier date required under Section 401(k) of the Code, the Pre-tax Unmatched Contributions for such taxable year of all Participants or of the Participants who are Highly Compensated Employees for such taxable year shall first be returned, and then such Participant's Pre-tax Matched Contributions for such taxable year shall be returned. Any such returned contributions shall be considered as gross income to the Participant for federal income tax purposes. Among such Participants, there shall be a pro rata reduction in each class of contributions which such Participants elected to contribute for such taxable year,

                   (ii) then, the Employer Base Contribution for such taxable year shall be reduced,

                  (iii) then, the Employer Thrift Contribution for such taxable year shall be reduced,

                   (iv) then, the Employer Matching Contribution for such taxable year shall be reduced, and

                    (v) then, the Employer Top Heavy Contribution for such taxable year shall be reduced,

to the extent necessary to reduce the excess amount to zero. Each such contribution shall be conditioned upon such deductibility.

         3.1(g) The contribution by the Employer for any Plan Year may be made in one or more payments at any time, subject to the prohibition of paragraph 4.5, provided that the total amount of the contribution with respect to any taxable year of the Employer shall be paid not later than the date, including extensions thereof, or which the Employer's federal income tax return for such taxable year is due to be filed. Notwithstanding the foregoing, if a contribution is not timely made, it may still be allocated as a contribution for the Plan Year for which contributed if so directed by the Employer.

Refer to the additional provisions and special rules contained in ARTICLE XVII relating to Employer Stock Investments.

         3.2 No Duty of Trustee to Determine or Enforce Contributions. The Trustee shall not be required to determine the amount of any contribution for any Plan Year or to enforce the duty of the Employer to make or pay over such contributions; but the Trustee shall provide the Employer with such information as it may reasonably require to determine the amount of its contribution.

         3.3 Participant Pre-tax and After-tax Contributions.

         3.3(a) If permitted by the Employer as indicated in Option 7(c) of the Adoption Agreement, a Participant while an Eligible Employee may make "Pre-tax Unmatched Contributions" which are intended to be a payment to the Plan pursuant to Section 401(k) of the Code by payroll deduction pursuant to Option 7(c) of the Adoption Agreement.

         3.3(b) If permitted by the Employer as indicated in Option 7(c) of the Adoption Agreement, a Participant while an Eligible Employee may make "Pre-tax Matched Contributions" which are intended to be a payment to the Plan pursuant to Section 401(k) of the Code by payroll deduction pursuant to Option 7(c) of the Adoption Agreement.

         3.3(c) If permitted by the Employer as indicated in Option 7(c) of the Adoption Agreement, a Participant while an Eligible Employee may make "After-tax Unmatched Contributions" by payroll deduction and/or lump sum deposit in cash pursuant to Option 7(c) of the Adoption Agreement.

         3.3(d) If permitted by the Employer as indicated in Option 7(c) of the Adoption Agreement, a Participant while an Eligible Employee may make "After-tax Matched Contributions" by payroll deduction pursuant to Option 7(c) of the Adoption Agreement.

         3.3(e) Voluntary Deductible Employee Contributions are not permitted to be made to the Plan for any calendar year beginning after December 31, 1986.

         3.4 Limitations on Participant Pre-tax Contributions.

         3.4(a) The aggregate amount of Participant Pre-tax Contributions made by a Participant to the Plan for a Plan Year shall not exceed the applicable limits thereon specified in this paragraph and elsewhere in the Plan.

         3.4(b) Notwithstanding anything to the contrary herein, the aggregate Pre-tax Contributions and other Elective Deferrals made by a Participant for any calendar year beginning on or after January 1, 1987 may not exceed the Elective Deferral Dollar Limitation. In no event shall the aggregate Elective Deferrals made by any Employee for any calendar year to this Plan and any other plan maintained by the Employer exceed the Elective Deferral Dollar Limitation, and the Administrator shall, whenever necessary to comply with this limitation, cause such Employee's Elective Deferrals to this Plan to cease being made for such calendar year and to take such other actions as it may deem appropriate in connection therewith.

                    (i) If a Participant's Pre-tax Contributions for a calendar year beginning on or after January 1, 1987 would otherwise exceed the Elective Deferral Dollar Limitation for such calendar year, all such contributions in excess of the Elective Deferral Dollar Limitation for such calendar year shall automatically cease to be made by the Participant for the balance of such calendar year.

                   (ii) For purposes hereof:

                             (A) The term "Elective  Deferral Dollar Limitation"
                      means $7,000, as adjusted by the Adjustment Factor and as otherwise adjusted pursuant to Section 402(g) of the Code.

                             (B) The term "Elective Deferrals" means a Participant's Pre-tax Contributions to the Plan and his other elective or salary reduction contributions to a cash or deferred arrangement, tax sheltered annuity or simplified employee pension, any eligible deferred compensation plan, or "Section 501(c)(18)" trust to the extent not includable in or to the extent deductible from the Participant's gross income for his taxable year of contribution on account of or as described in Section 401(k), 402(h)(1)(B), 403(b), 408(k), 457 or 501(c)(18) of
                      the Code and required to be taken into account and aggregated for purposes of applying the limitations of
                      Section 402(g) to the Plan.

                             (C) The term "Excess  Elective  Deferrals"  means a
                     Participant's Elective Deferrals for a calendar year in excess of the Elective Deferral Dollar Limitation for such calendar year.

                  (iii) Not later than the January 31 following each calendar year beginning on or after January 1, 1987, the Administrator shall inform each Participant of his aggregate Pre-tax Contributions for such calendar year.

                   (iv) Not later than the March 1 following each calendar year beginning on or after January 1, 1987, the Participant may allocate the amount of his Excess Deferrals, if any, for such calendar year among the plans to which contributed and notify the Administrator of the portion, if any, allocated to the Plan. Any such allocation by the Participant shall be made in a written notice filed with the Administrator in which the Participant states both the amount of Excess Elective Deferrals allocated to the Plan and that such amount is in excess of the aggregate Elective Deferrals permitted to be made by him for the calendar year under Section 402(g) of the Code. A Participant is deemed to have notified the Administrator of the Excess Elective Deferral and to have allocated such excess to the Plan to the extent that the Excess Elective Deferral for a calendar year is calculated by taking into account only Elective Deferrals under the Plan and other plans of the Employer.

                    (v) Any Excess Elective Deferrals allocated to the Plan or deemed allocated to the Plan shall then be distributed to the Participant (together with income thereon as determined pursuant to Section 402(g) of the Code) as soon as reasonably practical.

                   (vi) For purposes hereof and except to the extent otherwise provided under Section 401(k) or 402(g) of the Code:

                             (A) Excess Elective Deferrals allocated to the Plan
                      shall be considered first to be Pre-tax Unmatched Contributions and then to be Pre-tax Matched Contributions.

                             (B) The income  allocated  to any  Excess  Elective
                      Deferrals allocated to the Plan shall be the amount determined by multiplying (a) the income for the Plan Year or other period in question allocable to the account to which such Excess Elective Deferrals are allocated by (b) a fraction, the numerator of which is the amount of the Participant's Excess Elective Deferrals allocated to such account for the Plan Year or other period in question and entitled to a share of the valuation adjustment therefor under paragraph 4.6 and the denominator of which is the balance in such account on the last day of such Plan Year or other period in question, reduced by the earnings allocable thereto and increased by the losses allocable thereto in the Plan Year or other period in question.

                  (vii) If a Participant's Pre-tax Contributions are returned pursuant to this subparagraph, such contributions shall nevertheless still be considered made for any benefit accrual requirements contingent thereon.

         3.5 Participant Rollover Contributions. If permitted by the Employer as indicated in Option 7(c) of the Adoption Agreement, a Participant while an Eligible Employee may make a "Rollover Contribution" which is a qualifying rollover contribution under Section 402(a) of the Code of cash or other property acceptable to the Trustee, or cash attributable to a sale of property, distributed (other than any distribution if any part of the distribution is attributable to contributions made on behalf of the Participant while a key employee (defined in the same sense as Key Employee, but with respect to the employer maintaining the plan in question) in a top heavy plan described in
Section 416 of the Code) from an eligible retirement plan. Before accepting any such contribution, the Trustee may require that the Participant, and/or the trustee, custodian or other funding agent of any such plan, trust, bond, annuity or account from which the cash or property is to be deposited, make such certification as the Trustee deems necessary respecting the distributing plan, trust, bond, annuity or account, the amount and nature of the distribution and any other information the Trustee may reasonably require.

         3.6 Procedure for and Time of Making Participant Contributions.

         3.6(a) A Participant's contributions which may be made by payroll deposit shall commence to be made starting as of the effective date of his application to make such contribution. A Participant who is an Eligible Employee may commence making payroll deposit contributions initially as of the date he first becomes a Participant and thereafter he may commence, terminate, change the rate or type or recommence (subject however to the provisions of paragraph
9.3 and, where applicable, clause (ii) of subparagraph 9.6(b)) his payroll deposit contributions as of the first day of any payroll period, the first day of any calendar month, the first day of any calendar quarter, or the first day of any Plan Year, as permitted by the Employer in Option 7(c) of the Adoption Agreement, by delivering a written payroll deposit election form to the Administrator no later than twenty (20) days (or such shorter period as the Administrator may permit on a uniform and non-discriminatory basis) before such first day and prior to the time the amounts in question are payable or otherwise made available to the Participant.

         3.6(b) If a Participant ceases to be an Eligible Employee, his contributions to the Plan shall cease to be made. Except as otherwise prohibited by paragraph 9.3 and, where applicable, clause (ii) of subparagraph 9.6(b) hereof, if such individual again becomes an Eligible Employee, he shall again be entitled to recommence his payroll deposit contributions at a rate designated by him as of the first payroll period of any succeeding calendar quarter by delivering a new written payroll deposit election form to the Administrator no later twenty (20) days (or such shorter period as the Administrator may permit on a uniform and non-discriminatory basis) before its effective date and prior to the time that the amounts in question are payable or otherwise made available to the Participant.

         3.6(c) A Participant's contributions which may be made by lump sum contribution may be made at any time, but in the aggregate shall be made no more than two (2) times in any Plan Year, provided, however, that such restriction shall be waived in the case of a Rollover Contribution. Such Participant contributions shall be made by delivering the same to the Administrator together with an appropriate written contribution form.

         3.6(d) Each Participant shall when electing to make contributions designate the amount, type and rate of contribution elected on the applicable form.

         3.6(e) Participant contributions received by the Administrator or withheld by the Employer shall be paid over to the Trustee as soon as is reasonably practical after the applicable form is received in the case of lump sum contributions and as soon as is reasonably practical after the amount can be segregated from the general assets of the Employer and no event later than ninety (90) days after such segregation in the case of payroll deposit contributions; provided, however, that Pre-tax Contributions shall be paid over to the Trustee not later than the end of the Plan Year immediately following the Plan Year for which withheld by the Employer.

         3.6(f)   Notwithstanding   anything  to  the   contrary   herein,   the
Administrator may on a non-discriminatory basis at any time and from time to time:

                    (i) Permit changes by Participants in the type or rate of their payroll deposit contributions prospectively,

                   (ii) Unilaterally and prospectively limit Pre-tax and/or After-tax Contributions which may be made to the Plan, and/or

                  (iii) Unilaterally and prospectively change designations by Participants of contributions from Pre-tax Contributions to After-tax Contributions,

to the extent considered advisable by the Administrator in order to satisfy the requirements of paragraphs 4.3, 4.4, 4.9, 4.10 and/or 4.11 and/or to prevent the sum of Pre-tax Contributions by Participants and the contributions by the Employer for a taxable year of the Employer from exceeding the amount thereof deductible for such taxable year by the Employer for federal income tax purposes.

         3.6(g) All Pre-tax Contributions are intended to be payments to the Plan by the Employer under a cash or deferred arrangement described in Section 401(k) of the Code, and any reference herein to such contributions as employee or participant contributions is for convenience only and is not intended as a designation of such contributions as employee contributions within the meaning of Section 414(h)(1) of the Code.

         3.6(h) If a Participant has no Fund division investment direction for contributions in force when he makes a lump sum contribution, he may file a direction as to the divisions of the Fund into which such contribution and his allocable share of future contributions shall be invested as permitted by paragraph 12.2 by filing a contribution investment direction form with the Administrator when he makes the contribution.

         3.7 Transfer of Funds from Prior Qualified Plan. To the extent that this Plan is an amendment to or restatement of a plan of the Employer qualified under Section 401(a) of the Code, the Trustee shall accept transfers of cash and property acceptable to the Trustee from such plan provided that such assets are transferred directly from the exempt funding vehicle of such plan. All such transferred assets shall be valued by the Trustee at their current fair market value at the date of transfer and shall be allocated to the account(s) under this Plan of each Participant on whose behalf transferred which corresponds to the account(s) under such other plan from which transferred as determined by the Employer. All such transferred assets shall be held by the Trustee as part of the Fund to provide benefits under the Plan.

                                   ARTICLE IV
                     Participants' Accounts and Adjustments
                     ---------------------------------------

         4.1 Accounts. The Administrator shall establish and maintain on the books of the Fund for all Participants and all other persons having an interest therein separate accounts reflecting the Accrued Benefit of each Participant. Such accounts of each Participant shall be separate with respect to the Accrued Benefit of such Participant represented by his accounts in each division and each subdivision of the Fund.

         4.2 Allocation of Contributions and Forfeitures. Subject to the applicable limitations contained herein:

         4.2(a) As of the last day of each Plan Year, the Trustee shall allocate the Employer Base Contribution and, where applicable, forfeitures for such Plan Year to the Employer Active Account of each Covered Participant in the manner selected in Option 7(b) of the Adoption Agreement.

         4.2(b) As of the last day of each Plan Year, the Trustee shall allocate the Employer Thrift Contribution for such Plan Year to the Employer Thrift Account of each Participant having Compensation for such Plan Year in proportion to each such Participant's Compensation for such Plan Year.

         4.2(c) As of the last day of each month or quarter of each Plan Year or as of the last day of each Plan Year as selected in Option 7(a) of the Adoption Agreement, the Trustee shall allocate the Employer Matching Contribution made on behalf of a Participant pursuant to Option 7(a) of the Adoption Agreement for such month, quarter or Plan Year to the Employer Active Account, the Employer Non-forfeitable Account or the Employer Thrift Account, as selected in Option 7(a) of the Adoption Agreement, of the Participant with respect to whom the Employer Matching Contribution is made.

         4.2(d) As of the last day of each Plan Year, the Trustee shall allocate the Employer Top Heavy Contribution made on behalf of a Participant for such Plan Year, as determined pursuant to Option 9(d) of the Adoption Agreement, to the Employer Active Account of such Participant.

         4.2(e) As of the last day of each Plan Year or as of the date repaid, the Trustee shall allocate the Supplemental Contribution made to the Fund on behalf of a Participant for each Plan Year and/or the amount repaid to the Plan by the Participant pursuant to paragraph 6.6, respectively, to the account of the Participant from which forfeited or distributed.

         4.2(f) Upon receipt, the Trustee shall allocate each Participant's:

                    (i) Pre-tax Unmatched Contribution to his Pre-tax Unmatched Account.

                   (ii) Pre-tax Matched Contribution to his Pre-tax Matched Account.

                  (iii) After-tax Unmatched Contribution to his After-tax Unmatched Account.

                   (iv) After-tax Matched Contribution to his After-tax Matched Account.

                    (v) Rollover Contribution to the extent not consisting of the Participant's "accumulated deductible employee contributions" within the meaning of Section 72(o)(5)(B) of the Code to his Rollover Account.

                   (vi) Rollover Contribution to the extent consisting of the Participant's "accumulated deductible employer contributions" within the meaning of Section 72(o)(5)(B) of the Code to his Voluntary Deductible Account.

         4.3 Dollar/25% Limitations on Annual Additions.

         4.3(a) Notwithstanding any other provision of the Plan, the sum of all Annual Additions (as defined in subparagraph 4.3(c)) allocated to the accounts of any Participant for any Limitation Year may not exceed the lesser of:

                    (i) $30,000 (referred to herein as the "Dollar Limitation"), or

                   (ii) Twenty-five percent (25%) of such Participant's Total Compensation for such Limitation Year, which limitations are jointly referred to herein as the "Dollar/25% Limitations".

                       4.3(b) The Dollar Limitation shall be automatically adjusted by the Adjustment Factor, from time to time, to reflect any annual cost of living adjustments and any such adjustment (which with the original Dollar Limitation is referred to herein as the "adjusted Dollar Limitation") shall be effective for the Limitation Year which ends with or within the calendar year for which such increase is effective.

         4.3(c) The term "Annual Additions" shall mean the sum of the following amounts allocated to a Participant's account under the Plan for a Limitation
Year:

                    (i) All contributions by the Employer (including Pre-tax Contributions considered made by the Employer) other than Supplemental Contributions;

                   (ii) All forfeitures;

                  (iii) All Participant After-tax Contributions; and

                   (iv) Any other amounts defined as Annual Additions in Appendix C.

Notwithstanding the foregoing, amounts described in Appendix C which are excluded from being Annual Additions shall not be considered Annual Additions for purposes hereof.

         4.3(d) For purposes hereof, the term "Limitation Year" means the year selected by the Employer in Option 14(e) of the Adoption Agreement. In the event of a Limitation Year which is less than twelve (12) months resulting from a change in the Limitation Year of the Plan, the Dollar Limitation in clause (i) of subparagraph 4.3(a) for the short Limitation Year shall be prorated by multiplying the otherwise applicable Dollar Limitation by a fraction, the numerator of which is the number of months in such short Limitation Year and the denominator of which is twelve (12).

         4.4 Additional Limitations on Annual Additions Where Employer Maintains More Than One Plan. In the event the Employer maintains any other qualified plan, any welfare benefit fund (as defined in Section 419(e) of the Code) or any other plan subject to the limitations of Section 415 of the Code, a Participant's Annual Additions shall be further limited where applicable as provided in Appendix C.

         4.5  Special Account for Unallocated Annual Additions.

         4.5(a) Any Annual Additions allocable to Participants' accounts for the Plan Year which exceed the Dollar/25% Limitations of paragraph 4.3 shall be reallocated among the other Participants as though such excess Annual Additions were Employer Base and, where applicable, Top Heavy Contributions; provided, however, that no such reallocation shall cause the Annual Additions to the accounts of any such Participant for the Plan Year to exceed the Dollar/25% Limitations.

         4.5(b) If, because of the Dollar/25% Limitations provided in paragraph 4.3, no other Participant is eligible to receive any amount reallocated hereunder, or any part thereof, such amount, or part thereof, shall be retained as an undesignated account on the books of the Fund for allocation among the accounts of the Participants as a part of the Employer's contribution next due for the next and ensuing Plan Years until exhausted. Any such amounts so used shall be treated for allocation purposes of the Plan as a part of the contribution by the Employer.

         4.5(c) Before any reallocation shall be made in accordance with this paragraph:

                    (i) There shall be returned to each Participant, first that amount of his After-tax Unmatched Contributions, if any,

                   (ii) Then that amount of his Pre-tax Unmatched Contributions, if any,

                  (iii) Then that amount of his After-tax Matched Contributions, if any, and

                   (iv) Then that amount of his Pre-tax Matched Contribution, if any,

(adjusted in each case for any income or loss in value, if any, allocable thereto) for the Plan Year which are included in the Annual Additions taken into account under the provisions of paragraph 4.3 to the extent necessary to achieve compliance with the Dollar/25% Limitations of paragraph 4.3. After the return to such Participant of any After-tax and Pre-tax Contributions pursuant to the preceding sentence, any reallocation made in accordance with this paragraph shall be made first from the Employer Base Contributions and forfeitures allocated to him, then from Employer Matching Contributions allocated to him then from Employer Thrift Contributions allocated to him, and lastly from Employer Top Heavy Contributions allocated to him for such Plan Year. If a Participant's After-tax and/or Pre-tax Matched Contributions are returned pursuant to the foregoing, such contributions shall nevertheless still be considered made for any benefit accrual requirements contingent thereon.

         4.5(d) Notwithstanding any other provisions of the Plan, no contributions by the Employer or by the Participant which would constitute amounts subject to the Dollar/25% Limitations of paragraph 4.3 for a Plan Year may be made to the Plan until any balance at the beginning of such Plan Year in the undesignated account maintained pursuant to this paragraph has been allocated among the accounts of Participants.

         4.5(e). The undesignated account maintained pursuant to this paragraph shall share in the valuation adjustments for the Plan Year and shall be invested in divisions of the Fund directed by the Employer pursuant to paragraph 12.2 as through the Employer were a Participant.

         4.6  Valuation  of Assets  and  Allocation  of  Valuation  Adjustments.
Earnings, losses and valuation change adjustments (referred to herein collectively as the "net increase or decrease in value" or as the "valuation adjustments") shall be made at least annually to Participants' accounts as hereinafter provided:

         4.6(a) Upon  direction  pursuant to the  applicable  provisions  of the
Plan, if any, the Trustee shall segregate the directed portion of a Participant's account or accounts within the Fund and the Trustee shall, as of and within a reasonable time after each Valuation Date and with respect to any affected segregated account as of the date of any transfer out of or benefit payment from such segregated account, value each such segregated account and adjust the same to reflect its net increases and decreases since the last valuation thereof. Expenses incurred and paid out of Plan assets in connection with the administration and investment by such a segregated account shall be charged to the segregated account incurring the same in such non-discriminatory manner as determined by the Trustee.

         4.6(b) Within a reasonable time after each Valuation Date, the Trustee shall determine the value of the assets held by the Fund in the accounts as of such Valuation Date and shall then adjust each account on the books of the Fund proportionately to reflect the net increase or decrease in such value since the last Valuation Date. Such valuation and adjustments shall be made separately with respect to each division of the Fund and with respect to each of the Participant's accounts in such division of the Fund. Solely for purposes of determining such net increase or decrease in value and the proportionate adjustment to each such account, the rules set forth in either (i) or (ii) below will apply with respect to "post- valuation additions" and "post-valuation reductions". "Post-valuation additions" are the amounts of the following additions or allocations made to such accounts as of a date after the last
Valuation Date: contributions by the Employer; transfers from segregated accounts; transfers from unsegregated accounts in another division of the Fund; Participant contributions; and direct transfers. "Post-valuation reductions" are the amounts of distributions or other payments which have been made from the Fund and charged to such accounts and transfers to segregated accounts or to unsegregated accounts in another division of the Fund since the last Valuation Date.

                    (i) Except as otherwise provided in clause (ii) of this subparagraph, in determining such values and in making such adjustments there shall not be taken into consideration any post-valuation additions or reductions.

                   (ii) Notwithstanding the foregoing provisions of clause (i), if the Trustee shall so determine, the determination of such values and adjustments shall be made by considering a portion of any individual items of post- valuation additions which have not been distributed or otherwise paid out of the Fund since the last Valuation Date and a portion of any individual items of post-valuation reductions for transfers to segregated accounts or for transfers to unsegregated accounts in another division of the Fund on a uniform and non-discriminatory basis to reflect their contribution to the net increase or decrease in value. The portion of any such item taken into account for such purposes shall be determined by multiplying such item by a fraction, the numerator of which is the number of whole calendar months (or payroll periods or calendar weeks or days as determined by the Trustee) since the last Valuation Date during which such item was held in an unsegregated account in the Fund and the denominator of which is the number of whole calendar months (or payroll periods or calendar weeks or days) since the last Valuation Date.

         4.6(c) The valuation adjustment contemplated by this paragraph shall be made before amounts are forfeited from accounts each Plan Year.

         4.6(d) Promissory notes of Participants held by the Trustee in segregated loan accounts shall be valued at the face amount of their unpaid principal balances and, in the event the accrual method of accounting is used for such purpose, any interest accrued but unpaid thereon.

         4.6(e) Notwithstanding anything to the contrary in the foregoing:

                    (i) In making such adjustments, expenses allocable to each division of the Fund shall be borne by such division, and expenses allocable to the Fund as a whole shall be borne by each division of the Fund on a pro rata basis (determined on the basis of account balances to which such adjustments are made). Such allocation of expenses shall be made in the manner determined by the Trustee; and

                   (ii) At each Valuation Date, the Trustee in its discretion shall cause any negative balance in each Participant's account in the Fund to be eliminated by means of a transfer thereto of amounts held in the same classification of account of the Participant in another division of the Fund, and a corresponding pro rata transfer from the accounts of other Participants between divisions of the Fund.

         4.6(f) The Trustee shall select the method of accounting (either the cash method or the accrual method or some permissible combination thereof) to be used for purposes hereof.

         4.6(g) If the Trustee determines in making any valuation, allocation or adjustment to any Participant's account under the provisions of the Plan that the strict application of the provisions of the Plan will not produce equitable and nondiscriminatory allocation among the Participants' accounts, it may modify any procedures specified in the Plan for purposes of achieving an equal and nondiscriminatory allocation in accordance with the general concepts and purposes of the Plan; provided, however, that any such modification shall not be inconsistent with the provisions of Section 401(a)(4) of the Code.

         4.6(h) The value of the assets shall be at their fair market value as of the Valuation Date and such other valuation thereof.

Refer to the additional provisions and special rules contained in ARTICLE XVII relating to Employer Stock Investments.

         4.7 Determination of Account Balances. The value of any account on the books of the Fund at any time shall be that amount determined by adding the amount of all contributions and, where applicable, forfeitures which have been allocated to such account and all adjustments and transfers by which such account has been increased, and further by subtracting all amounts forfeited from such account, all adjustments by which such account has been decreased and all distributions, other payments and transfers made from such account, all as provided in the Plan.

Refer to the additional provisions and special rules contained in ARTICLE XVII relating to Employer Stock Investments.

         4.8 Suspense Accounts.

         4.8(a) If any distribution of an Accrued Benefit is made to a Participant from his Employer Active Account before such Participant has a non-forfeitable right to his entire Accrued Benefit and before such Participant has incurred five (5) consecutive Years of Broken Service (referred to herein as the "requisite break in service") and before such Participant has forfeited the non-vested portion of his Employer Active Account due to his death or the distribution of his entire non-forfeitable Accrued Benefit as provided in clause
(i)(C) of subparagraph 6.6(a) (referred to herein as the "requisite forfeiture"), the balance of such Employer Active Account after each such distribution shall be maintained as a suspended portion of his Employer Active Account until either:

                    (i) Such Participant has incurred the requisite break in service or requisite forfeiture, in which event his non-forfeitable interest in each such suspended portion shall be designated as or added to his Employer Non- forfeitable Account pursuant to subparagraph 6.3(c), or

                   (ii)   Such    Participant   has   become   entitled   to   a
         non-forfeitable interest in his entire Accrued Benefit, in which event such portion shall no longer be suspended.

         In no event shall any contributions or forfeitures be allocated to that part of a Participant's Employer Active Account which has been so suspended, but such suspended portion shall nevertheless be adjusted to reflect the increases or decreases in the value of the Fund pursuant to paragraph 4.6.

         4.8(b) A Participant's non-forfeitable interest at any relevant time in any suspended portion of his Employer Active Account shall be determined by first determining:

                    (i) A "factor", which is the ratio of the value of such suspended portion at such relevant time to the value of the balance in such suspended portion immediately after such distribution, and

                   (ii) The "adjusted distribution", which is the product obtained by multiplying such factor by the sum of the last adjusted distribution, if any, plus the amount of the distribution which brought about the suspension of such portion of his Employer Active Account.

The Participant's non-forfeitable interest in any suspended portion of his Employer Active Account at any relevant time shall equal the excess of:

                  (iii) The product obtained by multiplying such Participant's non-forfeitable percentage, determined under subparagraph 6.3(a) or (b), as the case may be, at such relevant time, by the sum obtained by adding the adjusted distribution to the value of the suspended portion at such relevant time, over

                   (iv) The adjusted distribution.

         4.9 Limitation on and Distribution of Pre-Tax Contributions Made by or on behalf of Highly Compensated Employees.

         4.9(a) Notwithstanding the Pre-tax Contributions permitted to be made pursuant to the Plan, the Average Deferral Percentage for Eligible Participants who are Highly Compensated Employees for a Plan Year shall not exceed the greater of (i) or (ii) as follows:

                    (i) The "regular limitation" percentage which is equal to one hundred twenty-five percent (125%) of the Average Deferral Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Plan Year, or

                   (ii) The "alternative limitation" percentage which is equal to the lesser of:

                      (A) Two hundred  percent  (200%) of the  Average  Deferral
             Percentage  for  the  Eligible   Participants  who  are  Non-Highly
             Compensated Employees for the Plan Year, or

                      (B) Two (2)  percentage  points  over  the  Average
             Deferral Percentage for the Eligible Participants who are Non-Highly Compensated Employees.

         4.9(b) For purposes hereof:

                    (i) The term "Average Deferral Percentage" means the average (expressed as a percentage) of the Deferral Percentages of the Eligible Participants in a group.

                   (ii)  The term  "Eligible  Compensation"  means  an  Eligible
         Participant's Statutory Compensation since he became an Eligible Participant determined without regard to suspensions from participation thereafter.

                  (iii) The term "Deferral Percentage" means the ratio (expressed as a percentage and calculated to the nearest one-hundredth of one percent (.01%)) of (A) the Pre-tax Contributions under the Plan (and, where provided or elected in accordance with the special operating rules of subparagraph 4.9(c), any other Deferral Contributions) made by or on behalf of an Eligible Participant for the Plan Year to (B) the Eligible Participant's Eligible Compensation for the Plan Year. The Deferred Percentage of an Eligible Participant who fails to make or receive an allocation of Deferral Contributions for a Plan Year shall be 0%.

                   (iv) The term "Eligible Participant" means any Employee who is authorized under the terms of the Plan to make Pre-tax Contributions for the Plan Year, determined without regard to suspensions from participation for any reason other than not being an Eligible Employee (or, where provided or elected in accordance with the special operating rules of subparagraph 4.9(c), who is authorized under the terms of the applicable plan to make or receive an allocation of Deferral Contributions for the Plan Year).

                    (v) The term "Deferral Contributions" means:

                             (A) Participant Pre-tax Contributions, Employer
                      Thrift Contributions, and

                             (B) To the extent  provided or elected  pursuant to
                      the special operating rules of subparagraph 4.9(c):

                             (I)Qualified non-elective contributions within the meaning of Section 401(m)(4)(C) of the Code (that is, any employer contributions (other than matching contributions within the meaning of Section 401(m)(4)(A) of the Code) which the Employee may not elect to have paid to him instead of being contributed to the plan, which are subject to the restrictions on distributions contained in Section 401(k)(2)(B) of the Code (generally prohibiting distribution before separation from service, death, or disability unless the Employee has a hardship or has reached age fifty-nine and one-half (59-1/2) or after plan termination), and which are immediately fully vested and non-forfeitable),

                                   (II) Qualified matching  contributions within
                             the meaning of Section 401(k)(3)(C)(I) of the Code (that is, matching contributions as defined in
                             Section 401(m)(4)(A) of the Code, which are subject to the restrictions on distributions contained in
                             Section 401(k)(2)(B) of the Code (generally prohibiting distribution before separation from service, death, or disability unless the Employee has a hardship or has reached the age fifty-nine and one-half (59-1/2) or after plan termination) and which are immediately fully vested and non-forfeitable), and/or

                                  (III) Any  other  elective  deferrals  under a
                             cash or deferred arrangement described in Section 401(k) of the Code.

                      (C) Notwithstanding the foregoing,  a Pre-tax Contribution and any other elective deferral shall not be considered a Deferral Contribution for a Plan Year unless both:

                             (I)It is allocated as of a date within the Plan Year (which generally means that it is not contingent upon the Employee's participation in the plan or arrangement or performance of services on any date subsequent to that date and that is actually paid to the funding vehicle of the plan or arrangement no later than the end of the 12-month period immediately following such Plan Year), and

                                   (II) It either relates to  compensation  that
                             either would have been received by the Employee in such Plan Year but for his election to contribute to the plan or arrangement or is attributable to services performed by the Employee in the Plan Year, and but for the Employee's election to contribute to the plan or arrangement, would have been received by the Employee within two and one-half (2-1/2) months after the end of such Plan Year.

                   (vi) The term "Excess Deferral Contributions" means the amount of Deferral Contributions for a Plan Year which must be eliminated in order for the restrictions of subparagraph 4.9(a) to be satisfied for the Plan Year.

         4.9(c) The following special rules shall apply for purposes of this paragraph:

                    (i) The Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Pre-tax Contributions or have other elective deferrals allocated to his account under two or more cash or deferred arrangements described in Section 401(k) of the Code that are maintained by the Employer shall be determined as if all such Pre-tax Contributions and elective deferrals were made under a single plan. Such aggregation shall be effected on the basis of plan years ending with or within the same calendar year.

                   (ii) In the event that this Plan satisfies the requirements of Section 401(a)(4) or 410(b) (other than 410(b)(2)(A)(ii)) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 401(a)(4) or 410(b) (other than Section 410(b)(2)(A)(ii)) of the Code only if aggregated with this Plan, then this paragraph shall be applied by determining the Deferral Percentages of Eligible Participants as if all such plans were a single plan.

                  (iii) For purposes of determining the Deferral Percentage of an Eligible Participant who is a Highly Compensated Employee, the Deferral Contributions and Eligible Compensation of such Participant shall include the Deferral Contributions and Eligible Compensation of his Family Members, and such Family Members shall be disregarded in determining the Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees. Such aggregation shall be effected under the following rules:

                             (A) The combined Deferral  Percentage of the Family
                      Group (which shall be treated as one Highly Compensated Employee for purposes of determining the Average Deferral Percentage of Highly Compensated Employees) shall be the Deferral Percentage determined for the Family Group.

                             (B) Except as provided in clause (A),  the Deferral
                      Contributions and Eligible Compensation of the Family Group shall be disregarded in determining the Average Deferral Percentages of Eligible Participants who are Highly Compensated Employees and Non-Highly Compensated Employees.

                             (C) For purposes  hereof,  the term "Family  Group"
                      means a Highly Compensated Employee and his Family Members who are required to be treated as a single Highly Compensated Employee pursuant hereto. If an Employee is required to be aggregated as a member of more than one Family Group, then all Eligible Participants who are members of those Family Groups that include the Employee shall be aggregated and treated as one Family Group.

                   (iv) At the option of the Administrator, each Eligible Participant's Deferral Contributions for a Plan Year consisting of qualified non-elective contributions and/or qualified matching contributions under any plan or arrangement may be included in determining the Deferral Percentages for the Plan Year provided, however, that:

                             (A) The non-elective  contributions (both including
                      and excluding the qualified non-elective contributions which are treated as Deferral Contributions) satisfy the requirements of Section 401(a) of the Code.

                             (B) The matching contributions satisfy the requirements of Section 401(m) of the Code, provided that the qualified non-elective contributions and qualified matching contributions treated as Deferral Contributions are disregarded in making this determination.

                             (C) Except as provided  in clauses  (iv)(A) and (B)
                      of this subparagraph, the qualified non-elective contributions and qualified matching contributions treated as Deferral Contributions are not taken into account in determining whether any other contributions or benefits satisfy the requirements of Section 401(a) of the Code or whether employee contributions and matching contributions meet the requirements of Section 401(m) of the Code.

                             (D) The qualified  non-elective  contributions  may
                      not be treated as Deferral Contributions if the effect is to increase the difference between the Average Deferral Percentages for Highly Compensated Employees and for Non-Highly Compensated Employees.

                             (E) The qualified  non-elective  contributions  and
                      qualified matching contributions satisfy the contingent benefit limitations of Section 401(k)(4)(A) (which generally prohibit benefits other than matching contributions from being contingent on making or not making elective deferrals).

                             (F) The  plan  years of the  plans or  arrangements
                      under which the qualified non-elective contributions and qualified matching contributions treated as Deferral Contributions are made is the same as the Plan Year.

                    (v) Two or more cash or deferred arrangements may be permissively aggregated by the Administrator for purposes of satisfying the requirements of Section 401(a)(4), 401(k) and 401(b) of the Code if such arrangements each have the same plan year.

                   (vi) Notwithstanding the aggregation rules of this subparagraph, no aggregation of contributions under an employee stock ownership plan described in Section 4975(e)(7) of the Code (an "ESOP") shall be permitted with contributions under a non-ESOP except as permitted under Section 401(k) or 4975 of the Code.

                  (vii) The determination of Excess Deferral Contributions for a Plan Year for purposes of this paragraph shall be made:

                             (A) After  first  determining  the Excess  Elective
                      Deferrals under subparagraph 3.4(b) for the Plan Year; provided that the Excess Elective Deferrals of Non-Highly Compensated Employees shall not be taken into account in determining the Deferral Percentage of such Eligible Participants to the extent that such Excess Elective Deferrals are made under this Plan or other cash or deferred arrangement maintained by the Employer and that Excess Elective Deferrals of Highly Compensated Employees shall be taken into account in determining the Deferral Percentage of such Eligible Participants, and

                             (B)  Before   determining   the  Excess   Aggregate
                      Contributions under paragraph 4.10 for the Plan Year.

                 (viii) The determination and treatment of the Deferral Contributions and Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury or his delegate.

         4.9(d) If the Average Deferral Percentage for the Eligible Participants who are Highly Compensated Employees for a Plan Year is more than the amount permitted under the above restrictions, then:

                    (i) The Excess Deferral Contributions for the Highly Compensated Employees for the Plan Year shall be reduced by distributing such contributions as required by Section 401(k) of the Code (together with income thereon determined pursuant to this subparagraph) to such Participants at such time as the Administrator may determine but in no event later than the end of the following Plan Year to the extent not inconsistent therewith, in the following manner:

                             (A) First, the excess amount shall be considered to
                      consist of the Participant's Pre-tax Unmatched Contributions for such Plan Year to the extent thereof, and

                             (B) Then, any remaining portion of the excess amount shall be considered to consist of the Participant's Pre-tax Matched Contributions for such Plan Year to the extent thereof, and

                             (C) Then, any remaining portion of the excess amount shall be considered to consist of the Participant's Employer Thrift Contributions for such Plan Year to the extent thereof, and

                             (D) Finally,  any  remaining  portion of the excess
                      amount shall be considered to consist of the Participant's other Deferral Contributions for such Plan Year.

         Notwithstanding the time period described above for the return of Excess Deferral Contributions, such amounts and any income thereon returned more than two and one-half (2-1/2) months after the end of the Plan Year shall be subject to the ten percent (10%) excise tax imposed on the Employer by Section 4979 of the Code.

                   (ii) Among such Participants, the reduction in the portion of the Pre-tax Unmatched Contributions and Pre-tax Matched Contributions which those Participants elected to contribute for such Plan Year shall be effected by reducing contributions in the order of the highest Deferral Percentages such that the applicable restrictions of subparagraph 4.9(a) are satisfied; provided, however, that any required reduction for any Eligible Participant will be reduced by his Excess Elective Deferrals returned pursuant to subparagraph 3.4(b). In effecting the needed reduction, if the Deferral Percentage of a Highly Compensated Employee is determined by aggregating his Deferral Contributions with those of his Family Members, then as between the members of the Family Group, the reduction shall be effected pro rata on the basis of the Deferral Contributions made by each member of the Family Group compared to the total Deferral Contributions of all members of the Family Group that are being reduced.

                     (iii) Except to the extent otherwise provided under Section 401(k) of the Code, the income allocated to any Excess Deferral Contribution held under this Plan shall be the amount determined by multiplying (I) the income for the Plan Year or other period in question allocable to the account to which such contributions are allocated by (II) a fraction, the numerator of which is the amount of the Participant's Excess Deferral Contributions allocated to such account for the Plan Year or other period in question and entitled to a share of the valuation adjustments therefor under paragraph 4.6 and the denominator of which is the balance in such account on the last day of the Plan Year or other period in question, reduced by the earnings allocable thereto and increased by the loss allocable thereto for the Plan Year or other period in question.

                   (iv) When two or more plans are involved, contributions shall be reduced in the following order: First, those under money purchase pension plans, then those under stock bonus plans, then those under profit sharing plans, and lastly, those under all other plans; and reductions under plans of the same type shall be on a pro rata basis.

         4.9(e) If a Participant's Pre-tax Contributions are returned pursuant to this paragraph, such contributions shall nevertheless still be considered made for any benefit accrual requirements contingent thereon.

         4.10   Limitation  on  and   Distribution   of  After-tax  or  Matching
Contributions Made by or on behalf of Highly Compensated Employees.

         4.10(a) Notwithstanding the After-tax Contributions permitted to be made under the Plan or the provisions of the Plan for the allocation of the Employer Matching Contribution, the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for a Plan Year shall not exceed the greater of (i) or (ii) as follows:

                    (i) The "regular limitation" percentage which is equal to one hundred twenty-five percent (125%) of the Average Contribution Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Plan Year, or

                   (ii) The "alternative limitation" percentage which is equal to the lesser of:

                             (A) Two hundred percent (200%) of the Average Contribution Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Plan Year, or

                             (B) Two (2)  percentage  points  over  the  Average
                      Contribution Percentage for the Eligible Participants who are Non-Highly Compensated Employees.

         4.10(b) For purposes hereof:

                    (i) The term "Average Contribution Percentage" means the average (expressed as a percentage) of the Contribution Percentages of the Eligible Participants in a group.

                   (ii)  The term  "Eligible  Compensation"  means  an  Eligible
         Participant's Statutory Compensation since he became an Eligible Participant determined without regard to suspensions from participation thereafter.

                  (iii) The term "Contribution Percentage" means the ratio (expressed as a percentage and calculated to the nearest one-hundredth of one percent (.01%)) of (A) the After-tax Contributions and Employer Matching Contributions under the Plan (and, where provided or elected in accordance with the special operating rules of subparagraph 4.10(c), any other Aggregate Contributions) made by or on behalf of an Eligible Participant for the Plan Year to (B) the Eligible Participant's Eligible Compensation for the Plan Year. The Contribution Percentage of an Eligible Participant who fails to make or receive an allocation of Aggregate Contributions for a Plan Year shall be 0%.

                   (iv) The term "Eligible Participant" means any Employee who is authorized under the terms of the Plan to make After-tax Contributions for the Plan Year or receive an allocation of the Employer Matching Contribution for the Plan Year, determined without regard to suspensions from participation for any reason other than not being an Eligible Employee (or, where provided or elected in accordance with the special operating rules of subparagraph 4.10(c), who is authorized under the terms of the applicable plan to make or receive an allocation of other Aggregate Contributions for the Plan Year).

                    (v) The term "Aggregate Contributions" means:

                             (A) After-tax  Contributions  and Employer Matching
                     Contributions, and, if Option 7(b)(2)(A) or (B) of the Adoption Agreement is selected, Employer Base Contributions

                             (B) To the extent  provided or elected  pursuant to
                      the special operating rules of subparagraph 4.10(c), any other after-tax employee contributions which are allocated to a separate account to which attributable earnings or losses are allocated and consisting of either:

                                    (I)  Employee  contributions  to the defined
                             contribution portion of a plan described in Section 414(k) of the Code.

                                   (II) Employee contributions to a qualified cost-of-living arrangement described in Section 415(2)(B) of the Code.

                                  (III) Employee contributions applied to the purchase of whole life insurance protection or survivor benefit protection under a defined contribution plan.

                                   (IV) Amounts attributable to excess contributions to a cash or deferred arrangement described in Section 401(k) of the Code which are recharacterized as after-tax employee contributions.

                                    (V)  Employee  contributions  to a  contract
                             described in Section 403(b) of the Code.

             Notwithstanding the foregoing, after-tax employee contributions do not include loan repayments, cash-out buy- backs, qualifying rollover contributions, employee contributions which are transferred to a plan or any other amounts which are excluded from such term under Section 401(m) of the Code,

                             (C) To the extent  provided or elected  pursuant to
                      the special operating rules of subparagraph 4.10(c), any other matching contributions within the meaning of Section 404(m)(4)(A) of the Code (that is, employer contributions made on account of after-tax employee contributions under any plan or elective deferrals under a cash or deferred arrangement described in Section 401(k) of the Code), and/or

                             (D) To the extent  provided or elected  pursuant to
                      the special operating rules of subparagraph 4.10(c):

                                    (I)  Pre-tax Contributions and/or Employer
                             Thrift Contributions,

                                   (II) Qualified non-elective contributions within the meaning of Section 401(m)(4)(C) of the Code (that is, any employer contributions (other than matching contributions) which the Employee may not elect to have paid to him instead of being contributed to the plan, which are subject to the restrictions on distributions contained in Section 401(k)(2)(B) of the Code (generally prohibiting distribution before separation from service, death, or disability unless the Employee has a hardship or has reached age fifty- nine and one-half (59-1/2) or after plan termination), and which are immediately fully vested and non- forfeitable), and/or

                                  (III) Any  other  elective  deferrals  under a
                             cash or deferred arrangement described in Section 401(k) of the Code.

                      (E) Notwithstanding the foregoing, a contribution shall not be considered an Aggregate Contribution for a Plan Year unless:

                                    (I) In the  case  of an  after-tax  employee
                             contribution it is actually paid to the funding vehicle of the plan or an agent of the plan who remits the contribution to the funding vehicle within a reasonable time.

                                   (II) In the case of a matching  contribution,
                             it is allocated as of a date within the Plan Year, it is actually paid to the funding vehicle of the plan no later than the end of the 12-month period immediately following such plan year, and it is made on behalf of the Employee's elective deferrals or employee contributions for the plan year.

                   (vi) The term "Excess Aggregate Contributions" means the amount of Aggregate Contributions for a Plan Year which must be eliminated in order for the restrictions of subparagraph 4.10(a) to be satisfied for the Plan Year.

         4.10(c) The following special rules shall apply for purposes of this paragraph:

                    (i) The Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make after-tax employee contributions, or to have matching contributions, qualified non- elective contributions or elective deferrals allocated to his account, under two or more plans described in Section 401(a) or cash or deferred arrangements described in Section 401(k) of the Code that are maintained by the Employer shall be determined as if all such after-tax employee contributions, matching contributions, qualified non-elective contributions and elective deferrals were made under a single plan. Such aggregation shall be effected on the basis of plan years ending with or within the same calendar year.

                   (ii) In the event that this Plan satisfies the requirements of Sections 401(a)(4) or 410(b) (other than Section 410(b)(2)(A)(ii)) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Sections 401(a)(4) or 410(b) (other than Section 410(b)(2)(A)(ii)) of the Code only if aggregated with this Plan, then this paragraph shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan.

                  (iii) For purposes of determining the Contribution Percentage of an Eligible Participant who is a Highly Compensated Employee, the Aggregate Contributions and Eligible Compensation of such Participant shall include the Aggregate Contributions and Eligible Compensation of his Family Members, and such Family Members shall be disregarded in determining the Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees. Such aggregation shall be effected under the following rules:

                             (A) The  combined  Contribution  Percentage  of the
                      Family Group (which shall be treated as one Highly Compensated Employee for purposes of determining the Average Contribution Percentage of Highly Compensated Employees) shall be the Contribution Percentage determined for the Family Group.

                             (B) Except as provided in this clause, the Aggregate Contributions and Eligible Compensation of the Family Group shall be disregarded in determining the Average Contribution Percentages of Eligible Participants who are Highly Compensated Employees and Non-Highly Compensated Employees.

                             (C) For purposes  hereof,  the term "Family  Group"
                      means a Highly Compensated Employee and his Family Members who are required to be treated as a single Highly Compensated Employee pursuant hereto. If an Employee is required to be aggregated as a member of more than one Family Group, then all Eligible Participants who are members of those Family Groups that include the Employee shall be aggregated and treated as one Family Group.

             (iv)At the option of the Administrator, each Eligible Participant's Aggregate Contributions for a Plan Year consisting of qualified non-elective contributions and elective deferrals under any plan or arrangement may be treated as matching contributions and included in determining the Contribution Percentages for the Plan Year provided, however, that:

                      (A) The  non-elective  contributions  (both  including and excluding the qualified non-elective contributions which are treated as Aggregate Contributions and in the latter case also excluding the qualified non-elective contributions treated as elective deferrals under Section 401(k) of the Code) satisfy the requirements of Section 401(a) of the Code.

                      (B) The elective  deferrals  (both including and excluding elective deferrals treated as Aggregate Contributions) satisfy the requirements of Section 401(k) of the Code.

                      (C) Except as provided in clauses  (iv)(A) and (B) of this subparagraph, the qualified non-elective contributions and elective deferrals treated as Aggregate Contributions are not taken into account in determining whether any other contributions or benefits satisfy the requirements of Section 401(a) of the Code or whether elective deferrals meet the requirements of Section 401(k) of the Code.

                      (D) The qualified  non-elective  contributions  may  not
             be  treated  as  Aggregate  Contributions  if the  effect is to
             increase   the   difference   between  the   Average   Contribution
             Percentages for Highly Compensated Employees and for Non-Highly Compensated Employees.

                      (E) The  plan  years of the  plans or  arrangements under
             which the qualified non-elective contributions and elective deferrals treated as Aggregate Contributions are made is the same as the Plan Year.

                    (v) Two or more plans to which after-tax employee contributions or matching contributions or both may be made may be permissively aggregated by the Administrator for purposes of satisfying the requirements of Section 401(a)(4), 401(m) and 401(b) of the Code if such plans each have the same plan year.

                   (vi) Notwithstanding the aggregation rules of this subparagraph, no aggregation of contributions under an employee stock ownership plan described in Section 4975(e)(7) of the Code (an "ESOP") shall be permitted with contributions under a non-ESOP except as permitted under Section 401(m) or 4975 of the Code.

                  (vii) The determination of Excess Aggregate Contributions for a Plan Year for purposes of this paragraph shall be made after:

                             (A) First determining the Excess Elective Deferrals under subparagraph 3.4(b) for the Plan Year, and

                             (B)   Then    determining   the   Excess   Deferral
         Contributions under paragraph 4.10 for the Plan Year.

                 (viii) The determination and treatment of the Aggregate Contributions and Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury or his delegate.

         4.10(d) If the Average Contribution Percentage for the Eligible Participants who are Highly Compensated Employees for a Plan Year is more than the amount permitted under the above restrictions, then:

                    (i) The Excess Aggregate Contributions for the Highly Compensated Employees for the Plan Year shall be reduced as required by
         Section 401(m) of the Code after the end of the Plan Year for which made and, to the extent not inconsistent therewith, in the following manner:

                             (A) First, the excess amount shall be considered to
                      consist of the Participant's After-tax Unmatched Contributions for such Plan Year and similar contributions under other plans taken into account for such Plan Year on a pro rata basis to the extent thereof, which contributions (and any income allocable thereto within the meaning of Section 401(m) of the Code) shall be distributed to the Participant at such time as the Administrator may determine but in no event later than the end of the following Plan Year, and

                             (B) Then, any remaining portion of the excess amount shall be considered to consist of the Participant's After-tax Matched Contributions, Employer Matching Contributions, Employer Base Contributions (if Option 7(b)(2)(A) or (B) of the Adoption Agreement is selected), other Aggregate Contributions treated as matching contributions and similar contributions under other plans taken into account for such Plan Year on a pro rata basis to the extent thereof, which contributions (and any income allocable thereto within the meaning of Section 401(m) of the Code) shall be distributed to the Participant (or forfeited, to the extent not vested) at such time as the Administrator may determine but in no event later than the end of the following Plan Year. Any amount forfeited shall be applied to reduce employer contributions for the Plan Year in which the excess arose as provided in paragraph 4.12.

         Notwithstanding the time period described above for the return of Excess Aggregate Contributions, such amounts and any income thereon returned more than two and one-half (2-1/2) months after the end of the Plan Year shall be subject to the ten percent (10%) excise tax imposed on the Employer by Section 4979 of the Code.

                   (ii) Among such Participants, the reduction in the portion of the After-tax Unmatched Contributions and After-tax Matched Contributions which those Participants elected to contribute for such Plan Year and in the Employer Matching Contributions allocated to their accounts for such Plan Year shall be effected by reducing contributions in the order of the highest Contribution Percentages such that the applicable restrictions of subparagraph 4.10(a) are satisfied. In effecting the needed reduction, if the Contribution Percentage of a Highly Compensated Employee is determined by aggregating his Aggregate Contributions with those of his Family Members, then as between the members of the Family Group, the reduction shall be effected pro rata on the basis of the Aggregate Contributions made by each member of the Family Group compared to the total Aggregate Contributions of all members of the Family Group that are being reduced.

                  (iii) When two or more plans are involved, contributions shall be reduced in the following order: First, those under defined benefit plans shall be reduced, then those under target benefit pension plans, then those under money purchase pension plans, then those under stock bonus plans, then those under profit sharing plans, and lastly, those under all other plans; and reductions under plans of the same type shall be on a pro rata basis.

                   (iv) Except to the extent otherwise provided under Section 401(m) of the Code, the income allocated to any Excess Aggregate Contributions held under this Plan shall be the amount determined by multiplying (I) the income for the Plan Year or other period in question allocable to the account to which such contributions are allocated by (II) a fraction, the numerator of which is the amount of the Participant's Excess Aggregate Contributions allocated to such account for the Plan Year or other period in question and the denominator of which is the balance in such account on the last day of the Plan Year or other period in question, reduced by the earnings allocable thereto and increased by the loss allocable thereto for the Plan Year or other period in question.

                    (v) Any distribution of Excess Aggregate Contributions (and income) shall clearly be designated by the Administrator as such.

         4.10(e)  If  a  Participant's   After-tax  Contributions  are  returned
pursuant to this paragraph, such contributions shall nevertheless still be considered made for any benefit accrual requirements contingent thereon.

         4.11 Limitation on Multiple Use of Alternative Limitations in Paragraphs 4.9 and 4.10.

         4.11(a) Multiple use of the alternative limitations under clause (ii) of subparagraphs 4.9(a) and 4.10(a) is prohibited and is considered to occur if all of the following occur for a Plan Year:

                    (i) One or more Highly Compensated Employees are Eligible Participants for purposes of both paragraph 4.9 and 4.10, and

                   (ii)  Both:

                             (A) The Average Deferral  Percentage of the Highly
                      Compensated Employees who are Eligible Participants exceeds one hundred twenty-five percent (125%) of the Average Deferral Percentage of the Non-Highly Compensated Employees who are Eligible Participants, and

                             (B) The Average Contribution Percentage of the Highly Compensated Employees who are Eligible Participants exceeds one hundred twenty-five percent (125%) of the Average Contribution Percentage of the Non- Highly Compensated Employees who are Eligible Participants.

         4.11(b) If the multiple use requirement of subparagraph 4.11(a) is not satisfied for a Plan Year, then the Excess Multiple Use Contributions shall be eliminated as provided in Sections 401(k) and 401(m) of the Code and, to the extent not inconsistent therewith, as follows:

                    (i) The elimination shall be effected in the manner of reduction described in paragraphs 4.9 and 4.10, depending on whether the contribution eliminated is a Deferral Contribution or an Aggregate Contribution.

                   (ii) Such reduction shall be effected first for Aggregate Contributions and then for Deferral Contributions.

                  (iii)  Such  reduction   shall  be  effected  for  all  Highly
         Compensated Employees who are Eligible Participants for purposes of either paragraph 4.9 or 4.10.

         4.11(c)  For purposes hereof:

                    (i) The term "Excess Multiple Use Contributions" means the amount of Deferral Contributions and/or Aggregate Contributions for a Plan Year which must be eliminated so that the Multiple Use Limitation Percentage will not be exceeded for the Plan Year.

                   (ii) The term "Multiple Use Limitation Percentage" means a percentage equal to the sum of:

                             (A) One hundred  twenty-five  percent (125%) of the
                      greater of (I) the Average Deferral Percentage of the Non-Highly Compensated Employees who are Eligible Participants or (II) the Average Contribution Percentage of the Non-Highly Compensated Employees who are Eligible Participants, and

                             (B) Two (2)  plus  the  lesser  of (I) the  Average
                      Deferral Percentage referred to in clause (ii)(A)(I) of this subparagraph or (II) the Average Contribution Percentage referred to in clause (ii)(A)(II) of this subparagraph, provided that the amount determined under this clause (ii)(B) shall in no event exceed two hundred percent (200%) of such lesser Average Deferral Percentage or Average Contribution Percentage.

         Notwithstanding the foregoing, the Multiple Use Limitation Percentage shall be appropriately adjusted as provided in Sections 401(k) and (m) of the Code in cases where the Average Deferral Percentage or the Average Contribution Percentage of the Non-Highly Compensated Employees who are Eligible Participants is less than two percent (2%).

                  (iii) To the extent authorized under Sections 401(k) and 401(m) of the Code, the Administrator is authorized to change "greater" to "lesser" and "lesser" to "greater" each place where those words appear in the Multiple Use Limitation Percentage.

         4.12 Use of Forfeitures and Special Account Where Used to Reduce Contributions by the Employer. If the Employer has elected to make Employer Base Contributions in Option 7(a) of such Adoption Agreement, forfeitures shall be allocated as an additional Employer Base Contribution. Otherwise, forfeitures shall be held in a special account and used to reduce the next due contributions by the Employer to the Plan.

         4.13 Equitable Adjustment in Case of Error or Omission.

         4.13(a) When an error omission is discovered in the account of a Participant, the Trustee shall be authorized to make such equitable adjustment as are practical and as are approved by the Employer as of the Plan Year in which the error or omission is discovered or corrected, including but not limited to actual retroactive reallocations, reallocations based on reasonable estimates, and other corrections described in this paragraph.

         4.13(b) In the event that the error or omission is the erroneous forfeiture from a Participant's account or the failure to permit contributions to be made or to properly allocate contributions, forfeitures or valuation adjustments to a Participant's account, the Employer in its sole discretion may contribute or cause there to be contributed by any Employer funds or assets to the Plan or may permit a makeup contribution by the Participant to be made to correct such error or omission and such funds, assets or contributions shall be allocated to the account or accounts of any such affected Participant as the Employer may direct the Trustee in writing. Any such contributed amounts (other than the portion thereof intended to compensate for previously unallocated investment gain which shall not be considered an allocation subject to the Dollar/25% Limitations of paragraph 4.3) shall be considered allocated to the Participants's account for the Plan Year or Limitation Year to which they relate, rather than the Plan Year or Limitation year in which actually made, for purposes of such limitations.

         4.13(c) In the event that the error or omission is the understatement or overstatement of Fund earnings and losses, the Trustee is expressly authorized to determine the appropriate equitable adjustment on the basis of a standard of materiality therefor. If the understatement or overstatement does not exceed the standard, the Trustee may direct that no correction in the allocation for the valuation period of the understatement or overstatement be made and that such error or omission be corrected solely by treating the amount of the understatement or overstatement as additional earnings or loss for a subsequent valuation period (which generally shall be the valuation period immediately following the valuation period as of which both the error or omission is discovered and a determination is made of the equitable adjustment to correct the error or omission). Unless otherwise determined in writing by the Trustee, the standard of materiality for purposes hereof for a valuation period shall be an aggregate amount (determined on a monthly basis) equal to the greater of Three Dollars ($3.00) per Participant in the affected division of the Fund or one tenth of one percent (.1%) of the fair market value of the affected division of the Fund at the Valuation Date of the understatement or overstatement. In the case of a Restated Plan, this subparagraph shall apply to all such errors or omissions not yet corrected as of the Effective Date of this Restatement of the Plan.

                                    ARTICLE V
                                Retirement Dates
                                ----------------

         5.1 Normal Retirement Date. The Normal Retirement Date of a Participant shall be the first day of the calendar month coinciding with or next following the date on which the Participant attains his Normal Retirement Age.

         5.2 Delayed Retirement Date. A Participant who continues in the active employment of the Employer beyond his Normal Retirement Date shall continue to participate in the Plan, and his Delayed Retirement Date shall be the first day of the calendar month coinciding with or next following the date of termination of his employment with the Employer.

         5.3 Early Retirement Date. If Option 6(a) of the Adoption Agreement has been selected by the Employer, a Participant who has satisfied the age and service requirements selected by the Employer in Option 6(a) of the Adoption Agreement, may retire from the employment of the Employer prior to his Normal
Retirement Date and his Early Retirement Date shall be the first day of the calendar month coinciding with or next following the date of such retirement.

         5.4  Disability Retirement Date.

         5.4(a) If Option 6(b) of the Adoption Agreement has been selected by the Employer, a Participant who, while an Eligible Employee, is totally and permanently disabled, as hereinafter determined, and who has satisfied the age and service requirements selected by the Employer in Option 6(b) of the Adoption Agreement, may retire from the employment of the Employer prior to his Normal Retirement Date and his Disability Retirement Date shall be the first day of the calendar month coinciding with or next following the date as of which he is determined to be totally and permanently disabled.

         5.4(b) The determination of total and permanent disability shall be made in a manner consistent with the determination of and on the basis of total and permanent disability under the Employer's employee welfare benefit plan providing long term disability coverage, if the Employer maintains such a plan through the Benefits Corporation. If the Employer does not maintain an employee welfare benefit plan providing for long term disability coverage through the Benefits Corporation, the determination of total and permanent disability shall be made by the Administrator in accordance with the standards applied for determining total and permanent disability under the Federal Social Security Act, on the advice of one or more physicians appointed and approved by the Employer, and the Administrator shall have the right to require further medical examinations from time to time to determine whether there has been any change in the Participant's physical condition.


                                   ARTICLE VI
                                     Vesting
                                    ---------

         6.1 Vesting at Retirement or Attainment of Normal Retirement Age. Upon either:

                    (i) A Participant's having attained his Normal Retirement Age while employed by the Employer,

                   (ii) If Option 6(a) of the Adoption Agreement has been selected by the Employer, his satisfaction of the age and service requirements, if any, for Early Retirement while Employee, or

                  (iii) His retirement from the employment of the Employer on his Early or Disability Retirement Date if such a retirement date is provided for in Option 6 of the Adoption Agreement,

the Accrued Benefit of such Participant shall be fully vested and non-forfeitable.

         6.2 Vesting at Death. If a Participant dies while employed by the Employer, the Accrued Benefit of such Participant shall be fully vested and non-forfeitable.

         6.3 Vesting in Employer Active Account.

         6.3(a) At any time when a Participant is not fully vested in his Employer Active Account under paragraph 6.1 or 6.2, he shall have a non-forfeitable interest in a percentage of his Employer Active Account computed in accordance with the regular vesting schedule(s) selected by the Employer in Option 8(a) and/or (b), as applicable to the Participant, of the Adoption Agreement.

         6.3(b) In addition to the vesting provisions provided in subparagraph 6.3(a), for each Plan Year the Plan is a Top Heavy Plan, the following schedule shall also apply with respect to each Participant's Employer Active Account, and each Participant to whom such schedule applies shall be entitled to the greater of the non-forfeitable interest in such Accrued Benefit determined under subparagraph 6.3(a) or the following schedule:

                    (i) A Participant who is credited with an Hour of Service during the period that the Plan is a Top Heavy Plan shall have a non-forfeitable interest in his Employer Active Account and the percentage of such non-forfeitable interest shall depend upon the number of Years of Vesting Service with which he is credited in accordance with the top heavy vesting schedule selected by the Employer in Option 9(b) of the Adoption Agreement.

                   (ii) In the event the Plan is a Top Heavy Plan for a Plan Year or Years and subsequently ceases to be a Top Heavy Plan, the vesting provisions of this subparagraph as applicable to the last such Plan Year the Plan is a Top Heavy Plan during such period shall continue to apply only to such Participants who were credited with at least five (5) Years of Vesting Service (or for Participants who are credited with an Hour of Service in a Plan Year beginning after December 31, 1988, three (3) Years of Vesting Service) at the end of the last such Plan Year; and each other such Participant in the Plan at the end of the last such Plan Year shall have a non-forfeitable interest in his Employer Active Account determined at the end of the last such Plan Year which is not less than the non-forfeitable interest therein determined at the end of the last such Plan Year.

         6.3(c) Notwithstanding any amendment to the vesting schedule of the Plan (including the automatic change upon becoming a Top Heavy Plan) or any amendment that directly or indirectly affects the computation of a Participant's non- forfeitable interest in his Employer Active Account:

                    (i) The non-forfeitable percentage of each Participant's Employer Active Account determined as of the later of the date of adoption or the effective date of any such amendment shall be the greater of the non-forfeitable percentage of such Employer Active Account determined under such amendment or the non-forfeitable percentage of such Employer Active Account computed without regard to such amendment; and

                   (ii) Each Participant credited with five (5) or more Years of Vesting Service (or in the case of an Employee who is credited with an Hour of Service in a Plan year beginning after December 31, 1988, three
         (3) or more Years of Vesting Service) as of the end of the election period below may, by irrevocable written election filed with the Administrator within sixty (60) days after the later of (A) the date of adoption of such amendment, (B) the effective date of such amendment or
         (C) the issuance by the Administrator to the Participant of written notice of such amendment and of the availability of this election, elect to have his non-forfeitable percentage determined under the Plan without regard to such amendment. This election is available only to a Participant who is an Employee at the time such election is made and whose non-forfeitable percentage determined under such amendment at any time can be less than such percentage determined without regard to such amendment.

                       6.4 Vesting in Accrued Benefit Other Than Employer Active Account. A Participant shall at all times have a fully vested and non-forfeitable interest in his Accrued Benefit other than his Employer Active Account.

         6.5  Vesting Service Rules.

         6.5(a) For the purpose of computing a Participant's non-forfeitable right to a percentage of his Employer Active Account, all Years of Vesting Service shall be included except Years of Vesting Service disregarded in accordance with the provisions selected by the Employer in Option 8(c) of the Adoption Agreement in the case of the regular vesting schedule(s) of subparagraph 6.3(a) and with the provisions selected by the Employer in Option 9(c) of the Adoption Agreement in the case of the top heavy vesting schedule of subparagraph 6.3(b).

         6.5(b) If the vesting computation period of the Plan (which under this Plan is the Plan Year) is changed by reason of the adoption of this Plan as a Restated Plan or of any amendment to the Adoption Agreement of this Plan, each Participant's Years of Vesting Service under the old vesting computation period prior to such Restatement or amendment of the Plan shall be determined at the end of the old vesting computation period containing the effective date of such Restatement or amendment of the Plan, and thereafter such Participant's Years of Vesting Service shall be determined on the basis of the new vesting computation period, the first of which shall begin during the last old vesting computation period.

         6.6  Forfeiture and Restoration of Employer Active Account.

         6.6(a) The balance of a Participant's Employer Active Account in excess of his non-forfeitable interest therein shall be forfeited at the earlier of the following dates (his "forfeiture date"):

                    (i) At the end of any five (5) consecutive Years of Broken Service,

                   (ii) At the date of his death, in the event of his death (to the extent not vested by reason of his death under paragraph 6.2), or

                  (iii) At the end of the Plan Year in which the distribution of his entire non-forfeitable Accrued Benefit is completed (a "cash-out").

If a Participant incurs a forfeiture due to a cash-out and again becomes an Employee (the date which is referred to herein as the "Re-Employment Date"), an amount equal to such forfeited account balance (without increase or decrease for gain or loss in the Fund after the forfeiture) shall be restored to his Employer Active Account through a Supplemental Contribution made by the Employer for such Plan Year in which both:

                   (iv) While he is an Employee, he repays to the Fund the amount of the distribution from his Employer Account, and

                    (v) Such repayment is made before the earlier of (I) the date he incurs five (5) consecutive Years of Broken Service after the date of his forfeiture or (II) the date which is five (5) years after his Re-Employment Date (at which earlier dates his restoration right expires).

For purposes of this subparagraph, a Participant who has no non-forfeitable interest in his Accrued Benefit (other than his Voluntary Deductible Account), shall be deemed to have been cashed-out pursuant to the provisions of this paragraph upon his ceasing to be an Employee and shall be deemed to have repaid such cashed-out benefit upon his Re-Employment Date provided that such Re-Employment Date occurs before his restoration right expires. In the event of a forfeiture due to a cash-out, after a Participant's restoration right expires, or in the event of a forfeiture due to other reasons, after a Participant's forfeiture date, his remaining non-forfeitable Employer Active Account shall be designated as or added to his Employer Non-Forfeitable Account and no further allocations of contributions or forfeitures shall be made to such account.

         6.6(b) If a Participant has incurred a forfeiture date or an expiration of his restoration right with respect to his Employer Active Account and if he later becomes entitled to an allocation of Employer Base, Matching (to the extent allocated to the Employer Active Account) or Top Heavy Contributions or forfeitures, a new Employer Active Account shall be established for such Participant. Years of Vesting Service after such forfeiture shall not be taken into consideration in determining the amount of such Participant's previously established Employer Active or Non-forfeitable Accounts.

                                   ARTICLE VII
                                 Death Benefits
                                 --------------

         7.1 Death after Annuity Starting Date. If a Participant dies after his Annuity Starting Date, the only benefits payable under the Plan after his death shall be those, if any, provided under the form of payment being made to him at his death.

         7.2 Death before Annuity Starting Date. If a Participant dies before his Annuity Starting Date, his benefit under the Plan shall be paid as described under this ARTICLE VII and in paragraph 8.3.

         7.3  Beneficiary Designation.

         7.3(a) Subject to the rights of his Spouse to receive a survivor life annuity under paragraph 8.2 or a Pre- Retirement Spouse's Death Benefit under paragraphs 7.4 and 8.3 (for which purposes the Participant's Spouse shall be considered a Beneficiary) and the right of his Spouse to consent to specific non-spouse Beneficiaries, if any, under paragraph 7.6 and subparagraph 8.7(c), each Participant shall have the right to notify the Administrator in writing of any designation of a Beneficiary to receive, if alive, benefits under the Plan in the event of his death. Such designation may be changed from time to time by notice in writing to the Administrator, subject where specifically required to consent by his Spouse.

         7.3(b) If a Participant dies without having designated a Beneficiary, or if the Beneficiary so designated has predeceased the Participant or, except when his Beneficiary is his Spouse entitled to a survivor life annuity or Pre-Retirement Spouse's Death Benefit, cannot be located by the Administrator within one (1) year after the date when the Administrator commenced making a reasonable effort to locate such Beneficiary, then the executor or the administrator of his estate shall be deemed to be his Beneficiary.

         7.3(c) Subject to the minimum distribution requirements described in paragraph 8.12, any Beneficiary designation may include multiple, contingent or successive Beneficiaries and may specify the proportionate distribution to each Beneficiary. If a Beneficiary shall survive the Participant, but shall die before the entire benefit payable to such Beneficiary has been distributed, then absent any other provision by the Participant, the unpaid amount of such benefit shall be distributed to the estate of the deceased Beneficiary. If multiple Beneficiaries are designated, absent provisions by the Participant, those named or the survivors of them shall share equally any benefits payable under the Plan. Any Beneficiary, including the Participant's spouse, shall be entitled to disclaim any benefit otherwise payable to him under the Plan.

         7.4 Pre-Retirement Spouse's Death Benefit. In the event that the Plan is the direct or indirect transferee of a pension plan (where the transfer occurred in a Plan Year beginning after December 31, 1984) and a Participant has a Spouse who has not elected to waive the Death Benefit and such Participant dies before his Annuity Starting Date at a time when he has a non-forfeitable interest in his Accrued Benefit, then the Spouse of such Participant shall be entitled to receive as a Death Benefit under the Plan (referred to as the "Pre-Retirement Spouse's Death Benefit") the Participant's non-forfeitable Accrued Benefit normally payable as a survivor annuity, expressed in the form of a single life annuity payable monthly for the life of such Spouse commencing immediately after the Participant's death; provided, however, the Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

         7.5 Election Procedure for Waiver of Pre-Retirement Spouse's Death Benefit.

         7.5(a) Any election to waive the Pre-Retirement Spouse's Death Benefit shall be in writing, shall clearly indicate the election being made, shall include the appropriate consent to Beneficiary designation described in paragraph 7.6, and shall be filed with the Administrator within the time and in accordance with the procedures provided in the following subparagraphs to this paragraph.

         7.5(b) The Administrator shall, where applicable, by mail, personal delivery or other means permitted under Section 417 of the Code and during the Applicable Notice Period, provide the Participant with a written explanation of:

                    (i) The terms and conditions of the Pre-Retirement Spouse's Death Benefit under paragraph 7.4,

                   (ii) The Participant's right to make, and the effect of, an election to waive such Death Benefit,

                  (iii) The rights of the Participant's Spouse regarding any such election as provided in subparagraph 7.6(e), and

                   (iv) The Participant's right to make, and the effect of, a revocation of an election to waive such Death Benefit.

         7.5(c) For purposes hereof, the "Applicable Notice Period" with respect to a Participant is whichever of the following periods ends last:

                    (i) The period beginning on the first day of the Plan Year, and ending on the last day of the second Plan Year following the Plan Year, in which occurs the Participant's attainment of the age of thirty-two (32).

                   (ii) The period beginning one year before and ending one year after the Participant becomes a Participant.

                  (iii) The period beginning one year before and ending one year after the earlier of the date a charge for the Pre-Retirement Spouse's Death Benefit would first commence to be applicable to the Participant (assuming for this purpose that a Participant who is the Employee always has a Spouse and a non-forfeitable Accrued Benefit) or the date the Participant may waive the Pre-Retirement Spouse's Death Benefit or select a Beneficiary for all or part of the value of such Death Benefit who is not his Spouse.

                   (iv) The period beginning one year before and ending one year after the Participant's separation from the service of the Employer in the case of a Participant who separates before attainment of age thirty-five (35); provided, however, if such Participant again becomes an Employee, the Applicable Notice Period for such Participant shall be redetermined.

         7.5(d) A Participant's election authorized by paragraph 7.4:

                    (i) May be filed with the Administrator at any time commencing on the first day of the Plan Year in which the Participant attains the age of thirty-five (35), or, if earlier, on the date he ceases to be an Employee (but only with respect to his non-forfeitable Accrued Benefit at such date) and ending on the date of his death; and

                   (ii) May, in the case of a Participant who will not attain age thirty-five (35) prior to the end of a Plan Year, be filed with the Administrator at any time; provided that such election shall be effective only during the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age thirty-five (35).

                  (iii) May be revoked in writing during the applicable election period, and another election may be made during such election period, at any time and any number of times.

         7.6 Spousal Consent. The Spouse of a Participant must consent to any election by a Participant to waive the Pre- Retirement Spouse's Death Benefit in the event the Plan is the direct or indirect transferee of a pension plan (where the transfer occurred in a Plan Year beginning as of December 31, 1984) and, in the case of all Plans, to a specific non-spouse Beneficiary designation by the Participant for purposes of paragraphs 7.3 and 7.4 and such consent shall be subject to the following rules:

                    (i) Such election and Beneficiary designation shall not be given effect unless either:

                             (A) The Participant's Spouse consents in writing to
                      the election and the Spouse's consent acknowledges the effect of the election and is witnessed by a representative of the Plan or a notary public (or the equivalent), or

                             (B) It is  established to the  satisfaction  of the
                      Administrator that such consent may not be attained because there is no Spouse, because the Spouse cannot be located, because the Participant has been abandoned by the Spouse (which fact shall be determined under applicable law and evidenced by a court order so specifying), or because of such other circumstances as may be provided under Section 417(a)(2)(B) of the Code.

         For purposes hereof, a representative of the Plan is any officer of the Employer, the Administrator or any other person designated as such in writing by any of the foregoing.

                   (ii) If a Spouse consents to a Participant's election and Beneficiary designation, such consent shall either be in the form of:

                             (A) A limited consent which acknowledges any specific non-spouse Beneficiary or class of non-spouse Beneficiaries (including any multiple, contingent or successive Beneficiary or class of Beneficiaries), if any, or

                             (B) A general consent which acknowledges the Spouse's right (and awareness thereof) to limit consent only to a specific Beneficiary or class of Beneficiaries and in which the Spouse voluntarily elects to relinquish such right.

                  (iii) If a Spouse consents to a Participant's election and Beneficiary designation, any change of the Beneficiary thereunder (other than a revocation altogether of the election) by the Participant shall require the further consent of his Spouse in accordance with the applicable provisions of this subparagraph (unless the consent of the Spouse expressly permits such change by the Participant without any requirement of further consent by the Spouse).

                   (iv) Any such consent by a Spouse, or the establishment that the consent of a Spouse may not be obtained, shall be effective only with respect to such Spouse.

                    (v) Any such consent by a Spouse shall continue to be effective for so long as the Participant's election remains in force and may not be revoked by the Spouse.


                                  ARTICLE VIII
                               Payment of Benefits
                               -------------------


         8.1 Time of Payment.

         8.1(a) Except as provided in clause (iii) below, the non-forfeitable Accrued Benefit of a Participant shall become payable to the Participant, if then alive, no earlier than the cessation of employment with the Employer and at such time as the Participant shall determine by written notice filed with the Administrator at least thirty (30) days (or such shorter notice period as the Administrator may permit on a uniform and non-discriminatory basis) before the designated payment date, provided, however, that:

                    (i) If the entire non-forfeitable Accrued Benefit of a Participant does not, and did not at the time of any prior payment, exceed $3,500, such Accrued Benefit shall be paid to the Participant as soon as possible after his termination of employment with the Employer.

                   (ii) The non-forfeitable Accrued Benefit of a Participant shall not commence to be paid later than the sixtieth (60th) day after the end of the Plan Year in which occurs the later of:

                             (A) The date on which the  Participant  attains the
                      earlier of (I) his Normal Retirement Age or (II) the age of sixty-five (65), or

                             (B) The date he ceases to be employed by the Employer.

                  (iii) The Required  Beginning Date as determined  under clause
         (v) of subparagraph 8.12(g).

                   (iv) Notwithstanding the foregoing, payment shall not commence to be made to a Participant whose non- forfeitable Accrued Benefit exceeds, or at the time of any prior distribution exceeded, $3,500 before he attains the later of his Normal Retirement Age or the age of sixty-two (62) without his first having filed a written consent to payment with the Administrator.

                    (v) In the case of a Plan which is intended to be a cash or deferred arrangement within the meaning of Section 401(k) of the Code, notwithstanding the foregoing, the non-forfeitable Accrued Benefit of a Participant shall not commence to be paid before the earlier of:

                             (A) The date such Participant ceases to be employed
                      by the Employer by reason of death, disability, retirement or other separation from service,

                             (B) The date of transfer of such Participant to the
                      employment of an employer which is not an Affiliate acquiring by sale or other disposition of substantially all the assets used in a trade or business conducted by the selling Affiliate which employed the Participant,

                             (C) The  date of sale or  other  disposition  of an
                      Affiliate's interest in a subsidiary to an entity or person which is not an Affiliate when such Participant continues employment with such subsidiary, or

                             (D) The date of termination of the Plan without the
                      establishment of a successor plan as determined for purposes of Section 401(k) of the Code (which term generally means any other defined contribution (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) maintained by the Employer which is in existence at the date of termination of the Plan or established within the 12-month period after all benefits under the Plan are distributed, provided that such a defined contribution plan maintained by an employer which is not but becomes an Affiliate after the date of termination of the Plan shall be disregarded for this purpose unless the Plan Sponsor knew or had reason to know that such unrelated employer would become an Affiliate.)

         Clauses (v)(B), (C) and (D) of this subparagraph shall not apply unless the distribution occurring by reason of an event described therein is a Lump Sum Payment (as defined in paragraph 8.4). Clauses (v)(B) and (C) of this subparagraph shall not apply unless the Plan continues to be maintained after the sale or other disposition referred to therein.

         8.1(b) The non-forfeitable Accrued Benefit of a Participant who is deceased before such Accrued Benefit commences to be paid to him shall become payable to his Beneficiary at such time as the Beneficiary shall determine by written notice filed with the Administrator at least thirty (30) days (or such other date as the Administrator may permit on a uniform and non-discriminatory basis) before the designated payment date; provided, however, that:

                    (i) If the entire non-forfeitable Accrued Benefit of the Participant does not and did not at the time of any prior distribution exceed $3,500, such Accrued Benefit shall be paid to the Beneficiary as soon as practical after the date of the Participant's death.

                   (ii) If the entire non-forfeitable Accrued Benefit of the Participant is payable to the Participant's Spouse in the form of a Pre-Retirement Spouse's Death Benefit, such Accrued Benefit shall commence to be paid immediately after the date of the Participant's death.

                  (iii) If the non-forfeitable Accrued Benefit of the Participant is payable to a Beneficiary who is the Participant's Spouse (other than a Spouse described in clause (ii) above), such Accrued Benefit shall not commence to be paid later than the later of:

                             (A) The end of the fifth (5th) calendar year following the calendar year in which the Participant's death occurs, or

                             (B) The end of the calendar year in which the Participant would have attained the age of seventy and one-half (70-1/2); and

                   (iv) If the Accrued Benefit of the Participant is payable to a Beneficiary who is not the Participant's Spouse, the Accrued Benefit shall not commence to be paid later than the end of the fifth (5th) calendar year following the calendar year in which the Participant's death occurs.

         8.1(c) Notwithstanding the foregoing provisions of this paragraph, payment may be delayed for a reasonable period in the event the recipient cannot be located or is not competent to receive the benefit payment, there is a dispute as to the proper recipient of such benefit payment, additional time is needed to complete the Plan valuation adjustments and allocations, or additional time is necessary to properly explain the recipient's options.

         8.2 Form of Payment When Participant Is the Initial Recipient. Subject to the withdrawal rights of ARTICLE IX, the non-forfeitable Accrued Benefit of a Participant payable to him pursuant to paragraph 8.1 shall be paid to him in the applicable manner described in this paragraph. Payments continuing after a Participant's death shall be made to his Beneficiary.

         8.2(a) If such non-forfeitable Accrued Benefit (currently and at the time of all prior distributions) is $3,500 or less, such Accrued Benefit shall be paid in the form of a Lump Sum Payment (as defined in paragraph 8.4).

         8.2(b) Where payment is not made pursuant to subparagraph 8.2(a) and the Plan is a direct or indirect transferee of a pension plan (where the transfer occurred in a Plan Year beginning after December 31, 1984), Accrued Benefit payments to a Participant who has a Spouse shall be in the form of a joint and survivor annuity which provides for the payment to the Participant entitled thereto of equal monthly amounts on the first day of each calendar month during his lifetime and continuing thereafter for the lifetime of his Spouse at the rate of fifty percent (50%) of such monthly amounts payable to the Participant as determined pursuant to subparagraph 8.8(c). This annuity is sometimes referred to herein as a "Joint and 50% Spouse Survivor Annuity" and is the automatic form of repayment applicable to a Participant who has a spouse.

         8.2(c) Where payment is not made pursuant to subparagraph 8.2(a) and the Plan is a direct or indirect transferee of a pension plan (where the transfer occurred in a Plan Year beginning after December 31, 1984), Accrued Benefit payments to a Participant who does not have a Spouse shall be in the form of a single annuity for the life of the Participant, payable in equal monthly amounts on the first day of each calendar month during the lifetime of such Participant as determined pursuant to subparagraph 8.8(c). This annuity is sometimes referred to herein as a "Single Life Annuity" and is the automatic form of payment applicable to a Participant who does not have a spouse.

         8.2(d) Where payment is not made pursuant to subparagraph 8.2(a), each Participant shall have the right to elect in accordance with the provisions of paragraph 8.7, with the consent of his Spouse in the event the Plan is a direct or indirect transferee of a pension plan (where the transfer occurred in a Plan Year beginning after December 31, 1984), in lieu of the automatic form of benefit provided in subparagraph 8.2(b) or (c), if applicable to the Plan, to receive his non-forfeitable Accrued Benefit in one of the following optional forms:

                    (i) In a Lump Sum Payment (as defined in paragraph 8.4).

                   (ii) In Periodic Installments (as defined in paragraph 8.5) over a term of the lesser of ten (10) years or:

                             (A)  The life expectancy of the Participant, or

                             (B) If the Participant's Beneficiary is his Spouse,
                      the joint life and last survivor expectancy of the Participant and his Spouse.

                  (iii) In a combination of a Lump Sum Payment (as defined in paragraph 8.4) and such applicable Periodic Installments (as defined in paragraph 8.5).

                   (iv) In the case of a Plan which is a direct or indirect transferee of a pension plan (where the transfer occurred in a Plan Year beginning after December 31, 1984), in a Single Life Annuity.

         For purposes hereof, life expectancies shall be determined at the time such Accrued Benefit becomes payable on the basis of the applicable expected return multiples under Section 72 of the Code, and life expectancies and the applicable term certain for periodic installments shall not be redetermined.

         8.2(e) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this subparagraph, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. For purposes of this subparagraph, the following terms shall have the meaning set forth below:

                    (i) "Eligible Rollover Distribution": An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                   (ii) "Eligible Retirement Plan": An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                  (iii) "Distributee": A Distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                   (iv) "Direct Rollover": A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

Refer to the additional provisions and special rules contained in ARTICLE XVII relating to Employer Stock Investments.

         8.3 Form of Payment When Beneficiary Is the Initial Recipient. Subject to the withdrawal rights of ARTICLE IX, in the event of a Participant's death before his Accrued Benefit commences to be paid to him, the Participant's non-forfeitable Accrued Benefit payable pursuant to paragraph 8.1 shall be paid to his Beneficiary in the applicable manner described in this paragraph. Payments continuing after a Beneficiary's death shall be made to the successor Beneficiary.

         8.3(a) If such non-forfeitable Accrued Benefit (currently and at the time of all prior distributions) is $3,500 or less, such Accrued Benefit shall be paid in the form of a Lump Sum Payment (as defined in paragraph 8.4).

         8.3(b) Where payment is not made pursuant to subparagraph 8.3(a) and the Plan is a direct or indirect transferee of a pension plan (where the transfer occurred in a Plan Year beginning after December 31, 1984), the non-forfeitable Accrued Benefit of a Participant who has a Spouse shall be paid in the form of a single annuity for the life of the Spouse, payable in equal monthly amounts on the first day of each calendar month during the lifetime of the Spouse as determined pursuant to subparagraph 8.8(c), unless the Participant elects pursuant to the applicable provisions of paragraph 7.5, with the consent of his Spouse, to waive the Pre-Retirement Spouse's Death Benefit or unless such Spouse who is entitled to receive a Pre-Retirement Spouse's Death Benefit elects to receive payment under subparagraph 8.3(c). This annuity is sometimes referred to as a "Pre- Retirement Spouse's Annuity".

         8.3(c) Where payment is not made pursuant to subparagraph 8.3(a), the Spouse or Beneficiary shall by written designation filed with the Administrator determine the form in which such non-forfeitable Accrued Benefit is to be paid. Such Accrued Benefit shall be paid in cash and/or in assets either:

                    (i)  In a Lump Sum Payment (as defined in paragraph 8.4).

                   (ii) In Periodic Installments (as defined in paragraph 8.5) over a term certain not extending beyond the end of the fifth (5th) calendar year following the calendar year in which the Participant's death occurs unless:

                             (A) Such term certain is the lesser of ten (10)
                       years or the life expectancy of the Beneficiary and the Beneficiary is an individual, and

                             (B) Such  installments  commence not later than (I)
                      the end of the first (1st) calendar year following the calendar year in which the Participant's death occurs in the case such individual Beneficiary is not the Participant's Spouse or (II) the later of the end of the calendar year in which the Participant would have attained the age of seventy and one-half (70-1/2) or the end of the first (1st) calendar year following the calendar year in which the Participant's death occurs in the case such individual Beneficiary is the Participant's Spouse.

         For purposes hereof, if the individual is the Participant's surviving Spouse and if such surviving Spouse dies before such installments commence, this clause shall be further applied as though such Spouse were the Participant except with respect to the surviving spouse of the surviving Spouse of the Participant.

                  (iii) In a combination of a Lump Sum Payment (as defined in paragraph 8.4) and such applicable Periodic Installments (as defined in paragraph 8.5).

For purposes hereof, life expectancies shall be determined at the time such Accrued Benefit becomes payable on the basis of the applicable expected return multiples under Section 72 of the Code, and life expectancies and the applicable term certain for Periodic Installments shall not be redetermined.

Refer to the additional provisions and special rules contained in ARTICLE XVII relating to Employer Stock Investments.

         8.4 Lump Sum Payments. The term "Lump Sum Payment" generally means a single payment of the entire non- forfeitable Accrued Benefit or, when combined with another form of payment, the designated portion of the entire non-forfeitable Accrued Benefit. A non-forfeitable Accrued Benefit of a Participant payable in the form of a Lump Sum Payment shall be determined as of the Valuation Date (or other time of valuation hereunder) immediately preceding the date of payment to which shall be added any contributions or other adjustments allocated after such Valuation Date (or other time of valuation hereunder) and from which shall be subtracted any distributions or other adjustments since such Valuation Date (or other time of valuation hereunder). In the event an Accrued Benefit is to be paid in a Lump Sum Payment and the amount thereof has not been determined, the Administrator is authorized to make one or more interim payments prior to the time the amount of such Lump Sum Payment is finally determined.

         8.5 Periodic Installments.

         8.5(a) The term "Periodic Installments" means periodic payments in amounts determined by the Administrator and paid monthly. Each installment paid to a Participant or to a Beneficiary shall be determined pursuant to a fractional method under which the amount of each installment is equal to the lesser of:

                    (i) The quotient obtained by dividing (A) the amount of such Participant's non-forfeitable Accrued Benefit determined as though a Lump sum Payment were being made as of the last Valuation Date (or other time of valuation hereunder) immediately preceding the date of payment of such installment adjusted in the case of the first such payment for contributions or other adjustments allocated after such Valuation Date (or other time of valuation hereunder) and for any distributions therefrom since such Valuation Date, by (B) the number of installment payments then remaining to be made; or

                   (ii) The amount of such non-forfeitable Accrued Benefit at such time.

         8.5(b) In the event an Accrued Benefit is to be paid in the form of Periodic Installments and the amount of any installment has not been determined, the Administrator is authorized to make one or more interim payments prior to the time the amount of such installment is finally determined.

         8.5(c) Upon the death of a Participant after his non-forfeitable Accrued Benefit becomes payable in Periodic Installments, the amounts of any Periodic Installments remaining unpaid shall be paid to his Beneficiary over the remaining term certain for such installments subject to such reduction of the remaining term certain (including commutation by a single sum payment) as may be requested by the Beneficiary.

         8.5(d) Notwithstanding the foregoing, if a Participant dies before April 1 following the calendar in which he reaches or would reach the age of seventy and one-half (70-1/2) and is receiving Periodic Installments at the time of his death, the amount of any Periodic Installments shall be redetermined to the extent required to satisfy the minimum distribution requirements of Section 401(a)(9) of the Code.

         8.6 Advance on or Acceleration of Deferred Payment or Periodic Installments. If distribution of a Participant's non-forfeitable Accrued Benefit has been deferred by election of the Participant or his Beneficiary or is being made from the Fund in the form of Periodic Installments, payment of all or part of any such remaining Accrued Benefit may be made to the Participant or to the Beneficiary entitled to benefits prior to the scheduled time for payment upon written application delivered to the Administrator. Only one such request shall be permitted in any Plan Year.

         8.7 Notice, Election and Consent Procedures Regarding Accrued Benefit Payment.

         8.7(a) Any election authorized by subparagraph 8.2(d) and 8.3(c) and any designation or consent to a date for payment by a Participant or Beneficiary shall be in writing, shall clearly indicate the election or designation being made or the consent being given, and shall be filed with the Administrator within the time and in accordance with the procedures provided in the following subparagraphs to this paragraph.

         8.7(b) Within a reasonable time (generally not more than ninety (90) nor less than thirty (30) days) before a Participant's Annuity Starting Date, the Administrator shall by mail or personal delivery provide the Participant or his Beneficiary, as the case may be, with a written explanation of:

                    (i) The terms and conditions of the applicable forms of payment, including his normal form of payment under subparagraph 8.2(b) or (c) if applicable and/or 8.3(b), if applicable, and including the relative financial effects of the applicable forms of payment,

                   (ii) The Participant's or the Beneficiary's right to make, and the effect of, an election to waive his normal form of payment under subparagraph 8.2(b) or (c) and/or 8.3(b), if applicable, by electing another form of payment,

                  (iii) The rights of the Participant's Spouse regarding any such election as provided in subparagraph 8.7(c), and

                   (iv) The Participant's right to make, and the effect of, a revocation of an election to waive his normal form of payment under subparagraph 8.2(b) or (c), as the case may be.

                    (v) The Participant's right to delay receipt of his non-forfeitable Accrued Benefit until such later date allowed under paragraph 8.1, including the right to modify or revoke any election thereunder.

         8.7(c) In the event the Plan is the direct or indirect transferee of a pension plan (where the transferee occurred in a Plan Year beginning after December 31, 1984), any election by a Participant regarding the form of his benefit payment shall require the consent of his Spouse and shall be subject to the following rules:

                    (i) The election shall not be given effect unless either:

                             (A) The  Participant's  Spouse consents in writing
                       thereto and the Spouse's consent acknowledges the effect of such election and is witnessed by a representative of the Plan or a notary public (or the equivalent), or

                             (B) It is  established to the  satisfaction  of the
                      Administrator that such consent may not be obtained because there is no Spouse or because the Spouse cannot be located.

         For purposes hereof, a representative of the Plan is any officer of the Employer, the Administrator or any other person designated as such in writing by any of the foregoing.

                   (ii) If a Spouse consents to a Participant's election, such consent regarding a form of payment under which benefits could be paid to the Participant's Beneficiary shall either be in the form of:

                             (A) A limited consent which acknowledges the
                      specific non-spouse Beneficiary or class of non-spouse Beneficiaries (including any multiple, contingent or successive Beneficiary or class of Beneficiaries), if any, and the applicable form(s) of payment under the Plan (including the form of payment to the Beneficiary), or

                             (B) A general consent which acknowledges the Spouse's right (and awareness thereof) to limit consent only to a specific Beneficiary or class of Beneficiaries or a specific form of payment (if there is more than one) and in which the Spouse voluntarily elects to relinquish one or both of such rights.

                  (iii) If a Spouse consents to a Participant's election, any change (other than a timely revocation by the Participant of an election regarding the form of payment of his Accrued Benefit or a change to a form of payment that does not require a spousal consent) by the Participant to his Beneficiary designation or the form of payment to his Beneficiary shall require the further consent of his Spouse in accordance with the applicable provisions of this subparagraph (unless the Spouse has given a general consent which expressly permits changes therein by the Participant without any requirement of further consent by the Spouse).

                   (iv) Any such consent by a Spouse may not be revoked by such Spouse but shall be automatically revoked in connection with a revocation or election or consent change by the Participant.

                    (v) Any such consent by a Spouse, or the establishment that the consent of a Spouse need not be obtained, shall be effective only with respect to such Spouse.

         8.7(d) A Participant's designation of, consent to or election of payment before his Normal Retirement Date under paragraph 8.1 and his election authorized by subparagraph 8.2(d) (together with any necessary consent by his Spouse) must be filed with the Administrator during the ninety (90) day period ending on his Annuity Starting Date. If the written explanation required by subparagraph 8.7(b) is not provided to the Participant at least thirty (30) days before the scheduled Annuity Starting Date, the Annuity Starting Date may be deferred by the Administrator until at least thirty (30) days after the written explanation is provided. Such election may be revoked in writing during such election period, and another election may be made during such election period, at any time and any number of times.

         8.7(e) If a Participant elects an optional form of payment under subparagraph 8.2(d) which provides for a life annuity to a contingent annuitant after his death and if the contingent annuitant dies before the Participant's Annuity Starting Date, such optional form of payment shall not be given effect and such Participant's Accrued Benefit shall be paid in the form otherwise applicable to or subsequently elected by him.

         8.7(f) If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence to be made less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                    (i) The Administrator clearly informs the Participant that, where applicable, the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect to a distribution (and, if applicable, a particular distribution option), and

                   (ii)   The   Participant,   after   receiving   the   notice,
         affirmatively elects a distribution.

         8.8  Benefit Determination and Payment Procedure.

         8.8(a) The Administrator shall make all determinations concerning eligibility for benefits under the Plan, the time or terms of payment, and the forms or manner of payment to the Participant or the Participant's Beneficiary, in the event of the death of a Participant. The Administrator shall promptly notify the Trustee of each such determination that benefit payments are due or should cease to be made and provide to the Trustee all other information necessary to allow the Trustee to carry out said determination, whereupon the Trustee shall pay or cease to pay such benefits from the Fund in accordance with the Administrator's determination.

         8.8(b) In making the determinations described in subparagraph 8.8(a), the Administrator shall take into account the terms of any QDRO received with respect to the non-forfeitable Accrued Benefit of the Participant or any Death Benefit with respect to the Participant. The time and form of payment with respect to the QDRO and the time and form of payment chosen by the Participant or his Beneficiary or required by the Plan shall not be altered by the terms of the QDRO (except as permitted under Section 414(p)(4) of the Code). The Administrator shall make all determinations regarding benefit payments to be made pursuant to a QDRO. Any benefit payment which may be subject to the terms of a domestic relations order reviewed by the Administrator shall be suspended, segregated and separately accounted for during the period the Administrator is considering whether the order is a QDRO. In the event that benefits are in pay status at the time that a domestic relations order is received, the Administrator shall promptly notify the Trustee of the amount, if any, of the benefit payments that must be suspended for the period required by the Administrator to determine the status of the order. Upon the completion of the Administrator's review or other determination of the status of the order, the Administrator shall promptly notify the Trustee of the time benefit payments are to commence or resume, and of the identity of, and the amount and form of benefits to be paid to, the person or persons to whom payment is to be made.

         8.8(c) The amount of monthly payments to be made under the annuity forms of payment provided hereunder shall be determined by transferring the entire amount of the Participant's non-forfeitable Accrued Benefit to a segregated account as though a Lump Sum Payment were being made, by using such transferred amount to purchase a non-variable, unisex priced annuity Contract issued by the Insurer and by holding such contract in such segregated account until distributed to the Participant or his Spouse entitled thereto. No assets of the Fund shall be applied to the payment of any such annuity except as provided in this subparagraph.

         8.8(d) In the event that the benefit payments are to be made under the annuity forms of payment provided hereunder, the Administrator shall have the right to direct the Trustee to purchase from an Insurer and either hold in the Fund or distribute to any Participant or his Beneficiary entitled thereto a Policy which will provide the annuity or other benefits under the Plan to which such Participant or his Beneficiary is entitled or elects to receive, provided proper application therefor is delivered to the Trustee. Such Policy shall provide annuity or other benefits at the time and in the form required under the Plan, and in the event such Policy is distributed to a Participant or his Beneficiary, it shall provide for an election as to each time and form of payment provided in the Plan which election shall be subject where applicable to the requirement of spousal consent described in subparagraph 8.7(c) and shall be consistent with the other applicable requirements of the Plan, determined as of the annuity starting date under the Policy. Each such Policy shall be owned by and transferable only by the Trustee and, if distributed, shall become non-transferable and shall provide that the Participant or his Beneficiary entitled thereto is the retirement payee and death beneficiary thereunder.

         8.9  Claims Procedure.

         8.9(a) A Participant or Beneficiary (the "claimant") shall have the right to request any benefit under the Plan by filing a written claim for any such benefit with the Administrator on a form provided by the Administrator for such purpose. The Administrator shall give such claim due consideration and shall either approve or deny it in whole or in part. Within ninety (90) days following receipt of such claim by the Administrator, notice of any approval or denial thereof, in whole or in part, shall be delivered to the claimant or his duly authorized representative or such notice of denial shall be sent by mail to the claimant or his duly authorized representative at the address shown on the claim form or such individual's last known address. The aforesaid ninety (90) day response period may be extended to one hundred eighty (180) days after receipt of the claimant's claim if special circumstances exist and if written notice of the extension to one hundred eighty (180) days indicating the special circumstances involved and the date by which a decision is expected to be made is furnished to the claimant within ninety (90) days after receipt of the claimant's claim. Any notice of denial shall be written in a manner calculated to be understood by the claimant and shall:

                    (i) Set forth a specific reason or reasons for the denial,

                   (ii) Make specific reference to the pertinent provisions of the Plan on which any denial of benefits is based,

                  (iii)   Describe  any   additional   material  or  information
         necessary for the claimant to perfect the claim and explain why such material or information is necessary, and

                   (iv)  Explain  the claim  review  procedure  of  subparagraph
         8.9(b).

If a notice of approval or denial is not provided to the claimant within the applicable ninety (90) day or one hundred eighty (180) day period, the claimant's claim shall be considered denied for purposes of the claim review procedure of subparagraph 8.9(b).

         8.9(b) A Participant or Beneficiary whose claim filed pursuant to subparagraph 8.9(a) has been denied, in whole or in part, may, within sixty (60) days following receipt of notice of such denial, or following the expiration of the applicable period provided for in subparagraph 8.9(a) for notifying the claimant of the decision on the claim if no notice of denial is provided, make written application to the Administrator for a review of such claim, which application shall be filed with the Administrator. For purposes of such review, the claimant or his duly authorized representative may review Plan documents pertinent to such claim and may submit to the Administrator written issues and comments respecting such claim. The Administrator may schedule and hold a hearing. The Administrator shall make a full and fair review of any denial of a claim for benefits and issue its decision thereon promptly, but no later than sixty (60) days after receipt by the Administrator of the claimant's request for review, or one hundred twenty (120) days after such receipt if a hearing is to be held or if other special circumstances exist and if written notice of the extension to one hundred twenty (120) days is furnished to the claimant within sixty (60) days after the receipt of the claimant's request for a review. Such decision shall be in writing, shall be delivered or mailed by the Administrator to the claimant or his duly authorized representative in the manner prescribed in subparagraph 8.9(a) for notices of approval or denial of claims, and shall:

                    (i)  Include specific reasons for the decision,

                   (ii) Be written in a manner calculated to be understood by the claimant, and

                  (iii) Contain specific references to the pertinent Plan provisions on which the decision is based.

         8.10 Payments to Minors and Incompetents. If a Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, or is deemed so by the Administrator, benefits will be paid to such person as is authorized under state law to receive payment for the benefit of such Participant or Beneficiary. Such payments shall be considered a payment to such Participant or Beneficiary and shall, to the extent made, be deemed a complete discharge of any liability for such payments under the Plan.

         8.11 Distribution of Benefit When Distributee Cannot Be Located. The Administrator shall make all reasonable attempts to determine the identity and/or whereabouts of a Participant, a Participant's Spouse entitled to a survivor life annuity or Pre-Retirement Spouse's Annuity, under the Plan, or a Participant's Beneficiary entitled to any other benefit under the Plan, including the mailing by certified mail of a notice to the last known address shown on the Employer's, the Administrator's or the Trustee's records. If the Administrator, or the Trustee with the assistance of the Administrator, is unable to identify and/or locate such a person entitled to benefits hereunder, or if there has been no claim made for such benefits, within seven (7) years after such amount becomes payable, the Administrator, at the end of such seven
(7) year period, will direct that all unpaid amounts which would have been payable to such Participant, Participant's Spouse or Beneficiary shall be forfeited. Any such amounts shall be reinstated should the Participant, Participant's Spouse or Beneficiary submit a claim to the Administrator which establishes to its satisfaction the entitlement of such person to those benefits.

         8.12 Minimum Distribution Requirements.

         8.12(a) The provisions of this paragraph 8.12 provide a description of the minimum distribution requirements of Section 401(a)(9) of the Code and shall take precedence and apply only if payments made under the otherwise applicable provisions of this ARTICLE VIII do not meet such minimum distribution requirements.

         8.12(b) All distributions required under this paragraph shall be determined and made in accordance with the proposed regulations under section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the proposed regulations.

         8.12(c) The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's Required Beginning Date.

         8.12(d) As of the first Distribution Calendar Year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

                   (i) The life of the Participant,

                  (ii) The life of the Participant and a Designated Beneficiary,

                  (iii)  A  period   certain  not  extending   beyond  the  Life
         Expectancy of the Participant, or

                   (iv) A period certain not extending beyond the joint and last survivor expectancy of the Participant and a Designated Beneficiary.

         8.12(e) The amount to be distributed each year shall be determined as follows:

                    (i) If the Participant's Benefit is to be paid in a form other than a single-sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

                               (A) If a Participant's  benefit is to be
                      distributed over (I) a period not extending beyond the Life Expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's Designated Beneficiary or (II) a period not extending beyond the Life Expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's Benefit by the Applicable Life Expectancy.

                             (B) For calendar years beginning  before January 1,
                      1989, if the Participant's Spouse is not the Designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the Life Expectancy of the Participant.

                             (C) For calendar years beginning after December 31,
                      1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's Benefit by the lesser of (I) the Applicable Life Expectancy or (II) if the Participant's Spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the proposed regulations. Distributions after the death of the Participant shall be distributed using the applicable Life Expectancy in Section 4.1(a) above as the relevant divisor without regard to Proposed Regulations Section 1.401(a)(9)-2.

                             (D) The minimum distribution required for the Participant's first Distribution calendar year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the employee's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

                   (ii) If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the proposed regulations thereunder.

         8.12(f) If the Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:

                    (i) If any portion of the Participant's interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the Life Expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the participant died;

                   (ii) If the Designated Beneficiary is the Participant's surviving Spouse, the date distributions are required to begin in accordance with clause (i) above shall not be earlier than the later of
         (1) December 31 of the calendar year immediately following the calendar year in which the Participant died and (2) December 31 of the calendar year in which the participant would have attained age 70 1/2.

If the Participant has not made an election pursuant to this subparagraph by the time of his or her death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death. For purposes of this subparagraph, if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of this subparagraph, with the exception of clause (ii) shall be applied as if the surviving spouse were the Participant. Further, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority. In addition, distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (or, if the surviving spouse dies after the Participant but before payments to such spouse begin, the date distribution is required to begin to such surviving spouse pursuant to this subparagraph). If distribution in the form of an annuity irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

         8.12(g) For purposes of the paragraph, the following terms shall have the meaning set forth below:

                    (i) "Applicable Life Expectancy" shall mean the Life Expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated.

                   (ii) "Designated Beneficiary" shall mean the individual who is designated as the Beneficiary under the plan in accordance with section 401(a)(9) of the Code and the proposed regulations thereunder.

                  (iii) "Distribution Calendar Year" shall mean a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to subparagraph 8.12(f).

                   (iv) "Life Expectancy" shall mean the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or Designated Beneficiary's) birthday in the applicable calendar year. The applicable calendar year shall be the first distribution calendar year. If annuity payments commence before the required beginning date, the applicable calendar year is the year such payments commence. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Income Tax Regulations.

                    (v) "Participant's Benefit" shall mean:

                             (A) The  account balance as of the last  Valuation
                      Date in the calendar year immediately preceding the Distribution Calendar Year ("valuation calendar year") increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

                             (B) For  purposes of  paragraph  (A) above,  if any
                      portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

                   (vi) "Required Beginning Date" shall mean in the case of a Participant, the first day of April of the calendar year following the calendar year in which the participant attains age 70 1/2; provided, however, the required beginning date of a Participant who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with
         (A) or (B) below:

                             (A) The Required Beginning Date of a Participant
                      who is not a "5-Percent Owner" is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.

                             (B) The Required  Beginning  Date of a  Participant
                      who is a 5-Percent Owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                                    (I) The  calendar  year  in  which  the
                             Participant attains age 70 1/2, or

                                   (II) The earlier of the calendar year with or
                             within which ends the Plan Year in which the Participant becomes 5-Percent Owner, or the calendar year in which the Participant retires.

         Once distributions have begun to a 5-Percent Owner under this section, they must continue to be distributed, even if the Participant ceases to be a 5-Percent Owner in a subsequent year. Further, provided, the Required Beginning Date of a Participant who is not a 5-Percent Owner who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

                  (vii) "5-Percent Owner" means a Participant is a 5-Percent Owner as defined in section 416(i) of the Code (determined in accordance with section 416 but without regard to whether the plan is top-heavy) at any time during the plan year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.

         8.12(i) Notwithstanding the other requirements of this paragraph and subject to the Joint and Survivor requirements and the requirements of Article VIII distribution on behalf of any employee, including a 5-Percent Owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

                    (i) The distribution by the trust is one which would not have disqualified such trust under section 401(a)(9) of the Internal Revenue Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

                   (ii) The distribution is in accordance with a method of distribution designated by the employee whose interest in the trust is being distributed or, if the employee is deceased, by a beneficiary of such employee.

                  (iii) Such designation was in writing, was signed by the employee or the beneficiary, and was made before January 1, 1984.

                   (iv) The employee had accrued a benefit under the plan as of December 31, 1983.

                    (v) The method of distribution designated by the employee or the beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the employee's death, the beneficiaries of the employee listed in order of priority.

         8.12(j) A distribution upon death will not be covered by subparagraph 8.12(i) unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the employee.

         8.12(k) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the employee, or the beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in clauses (i) and (v) of subparagraph 8.12(i).

         8.12(l) If a designation is revoked any subsequent distribution must satisfy the requirements of section 401(a)(9) of the Code and the proposed regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy section 401(a)(9) of the Code and the proposed regulations thereunder, but for the section 242(B)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in section 1.401(a)(9)- 2 of the proposed regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of section 1.4-01(a)(9)-1 of the proposed regulations shall apply.


                                   ARTICLE IX
                        In-Service Withdrawals and Loans
                        --------------------------------

         9.1 Non-Hardship Withdrawals from After-tax Account, Voluntary Deductible Account and/or Rollover Account. If permitted by the Employer as indicated in Option 10 of the Adoption Agreement, a Participant who is employed by the Employer may make non-hardship withdrawals in whole or in part from his After-tax Matched Account, his After-tax Unmatched Account, his Voluntary Deductible Account and/or his Rollover Account.

         9.2 Non-Hardship Withdrawals from Pre-tax Account and/or Employer Thrift Account. If permitted by the Employer as indicated in Option 10 of the Adoption Agreement, a Participant who is employed by the Employer and who has attained the age of fifty-nine and one-half (59-1/2) may make non-hardship withdrawals in whole or in part from his Pre-tax Matched Account, his Pre-tax Unmatched Account and/or his Employer Thrift Account.

         9.3 Suspension and Recommencement of Active Participation in Case of Certain Non-Hardship Withdrawals from After- tax Matched Account and/or Pre-tax Matched Account.

         9.3(a) If a Participant makes a non-hardship withdrawal which consists in whole or in part of his Pre-tax Matched Contributions or his After-tax Matched Contributions, he shall be suspended from making such contributions to the Plan for a period following the date of withdrawal determined as follows on the basis of the percentage of the aggregate of such contributions withdrawn:


    Percentage of Contributions
              Withdrawn                   Period of Suspension
    ---------------------------           --------------------

           Not over 25%                       3 months

          More than 25%, but
            not over 50%                      6 months

          More than 50%, but
            not over 75%                      9 months

          More than 75%                      12 months

For purposes hereof, separate periods of suspension shall run consecutively.

         9.3(b) A Participant who is an Eligible Employee may recommence his contributions to the Plan after his applicable period of suspension has expired on the first day of any calendar month thereafter by his delivering a new payroll deposit election form to the Administrator at least thirty (30) days (or such shorter period as the Administrator on a uniform and non-discriminatory basis may determine) prior to the date it is to become effective, designating the date, type and rate of such recommencement of contributions.

         9.4 Non-Hardship Withdrawals from Employer Account.

         9.4(a) If permitted by the Employer as indicated in Option 10 of the Adoption Agreement, a Participant who is employed by the Employer and who has a 100% non-forfeitable interest in his Accrued Benefit may make non-hardship withdrawals in whole or in part from his Employer Account and who either or both, as indicated in Option 10 of such Adoption Agreement, has attained the age of fifty-nine and one-half (59-1/2) and/or has been an "active" Participant in the Plan for at least sixty (60) full calendar months (whether or not consecutive) may make withdrawals in whole or in part from his Employer Active Account and/or his Employer Non-forfeitable Account.

         9.4(b) For purposes of determining active participation with respect to any period, an "active" Participant in a non- contributory plan is a Participant satisfying the requirements, if any, of such Plan to share in the contribution by the Employer to such plan for such period, and an "active" Participant in a contributory plan is a Participant eligible to make contributions (whether after-tax or pre-tax) to such Plan for such period.

         9.5 Hardship Withdrawals from Accounts Other Than Pre-tax Account and Employer Thrift Account.

         9.5(a) If permitted by the Employer as indicated in Option 10 of the Adoption Agreement, a Participant who is employed by the Employer and who suffers a Hardship may, upon written request approved by the Administrator, make a hardship withdrawal of all or that portion of the balance of his vested Accrued Benefit (other than his Pre-tax Matched Account, Pre-tax Unmatched Account and Employer Thrift Account) which the Administrator deems appropriate to relieve such hardship.

         9.5(b) "Hardship" of a Participant for purposes of this paragraph shall be determined by the Administrator upon review of each situation and in accordance with the following objective standards and shall mean an immediate need for financial assistance in meeting obligations incurred or to be incurred by a Participant. A Hardship shall be considered present in connection with any obligation to pay expenses or costs resulting from education expenses, a principal home purchase or major improvement or repairs thereto, a major medical expense to the extent not reimbursed by any plan, program or insurance, or losses of a catastrophic nature to the extent uninsured, of the Participant or his dependents.

         9.6 Hardship Withdrawals from Pre-tax Account and/or Employer Thrift Account.

         9.6(a) If permitted by the Employer as indicated in Option 10 of the Adoption Agreement, a Participant who is employed by the Employer and who suffers a Severe Hardship may, upon written request approved by the Administrator, make a hardship withdrawal of all or that portion of:

                    (i) In the case of withdrawals in Plan Years beginning before January 1, 1989, the balance of his Pre-tax Matched Account, his Pre-tax Unmatched Account and/or his Employer Thrift Account, or

                   (ii) In the case of withdrawals in Plan Years beginning after
         December 31, 1988, the balance of his Pre-tax Matched Account and his Pre-tax Unmatched Account and/or his Employer Thrift Account as of the end of the last Plan Year beginning before January 1, 1989 plus his Pre-tax Matched Contributions and/or his Pre-tax Unmatched Contributions made for Plan Years beginning after December 31, 1988 (without regard to earnings thereon) then considered held in his Pre-tax Matched Account and his Pre-tax Unmatched Account, respectively, which the Administrator deems appropriate to relieve such hardship.

         9.6(b) "Severe Hardship" of a Participant for purposes of this paragraph shall be determined by the Administrator upon review of each situation and in accordance with the following objective standard and shall mean an immediate and heavy need for financial assistance in meeting obligations incurred or to be incurred by the Participant, taking into account the Participant's other reasonably available resources, as provided below. A Severe Hardship shall be considered to exist only where the conditions of both of the following clauses (i) and (ii) are satisfied:

                    (i) The immediate and heavy need requirement shall be considered satisfied only where the need is on account of any of the following:

                            (A) Medical expenses (to the extent not reimbursable
                      or compensable by any plan, program, insurance or otherwise) described in Section 213(d) of the Code of the Participant, the Participant's spouse or any of the Participant's dependents (as defined in Section 152 of the Code) or expenses necessary for such persons to obtain medical care as described in Section 213(d) of the Code.

                             (B) Acquisition  (excluding mortgage payments) of a
                      dwelling unit which within a reasonable time is to be used (determined at the time the withdrawal is made) as the principal residence of the Participant.

                             (C) Payment of tuition and related educational fees
                      for the next 12 months of post-secondary education for the Participant, the Participant's spouse, the Participant's children or any of the Participant's dependents (as defined in Section 152 of the Code).

                             (D) Prevention of eviction of the Participant  from
                      his principal residence or the foreclosure on the mortgage of the Participant's principal residence.

                   (ii) The other reasonably available resources requirement shall be considered satisfied only when all of the following occur:

                             (A) The distribution  from the Plan does not exceed
                      the amount of the immediate and heavy need plus the projected federal, state or local income tax liability or penalties reasonably anticipated to be levied with respect to the amount to be withdrawn (taking into account the following described currently available funds).

                             (B) The  Participant  has  obtained  all  currently
                      available distributions, other than Severe Hardship under this Plan and comparable hardship distributions under other qualified plans, under this Plan and all other qualified plans maintained by the Employer.

                             (C) The  Participant  either (I) has  obtained  all
                      currently available non-taxable loans under this Plan and all other qualified plans maintained by the Employer or
                      (II) in the case where the Participant is also borrowing from a commercial lender to satisfy part of the immediate and heavy need, the lender refuses to lend where the Participant borrows from this Plan or such other qualified plan.

                             (D) The  Participant  agrees to a suspension of his
                      Elective Deferrals (as defined in clause (ii)(B) of subparagraph 3.4(b)) and his After-tax Contributions to this Plan and all his employee contributions (other than mandatory employee contributions to a defined benefit plan and rollover contributions to any plan) to all other qualified plans and non-qualified plans of deferred compensation (other than health or welfare benefit plans) maintained by the Employer, including, but not limited to stock option, stock purchase and similar plans, for a period of one year after receipt of the Severe Hardship distribution and all applicable plans so provide.

                             (E) The Participant agrees that his Elective Deferrals (as defined in clause (ii)(B) of subparagraph 3.4(b)) to this Plan and all other qualified plans maintained by the Employer for the calendar year immediately following the calendar year in which the Severe Hardship distribution is made shall be limited to the excess of (I) the Elective Deferral Dollar Limitation (as defined in clause (ii)(A) of subparagraph 3.4(b)) for such next calendar year over (II) the amount of such Participant's Elective Deferrals to this Plan and such other qualified plans maintained by the Employer for the calendar year in which the Severe Hardship distribution is made.

         The Participant contribution suspension and limitation requirements of clauses (ii)(D) and (E) are hereby imposed on any Severe Hardship withdrawal or similar hardship authorized in any other qualified plan maintained by the Employer and shall be deemed agreed to by any Participant requesting a Severe Hardship withdrawal or such other similar hardship withdrawal.

         9.6(c) The one year Participant contribution suspension referred to in clause (ii)(D) of subparagraph 9.6(b) shall be imposed for twelve (12) months beginning on the first day of the payroll period next following the date of withdrawal. For purposes hereof, separate periods of suspension under this paragraph shall run concurrently, provided that suspensions due to a non-hardship withdrawal under paragraph 9.3 shall run consecutively.

         9.6(d) A Participant who is an Eligible Employee may recommence his contributions to the Plan after his applicable period of suspension has expired on the first day of any calendar quarter thereafter by his delivering a new payroll deposit election form to the Administrator at least thirty (30) days (or such shorter period as the Administrator on a uniform and non-discriminatory basis may determine) prior to the date it is to become effective, designating the date, rate and type or types of such recommencement of contributions.

         9.6(e) For purposes hereof, unless otherwise provided in the applicable asset transfer, plan merger or consolidation or adoption agreement, the remaining period of any suspension from participation under any plan which is merged into this Plan at the time of such merger shall be considered a period of suspension under this paragraph during which Participants may not contribute to the Plan.

         9.7   Withdrawal Restrictions and Procedure.

         9.7(a) A Participant shall not make more than two (2) non-hardship withdrawals in any Plan Year. Withdrawals from more than one account made at the same time shall only count as one withdrawal.

         9.7(b) The amount of any withdrawal from any such account shall not be less than $100, unless the Participant's account balance is less than $100 in which case the then balance in the account may only be withdrawn or unless such withdrawal would require a suspension from active participation in which case the amount which would not cause a suspension may be withdrawn.

         9.7(c) All withdrawals shall be made only by filing a written withdrawal request form with the Administrator in which the amount of withdrawal and the account(s) and, if desired and permitted by the Administrator, the division(s) of the Fund from which the withdrawal is to be made and, if applicable, the Hardship or Severe Hardship and such other information (including but not limited to certifications regarding no other cash resources and/or no other resources for purposes of determining the existence of a Hardship and/or Severe Hardship) pertaining thereto as the Administrator may deem appropriate are stated.

         9.7(d) Notwithstanding anything to the contrary in the foregoing, in the case of a Plan which is a direct or indirect transferee of a pension plan (where the transfer occurred in a Plan Year beginning after December 31, 1984), no withdrawal may be made by a Participant without the consent of his Spouse filed with Administrator within the ninety (90) day period ending on the date such withdrawal is made and given in the manner described in subparagraph 8.7(c).

         9.7(e) Notwithstanding any of the other provisions of this ARTICLE IX, the Administrator may on a uniform and non-discriminatory basis at any time and from time to time suspend or limit the withdrawal rights under this ARTICLE IX (except to the extent prohibited by Section 411(d)(6) of the Code).

         9.8  Payment of Withdrawals.

         9.8(a) All non-hardship withdrawals shall be made within a reasonable time and at such time or times as are determined by the Administrator after the Participant's non-hardship withdrawal request is delivered to the Administrator or his hardship withdrawal request is approved by the Administrator, as the case may be, and shall be made in cash.

         9.8(b) The amount of any withdrawal shall be determined on the basis of the value of the Participant's accounts from which the withdrawal is made as of the most recent Valuation Date prior to the date of payment of the withdrawal, decreased by any withdrawals or other distributions since such Valuation Date and increased, by the amount of contributions allocated to his accounts (and not withdrawn or distributed) since such Valuation Date.

         9.8(c) If permitted by the Administrator, a Participant may designate his accounts and/or the divisions of the Fund from which his withdrawal shall be made. Unless otherwise determined by the Administrator from time to time on a uniform and non-discriminatory basis applied prospectively or, to the extent otherwise permitted by the Administrator, as specifically designated by the Participant in his withdrawal request, each withdrawal by a Participant shall be prorated based upon the values of the respective divisions of the Fund (other than the Loan Fund or the Transfer Fund) in the Participant's accounts from which withdrawn, and the withdrawal shall be considered made from the Participant's available accounts to the extent permitted hereinabove, with availability being determined on the basis of the circumstances (such as hardship, severe hardship, non-hardship, the age of the Participant, the time contributions have been in the Plan, the length of the Participant's active participation in the Plan as provided herein) surrounding the withdrawal, in the following order:

                    (i) First, his Voluntary Deductible Account;

                   (ii) Then, his After-tax Unmatched Account;

                  (iii) Then, his After-tax Matched Account, less that amount therein of his After-tax Matched Contributions made in the twenty-four
         (24) calendar month period preceding the month of withdrawal in the case of a non-hardship withdrawal;

                  (iii) Then, his Rollover Account;

                   (iv) Then, his Employer Non-forfeitable Account;

                    (v) Then his Employer Active Account;

                   (vi) Then, his Pre-tax Unmatched Account;

                  (vii) Then, his Pre-tax Matched Account, less that amount therein of his Pre-tax Matched Contributions made in the twenty-four
         (24) calendar month period preceding the month of withdrawal in the case of a non-hardship withdrawal;

                 (viii) Then, his After-tax Matched Account to the extent of his After-tax Matched Contributions therein made in the twenty-four (24) calendar month period preceding the month of withdrawal in the case of a non-hardship withdrawal; and

                   (ix) Then, his Pre-tax Matched Account to the extent of his Pre-tax Matched Contributions therein made in the twenty-four (24) calendar month period preceding the month of withdrawal in the case of a non-hardship withdrawal.

Any such different scheme or designation rights shall be communicated to Participants as part of the withdrawal application materials provided to Participants on request or in any other manner determined by the Administrator.

         9.8(d) Solely for purposes of determining amounts available for withdrawal and for suspension from participation:

                    (i) In the discretion of the Administrator, amounts required to be aged by months may be aged by quarters or years if monthly records are not readily available without additional cost.

                   (ii) Except as may otherwise be expressly provided herein, withdrawals from an account shall be considered made first from earnings (except where prohibited under clause (ii) of subparagraph 9.6(a)) and then, on a first-in, first-out basis, from contributions.

Refer to the additional provisions and special rules contained in ARTICLE XVII relating to Employer Stock Investments.

         9.9 No Withdrawal Restoration. No restoration of amounts withdrawn shall be permitted.

         9.10  Loans.

         9.10(a) As indicated by the Employer in Option 11 of the Adoption Agreement, loans from the Fund may be made to Participants (which term for purposes of this paragraph is intended to include Beneficiaries of deceased Participants) on written application therefor delivered to the Administrator, subject to the following rules:

                    (i) Loans must be adequately secured, which may include or consist of use of a Participant's non- forfeitable Accrued Benefit (other than by his Voluntary Deductible Account) as security, provided however that:

                             (A)  Not more than fifty percent (50%) of a
                      Participant's non-forfeitable Accrued Benefit (exclusive of his Voluntary Deductible Account) may be considered adequate security for such purpose, and

                             (B) Any pledge and  assignment  of a  Participant's
                      non-forfeitable Accrued Benefit shall be ineffective and void for any period of time during which the loan fails to comply with the provisions of Section 4975(d)(1) of the Code and Section 408(b)(1) of the Act.

                   (ii) Loans must be approved by the Administrator in accordance with a uniform, non-discriminatory policy established, and which thereafter may be modified or suspended from time to time, by the Administrator. The Administrator's loan policy shall be considered a part of the Plan and shall, at a minimum, contain:

                             (A) A procedure for applying for loans,

                             (B) The basis on which  loans will be  approved  or
                      denied,

                             (C) Limitations, if any, on the types and amounts of loans available,

                             (D) The  procedure  for  determining  a  reasonable
                      interest rate,

                             (E) The  types of  collateral  which  may  secure a
                      loan,

                             (F) The events constituting a default and the steps
                      that will be taken to preserve the Plan assets in the event of a default.

                  (iii) Loans must be available to all Participants on a reasonably equivalent basis.

                   (iv) Loans must not be made available to Highly Compensated Employees in an amount of and/or percentage of their non-forfeitable Accrued Benefits (exclusive of Voluntary Deductible Accounts) or some combination thereof greater than that made available to other Participants.

                    (v) Loans must not exceed with respect to any Participant (when added to the outstanding balance of all loans to the Participant from the Plan and all other qualified employer plans of the Employer and of each Affiliate) the lesser of:

                             (A) $50,000, reduced by the excess of (I) the Participant's highest aggregate outstanding balance in the preceding twelve (12) months under this Plan and such other plans over (II) his aggregate outstanding balance under this Plan and such other plans on the date on which the loan in question is made, or

                             (B)  One-half  of  the  sum  of  the  Participant's
                      non-forfeitable   Accrued   Benefit   (exclusive   of  his
                      Voluntary Deductible Account) under this Plan.

                   (vi) Loans must bear a commercially reasonable rate of interest which may be fixed or variable and which may vary between Participants based on the term of the loan, the security provided and such other considerations deemed desirable by the Administrator.

                  (vii) Notwithstanding anything to the contrary in the foregoing, in the case of a Plan which is a direct or indirect transferee of a pension plan (where the transferee occurred in a Plan Year beginning after December 31, 1984), no loan may be made to a Participant without the consent of his Spouse filed with the Administrator within the ninety (90) day period ending on the date the loan is made and given in the manner described in subparagraph 8.7(c), that is, it must be in writing, acknowledge the effect of the consent and be witnessed by a plan representative or notary public. Such consent shall include consent to any possible setoff or payment of benefits in the form of the promissory note evidencing the loan. The consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse. A new consent shall be required if the account balance is used for renegotiation, extension, renewal or other revision of the loan.

                 (viii) Notwithstanding the foregoing, unless the Secretary of Labor or his delegate grants an administrative exemption from the prohibited transaction rules with respect to such loan, no loan shall be made to any Participant who is a shareholder-employee or Owner-Employee. For purposes of this paragraph a shareholder-employee means an employee or officer of an electing small business (Subchapter
         S) corporation who owns (or is considered as owning within the meaning of Section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than five percent (5%) of the outstanding stock of the corporation.

         9.10(b) The  loan   policy  of  the   Administrator   shall   include
considerations such as creditworthiness or financial need and any other considerations deemed desirable by the Administrator.

         9.10(c) All loans shall require repayment by substantially level amortization with payments not less frequently than quarterly and shall otherwise be repaid in the manner and within a specified period of time as determined by the Administrator, but in no event to exceed thirty (30) years for "home loans" or five (5) years for all other loans. For purposes hereof a "home loan" is any loan used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Participant.

         9.10(d) The Employer shall cooperate with the Administrator and the Trustee in enforcing prompt repayment of all such loans and installments thereon. The entire balance of principal and interest then due on all such loans upon which a Participant is then liable shall be deducted from any distributions or benefits paid to or with respect to such Participant and shall be applied to the payment of such balance, provided that no such deduction shall be made unless the Participant and, where applicable as provided in clause (vii) of subparagraph 9.10(a), his Spouse have consented to the loan.

         9.10(e) Every loan applicant shall receive a clear statement of the charges involved in each loan transaction. This statement shall include the dollar amount and annual interest rate of the finance charge.

         9.10(f) Notwithstanding the foregoing, the Administrator may on a non-discriminatory basis, among other things, set minimum loan amounts (not to exceed $1,000), minimum repayment amounts, more restrictive loan limits, and/or a maximum number of outstanding loans for any Participant at any one time, may impose a loan processing and/or administrative charge, may limit loans to Participants who are employed by the Employer or otherwise are "parties in interest" as described in Section 3(14) of the Act, may restrict accounts from which loans are made, may require repayment by payroll deduction, and may suspend loan rights from time to time.

         9.10(g) Any loan made to a Participant pursuant to this paragraph shall, to the extent of the lesser of the amount of the loan or the Participant's Accrued Benefit at such time, be treated as a directed investment under paragraph 12.2 hereof by the Participant.

         9.11 Instructions to Trustee. The Administrator, upon determination that a requested withdrawal or loan is permissible under the Plan, shall immediately notify the Trustee, who shall pay from the Fund the amount of the withdrawal or loan in accordance with the Administrator's instructions and, in the case of a withdrawal, shall deduct the amount thereof from the Participant's account in the Fund designated by the Administrator.


                                   ARTICLE X
                                    The Fund
                                   ----------

         10.1 Trust Fund and Exclusive Benefit. The Trustee shall receive all contributions under and all assets transferred to the Plan and shall invest and administer them as a trust fund (the "Fund") for the exclusive benefit of the Participants and Beneficiaries hereunder in accordance with the Plan. Except as otherwise expressly provided herein, no part of the corpus or income of the Fund shall revert to or be used or enjoyed by the Employer or be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries and the defrayal of reasonable expenses of the Plan and Fund. The rights of all persons hereunder are subject to the terms of the Plan.

         10.2 Plan and Fund Expenses. Unless or to the extent not paid by the Employer without being advanced subject to reimbursement (which shall make such payments as directed by the Benefits Corporation) or unless prohibited by the Act or the Code, all expenses of the Plan and the Fund, including reasonable legal, accounting, custodial, brokerage, consulting and other fees and expenses incurred in the establishment, amendment, administration, termination of the Plan or the Fund and termination of the Employer's participation in this master plan known as the Virginia Bankers Association Master Defined Contribution Plan and Trust and/or the compensation of the Trustee and other fiduciaries of the Plan to the extent provided under the Plan, and all taxes of any nature whatsoever, including interest and penalties, assessed against or imposed upon the Fund or the income thereof shall be paid out of the Fund and shall constitute a charge upon the Fund upon such basis as the Trustee may determine; provided, however, that if not paid by the Employer as directed by the Benefits Corporation, the Trustee shall not be required to seek reimbursement. The Benefits Corporation may cause the Employer to advance any or all such expenses and/or taxes on behalf of the fund, subject to the Employer's right of reimbursement from the Fund if so directed by the Benefits Corporation and to the applicable prohibited transaction provisions of the Act and the Code.

         10.3 Reversions to the Employer.

         10.3(a) If a contribution by the Employer is made under a mistake of fact, upon written direction by the Benefits Corporation, the Trustee shall return to the Employer an amount equal to such mistaken contribution, less any losses attributable to such mistaken contribution, within one year after payment of such contribution. If a contribution by the Employer is made conditioned upon its deductibility for federal income tax purposes and there is a final determination by the Internal Revenue Service or a court of competent jurisdiction on review of the Internal Revenue Service's determination of the disallowance of a deduction under Section 404 of the Code for such contribution or portion thereof, upon written direction by the Employer, the Trustee shall return to the Employer an amount equal to the amount of such contribution or portion thereof so disallowed, less any losses attributable to such contribution, within one year after such final determination.

         10.3(b) If it is finally determined by the Internal Revenue Service or a court of competent jurisdiction on review of the Internal Revenue Service's determination that the Plan as initially adopted (if an application for a determination is timely filed with the Internal Revenue Service by the date, including extensions thereof, on which the Employer's federal income tax return for its taxable year in which the Plan or such amendment was adopted is due to be filed) does not qualify under Section 401 of the Code, the Trustee shall return to the Employer within one year after the date of notice of such disqualification all assets attributable to its contributions to the Plan received by the Trustee and made since the date the Plan or such amendment was adopted, except to the extent otherwise directed by the Employer.

         10.3(c) After the termination of the Plan as a whole and after all fixed and contingent liabilities of the Fund to Participants and their Beneficiaries have been satisfied, any remaining assets of the Fund held pursuant to paragraph 4.5 shall be distributed to the Employer.

         10.4 No Interest Other Than Plan Benefit. Nothing contained herein shall be deemed to give any Participant or Beneficiary any interest in any specific part of the Fund or any interest other than his right to receive benefits in accordance with the provisions of the Plan.

         10.5 Provisions Relating to Insurer.

         10.5(a) No Insurer shall be deemed a party to the Plan or responsible for the validity thereof.

         10.5(b)  No Insurer shall be required to determine either:

                    (i) That a person for whom the Trustee applies for a Policy is, in fact, eligible for participation or entitled to benefits under the Plan,

                   (ii) Any fact necessary for the proper issuance of any Policy or Contract, or

                  (iii) The proper distributions or further application of any moneys paid by it to the Trustee in accordance with the written direction of the Trustee;

and with respect to each of the foregoing, the Insurer shall be fully indemnified and protected in relying upon the advice and direction of the Trustee.

         10.5(c) Any notice, direction, application or other communication whatsoever shall be accepted by the Insurer as duly authorized and executed if signed by the Trustee. The Insurer shall be fully protected in assuming that the Trustee is as shown in the latest notification received by it at its home office.

         10.5(d) Except as may be otherwise provided in any binding receipt issued by the Insurer, there shall be no coverage and no annuity or death benefit payable under any Policy to be purchased from any Insurer until such Policy shall have been issued and the premium therefor shall have been paid.

         10.5(e) In the event of any conflict between the terms of the Plan and the terms of the Policy or Contract, the provisions of the Plan will control.

         10.6 Payments from the Fund.

         10.6(a) The Trustee shall make all payments from the Fund which become due hereunder in accordance with the written instructions or directions of the Administrator. In directing the Trustee to make any payments or deliveries out of the Fund, the Administrator shall follow the provisions of the Plan. The Trustee acting in accordance with such instructions or directions shall be fully protected and indemnified by the Employer in relying upon any such written instruction or direction which the Trustee reasonably and in good faith believes to be proper.

         10.6(b) Any notice, direction, application or other communication whatsoever shall be accepted by the Insurer as duly authorized and executed if signed by the Trustee. The Insurer shall be fully protected in assuming that the Trustee is as shown in the latest notification received by it at its home office.

         10.6(c) Except as may be otherwise provided in any binding receipt issued by the Insurer, there shall be no coverage and no annuity or death benefit payable under any Policy to be purchased from any Insurer until such Policy shall have been issued and the premium therefor shall have been paid.


                                   ARTICLE XI
                                   Fiduciaries
                                   -----------

         11.1 Named Fiduciaries and Duties and Responsibilities. Authority to control and manage the operation and administration of the Plan shall be vested in the following, who, together with their membership, if any, shall be the Named Fiduciaries under the Plan with those powers, duties, and responsibilities specifically allocated to them by the Plan:

         11.1(a) Trustee - The Trustee in connection with its fiduciary obligations relating to the Plan and the Fund.

         11.1(b) Employer - The Employer in connection with its fiduciary obligations and rights relating to the Plan and the Fund.

         11.1(c) Plan Administrator - The Administrator in connection with its fiduciary obligations and rights relating to the Plan and the Fund.

         11.2 Limitation of Duties and Responsibilities of Named Fiduciaries. The duties and responsibilities, and any liability therefor, of the Named Fiduciaries provided for in paragraph 11.1 shall be severally limited to the duties and responsibilities specifically allocated to each such Named Fiduciary in accordance with the terms of the Plan, and there shall be no joint duty, responsibility, or liability among any such groups of Named Fiduciaries in the control and management of the operation and administration of the Plan.

         11.3 Service by Named Fiduciaries in More Than One Capacity. Any person or group of persons may serve in more than one Named Fiduciary capacity with respect to the Plan (including both service as Trustee and Plan Administrator).

         11.4 Allocation or Delegation of Duties and Responsibilities by Named Fiduciaries. By written agreement filed with the Benefits Corporation (which shall be made available to Employers and Plan Administrators on request), the duties and responsibilities of the Trustee with respect to the management and control of the assets of the Fund may, with the written consent of the Benefits Corporation, be allocated among the Trustees (if there are two or more persons so serving) and any other duties and responsibilities of any Named Fiduciary may be allocated among Named Fiduciaries or may, with the consent of the Benefits Corporation, be delegated to persons other than Named Fiduciaries. Any written agreement shall specifically set forth the duties and responsibilities so allocated or delegated, shall contain reasonable provisions for termination, and shall be executed by the parties thereto.

         11.5 Investment Manager. The Trustee shall appoint one or more Investment Managers to manage all of the assets of the Fund other than those held under Contracts issued by the Insurer. Such appointment(s) may be made separately with respect to one or more divisions of the Fund. The appointment of any such Investment Manager shall be by written agreement, which shall specify the scope of the powers and duties of such Investment Manager, shall contain reasonable provisions for the termination of such appointment, and shall be executed by the parties thereto and acknowledged by the Custodian. An Investment Manager appointed pursuant to any such agreement shall acknowledge therein its status as a fiduciary with respect to the Plan.

         11.6 Custodian. The Trustee shall appoint one or more banks (including any Trustee, Investment Manager or Employer) with trust powers to serve as Custodian for the custody of all assets of the Fund other than those held under Contracts issued by the Insurer and enter into a written custodial agreement with such bank and thereafter deliver such assets of the Fund to such bank for custody in accordance with such agreement Such appointment(s) may be made separately with respect to one or more divisions of the Fund. Any such appointment of a custodian may be terminated by the Trustee at any time.

Refer to the additional provisions and special rules contained in ARTICLE XVII relating to Employer Stock Investments.

         11.7 Instruments Allocating Duties and Responsibilities or Appointing Investment Manager or Custodian as Part of Plan. Any written instrument required by paragraph 11.4, 11.5 or 11.6 above shall be made a part of this Agreement and shall be available to each Employer upon request delivered to the Trustee.

         11.8 Assistance and Consultation. A Named Fiduciary, and any delegate named pursuant to paragraph 11.4, may engage agents to assist in its duties and may consult with counsel, who may be counsel for the Employer or the Benefits Corporation, with respect to any matter affecting the Plan or its obligations and responsibilities hereunder, or with respect to any action or proceeding affecting the Plan. All compensation and expenses of such agents and counsel shall be paid or reimbursed from the Fund, except to the extent prohibited by the Act or the Code and except to the extent paid or reimbursed by the Employer or the Benefits Corporation.

         11.9 Indemnification. The Employer shall indemnify and hold harmless any individual who is a Named Fiduciary or a member of a Named Fiduciary under the Plan and any other individual to whom duties of a Named Fiduciary are delegated pursuant to paragraph 11.4, to the extent permitted by law, from and against any liability, loss, cost or expense arising from their good faith action or inaction in connection with their responsibilities under the Plan.

         11.10 Bond. Except as may be required under Section 412 of the Act (which generally requires a bond to provide protection to the Plan against loss by reason of acts of fraud or dishonesty), no fiduciary of the Plan (whether Trustee or other fiduciary) shall be required to give any bond or other security for the faithful performance of its duties hereunder.


                                   ARTICLE XII
                          Powers and Duties of Trustee
                          ----------------------------


         12.1 Trustee Powers and Duties. Subject to the following provisions of this ARTICLE XII, the Trustee shall commingle and jointly invest, or where specifically provided herein shall segregate and separately invest, the assets of the Fund, without distinction between corpus and income. The Trustee shall have responsibility for the control and management of the Fund of this Plan and of all other plans which are adopted and maintained in the form of the Virginia Bankers Association Master Defined Contribution Plan and Trust in one trust as hereinafter provided through the appointment of one or more Investment Managers and Custodians for the Fund as provided in paragraphs 11.5 and 11.6. The assets of this Fund and all other funds of such other plans shall be held in the divisions of the Fund described in subparagraphs 12.1(c), (d), (e), (f), (f)A,
(g) and (h) hereof as provided in paragraph 12.2. No assets of the Fund shall be used to acquire or carry life insurance.

         12.1(a) In addition to any other powers expressly granted in the Plan or provided by law, the following general investment powers granted in this subparagraph and in subparagraph 12.1(b) shall be applicable to the Fund, subject to the limitations imposed hereafter with respect to the respective divisions of the Fund and the other restrictions or prohibitions imposed hereunder. Except as otherwise specifically provided herein, the Trustee, Investment Manager and Custodian shall have exclusive authority and discretion in management and control of the Fund.

                    (i) The Fund shall be invested and reinvested in such stocks, stock options (whether or not covered), warrants and rights, puts, calls, stock-index futures, bonds, securities, commodities, commodity futures and options, real estate mortgages, real estate investment trusts or funds, real estate, partnership interests, mutual funds, closed-end investment companies, regulated investment companies or trusts, common, collective or group trust funds (except as otherwise limited hereunder) and other investments, and in such proportion, as may be deemed suitable for the purposes and the funding policy hereof.

                   (ii) Such investments shall not be restricted to property and securities of the character authorized for investment by trustees under any present or future laws, with the exception of the Act.

                  (iii) To the extent permitted by law, it is expressly authorized for the Fund to be invested and reinvested and the Trustee or Custodian is expressly authorized to execute any joinder or similar agreement therefor on behalf of the Plan:

                            (A) In any general common trust fund qualifying
                      under Section 584 of the Code and maintained by the Trustee, Investment Manager, Custodian or Employer or any affiliate thereof in the same bank holding system affiliated group, as defined in Section 1504 of the Code, as the Trustee, Investment Manager, Custodian or Employer (if the Trustee, Investment Manager, Custodian, Employer or any such affiliate are banks or trust companies supervised by a state or federal agency);

                             (B) In any other  collective  or group  trust  fund
                      maintained by a bank or trust company (if the Trustee, Investment Manager, Custodian or Employer is not such a bank or trust company) or in a collective or group trust fund with trusts which are a part collective or group trust fund with trusts which are a part of employee benefit plans established by employer members of the Association and meeting the requirements of Section 401(a) of the Code, provided any such collective or group trust consists solely of assets of qualified retirement trusts and/or individual retirement accounts exempt from federal income taxation under the Code, as the Trustee or, where applicable, the Investment Manager in its discretion may determine (whether or not the Trustee or, where applicable, the Investment Manager, Custodian or Employer is such a bank or trust company), provided such collective or group trust is so qualified and exempt under the Code;

                             (C) In Contracts  or Policies  (not  containing  or
                      providing life insurance) issued to provide or fund benefits under the Plan, (whether or not the Insurer is the Employer or any affiliate of the Employer, or the Investment Manager or any affiliate of the Investment Manager, if an insurance company); or

                             (D) In whole or in part in  deposits  with any bank
                      or similar financial institution supervised by the United States or a State, regardless of whether such bank or other institution is a Trustee, Investment Manager, Custodian, Employer or other fiduciary hereunder, provided such deposits shall bear a reasonable rate of interest, except that funds may be deposited in non-interest bearing accounts to such extent and for such time as may be reasonably required for the orderly administration of the Plan.

                   (iv) If an investment is made in a common, collective or group trust, the Trustee or Custodian is expressly authorized to incorporate the terms thereof as an investment medium under and as a part of the Plan, and the terms of such trust shall govern the investment, disposition and distribution of the assets of such trust.

         12.1(b) Subject to the requirements imposed by law, and in furtherance and not in limitation of the investment authority for the Fund, there shall be granted full power and authority necessary or advisable to carry out the provisions of the Plan, and all inherent, implied and statutory powers now or subsequently provided by law, including specifically the power to do any of the following:

                    (i) To deal with all or any part of the Fund, including, without limitation, to invest, reinvest and change investment;

                   (ii) To acquire any property by purchase, subscription, lease or other means;

                  (iii) To sell for cash or on credit, convey, lease for long or short terms, or convert, redeem or exchange all or any part of the Fund;

                   (iv) To borrow money for the purpose of the Fund, and for any sum so borrowed to issue its promissory note as Trustee and to secure the repayment thereof by pledging all or any part of the Fund;

                    (v) To enforce by suit or otherwise, or to waive its rights on behalf of the Fund, and to defend claims asserted against him or the Fund;

                   (vi) To compromise, adjust and settle any and all claims against or in favor of it or the Fund;

                  (vii) To renew, extend or foreclose any mortgage or other security;

                 (viii) To bid in property on foreclosure;

                   (ix) To take deeds in lieu of foreclosure, with or without paying a consideration therefor;

                    (x) To vote, or give proxies to vote, any stock or other security, and to oppose, participate in and consent to the reorganization, merger, consolidation or readjustment of the finances of any enterprise, to pay assessments and expenses in connection therewith, and to deposit securities under deposit agreements;

                   (xi) To hold securities unregistered (including in bearer form), or to register them in its own name, in street name or in the names of nominees who are within the jurisdiction of the district courts of the United States and are either banks or trust companies that are subject to supervision by the United States or a state thereof, brokers or dealers registered under the Securities Exchange Act of 1934, clearing agencies as defined in Section 3(a)(23) of the Securities Exchange Act of 1934, permissible nominees of any of the foregoing, or any other persons or entities permitted to act as nominee for the Trustee under Section 403 of the Act, provided the books and records of the Fund shall at all times reflect that the Fund is the beneficial owner of such securities;

                  (xii) To make, execute, acknowledge and deliver any and all instruments that it shall deem necessary or appropriate to carry out the powers herein granted; and generally to exercise any of the powers of an owner with respect to all or any part of the Fund; and

                 (xiii) Generally to exercise any of the powers of an owner with respect to all or any portion of the Fund.

Except as provided in the Act, no person dealing with the Trustee shall be bound to see to the application of any money or property paid or delivered to the Trustee or the Custodian at the direction of the Trustee or to inquire into the validity or propriety of any transaction.

         12.1(c) In the management of the Current Income Fund, there are hereby granted all powers granted under subparagraphs 12.1(a) and 12.1(b), except that the Current Income Fund shall generally be invested primarily in short-term and intermediate-term bond funds that the Investment Manager considers appropriate from time to time. This investment fund will generally earn higher income than money market instruments or certificates of deposit. While this fund division is designed to emphasize safety and stability, its value may in fact decrease.

         12.1(d) In the management of the Capital Preservation Fund, there are hereby granted all the powers under subparagraphs 12.1(a) and 12.1(b), except that the Capital Preservation Fund shall generally be invested primarily in short-term and intermediate-term bond funds that the Investment Manager considers appropriate from time to time. This investment fund will generally earn higher income that money market instruments or certificates of deposit. While this fund division is designed to emphasis safety and stability, its value may in fact decrease.

         12.1(e) In the management of the Moderate Growth Fund, there are hereby granted all the powers granted under subparagraphs 12.1(a) and 12.1(b), except that the Moderate Growth Fund shall generally be invested in bond and stock funds that the Investment Manager considers appropriate from time to time. Generally, the fund will maintain a strong commitment to bond funds to provide current income and help stabilize the portfolio for inordinate swings in value. The value of this investment fund generally will fluctuate up and down based on market conditions.

         12.1(f) In the management of the Wealth Building Fund, there are hereby granted all the powers granted under subparagraphs 12.1(a) and 12.1(b), except that the Wealth Building Fund shall generally be invested in a diversified mix of stock and bond funds that the Investment Manager considers appropriate from time to time. Generally, the fund is designed to build assets and protect against inflation over the long run. The value of this investment fund generally will fluctuate up and down based on market conditions.

         12.1(f)A In the management of the Aggressive Appreciation Fund, there are hereby granted all the powers granted under subparagraphs 12.1(a) and 12.1(b), except that the Aggressive Appreciation Fund shall generally be invested exclusively in stock funds that the Investment Manager considers appropriate from time to time. The fund is designed to provide the highest growth potential.

         12.1(g) In the management of the Loan Fund, there are hereby granted all the powers under subparagraph 12.1(a) and 12.1(b), except that the Loan Fund shall be invested solely in loans to Participants and where applicable Beneficiaries pursuant to ARTICLE IX and of temporary investments thereof.

         12.1(h) Notwithstanding the Fund divisions described above, the Trustee shall establish a Transfer Fund which shall consist of assets, if any, transferred from a plan of an employer not maintained as a part of the Virginia Bankers Association Master Defined Contribution Plan and Trust to the Virginia Bankers Association Master Defined Contribution Plan and Trust for which special provisions are not otherwise made and which are viewed by the Trustee in its discretion as not suitable for investment in the other Fund divisions of the Plan to which the same may be transferred. Assets held in the Transfer Fund shall be converted to cash as soon as practicable taking into consideration the effect of such liquidation on their value. Following such conversion to cash, the assets shall be transferred as of any valuation date to another Fund division in accordance with the investment directions of the Employer.

         12.1(i) The Trustee may designate in writing such other divisions of the Fund into which directed investments pursuant to paragraph 12.2 may be made. Such other divisions shall be professionally managed common, collective or group trust funds, mutual funds or closed-end fixed investment companies or shall be deposit administration contracts, pension investment contracts, guaranteed investment contracts, immediate participation guarantee contracts or other investment contracts or policies (other than those providing life insurance) issued by insurance companies selected by the Trustee. The Trustee in its sole discretion may terminate any or all of the divisions of the Fund designated by it pursuant to this subparagraph 12.1(i), in which case all assets held in any such terminated divisions shall be transferred back to the Current Income Fund. For periods prior to July 1, 1996, the funds available are described in Basic Document No. 03 dated October, 1995.

         12.1(j) Notwithstanding the foregoing and in addition to other investments of the Fund, by agreement in writing between the Trustee and the Employer, the Trustee may hold any deposit administration contracts, pension investment contracts, guaranteed investment contracts, immediate participation guarantee contracts or other investment contracts or policies issued by insurance companies as a segregated investment of the Plan to the extent that such contracts or policies were held as assets of the Plan at the time the Employer adopts this Plan.

         12.1(k) The Trustee shall not have the power or duty to inquire into the correctness of the amount tendered to it as required by the Plan nor to enforce the payment of contributions thereunder by the Employer. The Trustee shall be responsible only for such sums and assets that it actually receives as Trustee.

         12.1(l) In the exercise of its authority under this paragraph 12.1, the Trustee, Investment Manager and Custodian shall take cognizance of and be inhibited by those limitations and prohibitions contained in Section 406 of the Act and the prohibited transaction provisions of Section 4975 of the Code, for which no exemption is applicable.

Refer to the additional provisions and special rules contained in ARTICLE XVII relating to Employer Stock Investments.

         12.2 Participant Directed Investment among Fund Divisions.

         12.2(a) If and to the extent selected by the Employer in Option 12(a) of the Adoption Agreement, each Participant (or if deceased, his Beneficiary) shall have the right to direct that all or a part of his "directable accounts" (as specified in Option 12(a)(2) of the Adoption Agreement) be invested and held in the "available investment funds" (as specified in Option 12(b) of the Adoption Agreement) in increments provided in Option 12(c) of the Adoption Agreement and at the time(s) permitted in Option 12(d) of the Adoption Agreement. Such directions shall be in writing, on a form approved by the Benefits Corporation, and shall be delivered to the Administrator on or before the dates hereinafter stated. Any such investment direction shall apply to the balance(s) in his directable accounts at such time and thereafter to his and the Employer's future contributions and transfers added thereto. Any such direction shall be delivered to the Administrator at least by the fifteenth (15th) day of the calendar month (or such other period as the Administrator may from time to time authorize) immediately preceding its effective date and shall then be effective upon the individual's becoming a Participant and thereafter on the date(s) as selected by the Employer in Option 12(d) of the Adoption Agreement and shall continue in force until amended or rescinded by a new direction made and becoming effective in the same manner as provided above.

         12.2(b) Upon the effective date of any such direction by the Participant (or if deceased, his Beneficiary), the Administrator shall immediately deliver to the Trustee written notice of the direction, whereupon it shall be the duty of the Trustee to direct the Custodian and Investment Manager to effect the Participant's direction. The Trustee shall divide the Participant's directable accounts in the Fund between available divisions of the Fund designated in accordance with such direction within a reasonable period of time. Notwithstanding the above investment direction provisions of the Plan, accounts held in the Transfer Fund or the Loan Fund shall remain invested in such Fund division and shall not be subject to investment direction except as provided in subparagraph 12.1(h) or 12.2(c), respectively.

         12.2(c) Notwithstanding the foregoing any loan made to a Participant or a Beneficiary shall automatically be treated as a directed investment by such Participant in the Loan Fund.

                    (i) As provided in paragraph 9.10, an amount equal to the principal amount of a loan to a Participant shall be segregated from such Participant's account or accounts within the other divisions of the Fund.

                   (ii) Payments of the principal of and payments of interest on a loan to a Participant shall be held by the Trustee in the Participant's segregated account in the Loan Fund and deposited in a temporary interest bearing account until the last day of the month in which received by the Trustee, whereupon the principal and interest and any earnings (less any losses) thereon shall be transferred pro rata:

                             (A) To the Participant's  unsegregated  accounts in
                      the Fund in the same proportions as funds were transferred from these accounts to the Participant's segregated account in the Loan Fund for purposes of making such loan, and

                             (B) To the divisions of the Fund  determined on the
                      basis  of  the   Participant's   contribution   investment
                      direction then in effect under paragraph 12.2.

         12.2(d) To the extent no investment direction is in force and absent the adoption of different rules by the Employer, a Participant's directable accounts shall be held in the investment fund designated in or pursuant to Option 12(e) of the Adoption Agreement.

         12.2(e)  Notwithstanding  the  foregoing,  the  Trustee,   Employer  or
Administrator may from time to time suspend investment directions in or the maintaining of any one or more divisions of the Fund in its sole discretion.

         12.3 Accounts.

         12.3(a) The Trustee shall keep true and accurate accounts of all investments, receipts, and disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person or persons designated by the Employer. Within sixty (60) days after the removal or resignation of a Trustee, as provided for in paragraph 12.9, and annually as provided in the Plan, the Trustee shall file with the Employer a valuation of the assets of the Fund, and an account of its transactions since the last previous such accounting. In addition, the Employer may require an account from the Trustee at any other reasonable time, provided the costs of any such additional accounting are borne by the Employer. No employee and no person other than those designated by the Employer shall have the right to demand or be entitled to any accounting by the Trustee except as otherwise provided by law.

         12.3(b) If within forty-five (45) days after any such account has been mailed to the Employer, the Employer shall not have filed with the Trustee written notice of approval of such account or any objection which the Employer may have to any act or transaction of the Trustee referred to in such account, such account shall be deemed approved. Upon approval of any account as hereinabove provided, the Trustee shall be fully released and discharged as to all matters set forth in such account to the same extent as though such account had been approved by a court of competent jurisdiction in an action or proceeding in which the Trustee, the Employer and all persons having or claiming any interest in the Fund or under the plan were parties.

         12.4 Judicial Settlement of Accounts. The Trustee shall have the right to apply at any time to a court of competent jurisdiction for the judicial settlement of its accounts. In any such judicial action or proceeding it shall be necessary to join as parties thereto only the Trustee and the Employer; and any judgment or decree which may be entered therein shall be conclusive upon all persons having or claiming any interest in the Fund or under the Plan.

         12.5 Enforcement of Trust-Legal Proceedings. Each Employer shall have authority to enforce the trust hereby created on behalf of all persons having or claiming any interest in the Fund or under the Plan. In any action or proceeding affecting the Fund and the rights and interest of Participants and their Beneficiaries therein, the only necessary parties shall be the Employer and the Trustee and no other person shall be entitled to any notice or process. Any judgment that may be entered in any such action or proceeding shall be binding and conclusive on all persons having or claiming any interest in the Fund or under the Plan.

         12.6 Two or More Trustees. In the event two or more persons are at any time serving as Trustee hereunder, such Trustees shall jointly manage and control the Fund; provided, however, that pursuant to paragraph 11.4 such Trustees may enter into an agreement in writing with respect to the allocation of specific responsibilities, obligations or duties among themselves.

         12.7 Trustee Compensation and Expenses. The Trustee shall be paid only such reasonable compensation, if any, as the Benefits Corporation shall from time to time determine. All expenses of the Plan and Fund, including the Trustee's compensation, legal, accounting and actuarial fees and all expenses incurred by the Trustee or the Fund in connection with the termination of the Plan or the termination of the Employer's participation in this master plan known as the Virginia Bankers Association Master Defined Contribution Plan and Trust, to the extent not paid by the Employer as directed by the Benefits Corporation, and all taxes of any nature whatsoever, including interest and penalties, assessed against or imposed upon the fund or the income thereof, shall constitute a charge upon and be paid out of the Fund upon such basis as the Trustee may determine; provided, however, that if not paid by the Employer as directed by the Benefits Corporation, the Trustee shall not be required to seek reimbursement from the Employer. Notwithstanding the foregoing, no compensation from the Fund shall be paid to any Trustee appointed pursuant to paragraph 12.9 as representing employers maintaining an employee pension benefit plan in the form of a group, master or prototype plan sponsored by the Benefits Corporation.

         12.8 Trustee Designation, Resignation, Removal or Death and Appointment of Successor or Additional Trustee.

         12.8(a) The Trustee shall be such person(s) as the Benefits Corporation may appoint or cause to be appointed to such capacity. Each Trustee shall accept his status as a Trustee hereunder in writing. Upon leaving any designated office in the Benefits Corporation or Association by which a person automatically is designated to serve as a Trustee, such Trustee shall at once cease to be a Trustee and shall be discharged from all further duties and responsibilities as a Trustee. Upon acceptance in writing of his status as Trustee hereunder by the successor in office of any Trustee who is designated to serve as a Trustee by reason of holding a designated office, such successor shall become a Trustee hereunder.

         12.8(b) Any Trustee may resign at any time upon delivering to the Benefits Corporation and all Co-Trustees a written notice of such resignation to take effect not less than fifteen (15) days after the delivery thereof to the Benefits Corporation and all Co-Trustees unless the Benefits Corporation shall accept as adequate a shorter notice. The Trustee may be removed by the President or by the Board of Directors of the Benefits Corporation by mailing notice by registered mail addressed to the Trustee at his last known address, or by delivery of same to the Trustee to take effect not less than thirty (30) days after mailing or delivery of such notification unless notice of a shorter duration shall be accepted as adequate.

         12.8(c) In case of the resignation or removal of a Trustee, such Trustee shall transfer, assign, convey and deliver to the successor or other Trustee the trust estate as it may then be constituted and shall execute all documents necessary for transferring the trust estate.

         12.8(d) The President of the Benefits Corporation shall forthwith appoint a successor Trustee in case of resignation, removal or death of all Trustees appointed and then serving. Any successor Trustee shall qualify as such by executing, acknowledging, and delivering to the Benefits Corporation an instrument accepting such appointment hereunder in such form as may be satisfactory to the Benefits Corporation, which form shall become a part of this Agreement, and thereupon such successor Trustee shall become vested with the rights, powers, discretion, duties and obligation of its predecessor Trustee.

         12.8(e) In the event of the resignation, removal or death of a Trustee, the surviving Trustee shall continue to be a Trustee hereunder.

         12.8(f)The Benefits Corporation may at any time and from time to time appoint one or more additional Trustees.

         12.8(g) The Trustee may, with the written consent of the Benefits Corporation, or shall, at the written direction of the Benefits Corporation, or the Benefits Corporation directly may, appoint a bank with trust powers or a trust company (including any Trustee) as a Co-Trustee for the custody and/or investment of all or a portion of the assets of the Plan and enter into a trust agreement with such bank and thereafter deliver assets of the Plan to such bank or trust company for such custody and/or investment in accordance with such trust agreement and any written directions of the Benefits Corporation. Any such trust agreement shall be attached to this Agreement. For purposes hereof:

                    (i) The duties and responsibilities under the Plan with respect to the assets of the Plan held by any Co- Trustee appointed pursuant to this subparagraph shall be allocated solely to such
         Co-Trustee, and such Co-Trustee shall have no duties or responsibilities with respect to the other assets of the Plan by reason of its appointment pursuant to this subparagraph; and

                   (ii) Conversely, any Trustee which is not appointed as such Co-Trustee for such assets of the Plan shall have no duties and responsibilities with respect to the assets of the Plan held by such Co-Trustee pursuant to this subparagraph.

Any   appointment  of  a  Co-Trustee   pursuant  to  this   subparagraph   shall
automatically be considered an allocation of duties and responsibilities under paragraph 11.4 without further action being required.

         12.8(h) If any corporate Trustee at any time shall be merged, or consolidated with, or shall sell or transfer substantially all of its assets and business to another corporation, domestic or foreign, or shall be in any manner reorganized or reincorporated, then the resulting or acquiring corporation shall be substituted ipso facto for such corporate Trustee without the execution of any instrument and without any action upon the part of the Benefits Corporation, any Participant or Beneficiary, or any other person having or claiming to have an interest in the Fund or under the Plan.


                                  ARTICLE XIII
                               Plan Administration
                               -------------------

         13.1  Appointment of Plan Administrator.

         13.1(a) In the case of a Plan that is intended to be a cash or deferred arrangement within the meaning of Section 401(k) of the Code, the Benefits Corporation shall be Plan Administrator.

         13.1(b) In the case of a Plan not described in subparagraph 13.1(a), the Employer may appoint one or more persons to serve as the Plan Administrator (the "Administrator") for the purpose of carrying out the duties specifically imposed on the Administrator by the Plan, the Act and the Code.

         13.1(c) In the event more than one person is appointed, the persons shall form an administrative committee for the Plan. The person or committeemen serving as Administrator shall serve for indefinite terms at the pleasure of the Plan Sponsor, and may, by thirty (30) days prior written notice to the Employer and the Trustee, terminate such appointment. The Trustee may assume that any person appointed continues in office until notified of any change.

         13.2 Employer as Plan Administrator. In the event that no Administrator is appointed or in office pursuant to subparagraph 13.1, the Employer named in Option 1(a) of the Adoption Agreement shall be the Administrator.

         13.3 Compensation and Expenses. Unless otherwise determined and paid by the Employer the person or committeemen serving as the Administrator shall serve without compensation for service as such. All expenses of the Administrator shall be paid as provided in paragraph 10.2, provided no compensation shall be paid the Administrator from the Fund to the extent prohibited by the Code or the Act.

         13.4 Procedure if a Committee. If the Administrator is a committee, it shall appoint from its members a Chairman and a Secretary. The Secretary shall keep records as may be necessary of the acts and resolutions of such committee and be prepared to furnish reports thereof to the Trustee. Except as otherwise provided, all instruments executed on behalf of such committee may be executed by its Chairman or Secretary and the Trustee may assume that such committee, its Chairman or Secretary are the persons who were last designated as such to the Trustee in writing by the Employer.

         13.5 Action by Majority Vote if a Committee. If the Administrator is a committee, its action in all matters, questions and decisions shall be determined by a majority vote of its members qualified to act thereon. They may meet informally or take any action without the necessity of meeting as a group.

         13.6 Appointment of Successors. Upon the death, resignation or removal of a person serving as, or on a committee which is, the Administrator, the Employer may, but need not, appoint a successor.

         13.7 Additional Duties and Responsibilities. The Administrator shall have the following duties and responsibilities in addition to those expressly provided elsewhere in the Plan:

         13.7(a) The Administrator shall be responsible for the fulfillment of all relevant reporting and disclosure requirements set forth in the Act and the Code, including but not limited to the preparation of necessary plan descriptions, summary plan descriptions, annual reports, summary annual reports, employee benefit statements, notice of forfeitability of benefits, notice of special tax treatment (rollover, five-year or ten-year averaging and capital gains) for distributions, and other statements or reports, the distribution thereof to Participants and their Beneficiaries and the filing thereof with the appropriate governmental officials and agencies.

         13.7(b) The Administrator shall maintain and retain necessary records respecting administration of the Plan and matters upon which disclosure is required under the Act and the Code.

         13.7(c) The Administrator shall make any elections for the Plan under the Act or the Code.

         13.7(d) The Administrator shall provide to Participants and Beneficiaries such notices, including but not limited to the notice to interested parties, and information as are required by the Plan, the Act and the Code.

         13.7(e) The Administrator shall make all determinations regarding eligibility for participation in and benefits under the Plan.

         13.7(f) The Administrator shall establish and communicate to the Trustee a funding policy consistent with the current and long-term financial needs of the Plan with respect to the ages of the Participants in the Plan and other such relevant information; provided, however, that nothing in this subparagraph shall be construed as granting to the Plan Administrator any power or authority with respect to the control and management of the Fund.

         13.7(g) The Administrator shall have the right to settle claims against the Plan and to make such equitable adjustments in a Participant's or Beneficiary's rights or entitlements under the Plan as it deems appropriate in the event an error or omission is discovered or claimed in the operation or administration of the Plan.

         13.8 Power and Authority. The Administrator is hereby vested with all the power and authority necessary in order to carry out its duties and responsibilities in connection with the administration of the Plan, including the power to interpret the provisions of the Plan. For such purpose, the Administrator shall have the power to adopt rules and regulations consistent with the terms of the Plan.

         13.9 Availability of Records. The Employer and the Trustee shall, at the request of the Administrator, make available necessary records or other information they possess which may be required by the Administrator in order to carry out its duties hereunder.

         13.10 No Action with Respect to Own Benefit. No Administrator who is a Participant shall take any part as the Administrator in any discretionary action in connection with his participation as an individual. Such action shall be taken by the remaining Administrator, if any, or otherwise by the Employer.

         13.11 Limitation on Powers and Authority. The Administrator shall have no power in any way to modify, alter, add to or subtract from any provisions of the Plan.


                                   ARTICLE XIV
                        Amendment and Termination of Plan
                        ----------------------------------

         14.1  Amendment.

         14.1(a) The Plan may be amended in whole or in part at any time by action of the Board of the Employer; provided, however, that:

                    (i) Except to the extent permitted or required by the Act or the Code, neither the Accrued Benefit (nor any subsidy, early retirement  benefit,  optional  form of  payment  or any other  benefit considered to be an accrued benefit for purposes of Section 411(d)(6)(B) of the Code) of a Participant, nor the percentage thereof which is non-forfeitable, at the time of any such amendment shall be adversely affected thereby.

                   (ii) Except to the extent permitted or required by the Act or the Code, no such amendment shall have the effect of revesting in the Employers any part of the Fund prior to the termination of the Plan and the satisfaction of all fixed and contingent liabilities thereunder with respect to Participants and their Beneficiaries.

                  (iii) The duties and obligations of the Trustee hereunder shall not be increased nor its compensation decreased without its written consent.

                   (iv) In the event of (A) any such modification, alteration or amendment, other than by the addition, elimination or substitution of any of the optional provisions contained in the Adoption Agreement (except to the extent necessary to satisfy the requirements of Section 415 of the Code or to avoid duplicating minimum benefits under Section 416 of the Code) or (B) the addition of certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed, this Plan shall be considered an individually designed Plan and the Employer may no longer be eligible to participate in this master plan. Written notice of any such modification, alteration or amendment of the Plan shall thereupon be given to the Benefits Corporation.

         14.1(b) The Employer delegates to the Board of Directors of the Benefits Corporation the power to modify, alter or amend the Plan, in whole or in part, on behalf of the Employer, provided that no such amendment shall violate the provisions of clauses (i), (ii) and (iii) of subparagraph 14.1(a), nor shall any such amendment have the effect of retroactively altering any optional provision of the Adoption Agreement selected by the Employer except as may be required under the Act or by the Internal Revenue Service as a condition to the qualification of this Plan under Section 401 of the Code. The Employer is hereby deemed to consent to any modification, alteration or amendment of the Plan by the Benefits Corporation pursuant to this subparagraph 14.1(b). Written notice shall thereupon be given to the Employer.

         14.2 Merger, Consolidation or Transfer of Assets. The merger or consolidation of or transfer of assets or liabilities between this Plan and any other plan shall be permitted upon action by the Board and approved by the Benefits Corporation or as expressly provided elsewhere in the Plan so long as, immediately after such merger, consolidation or transfer of assets or liabilities, each Participant who is or may become eligible to receive a benefit of any type from this Plan (or whose Beneficiaries may be eligible to receive any such benefit) would, if such surviving or transferee plan was then terminated, be entitled to receive a benefit at least equal to the benefit to which such Participant (and each such Beneficiary) would have been entitled had this Plan, as adopted by the Employer, terminated immediately prior to such merger, consolidation or transfer of assets or liabilities.

         14.2(a) With the consent of the Benefits Corporation, the Trustee may accept a direct transfer of cash or other property to the Fund on behalf of a Participant from a plan qualified under Section 401 or 403(a) of the Code.

         14.2(b) In the event property is received by the Trustee pursuant to this paragraph, such property shall be valued at its fair market value on the date of receipt by the Trustee in accordance with the method of valuation used for purposes of paragraph 4.6 or as otherwise provided in the merger, consolidation or asset transfer agreement.

         14.2(c) Assets becoming part of the Fund by reason of any such merger, consolidation or transfer of assets or liabilities shall be allocated to the accounts in the Plan as provided in the merger, consolidation or asset transfer agreement or as otherwise provided in the Plan.

         14.3 Plan Permanence and Termination. The Employer has established the Plan with the intention and expectation that they will be able to make their contributions indefinitely, but the Employer is not and shall not be under any obligation or liability to any Participant or Employee to continue its contributions or to maintain the Plan for any given length the time, and each may in its sole and absolute discretion discontinue its contributions or otherwise terminate its participation in the Plan at any time without any such liability for such discontinuance or termination.

         14.4  Lapse  in   Contributions.   Failure  by  the  Employer  to  make
contributions to the Fund in any year or years, unless the same shall be constitute a complete discontinuance of contributions, or shall be coupled with any other event causing a termination of its participation in the Plan, shall not terminate the Plan or operate to vest the rights of any Participants or to accelerate any payments or distributions to or for the benefit of any Participants or their Beneficiaries.

         14.5 Termination Events.

         14.5(a) The Plan shall terminate in whole or in part as the case may be upon the happening of any of the following events:

                    (i) Action by the Board terminating the Plan as to it and specifying the date of such termination. Notice of such termination shall be delivered to the Trustee and the Administrator.

                   (ii) Adjudication of the Employer as a bankrupt or its general assignment by the Employer to or for the benefit of its creditors or dissolution of the Employer, unless within sixty (60) days after such event a successor employer shall assume the terms and conditions hereof in writing.

                  (iii)  Complete   discontinuance   of   contributions  by  the
         Employer.

                   (iv) Termination or partial termination of the Plan within the meaning of Section 411(d)(3) of the Code, provided, however, that in the case of a partial termination, paragraphs 14.5 through 14.8 shall only apply to that part of the Plan which is partially terminated.

                    (v) With respect to an Employer, upon its ceasing to be an Affiliate with respect to other Employers adopting the Plan through the same Adoption Agreement.

                   (vi) Action by the Board of the Benefits Corporation terminating the Plan as a whole and specifying the date of such termination. Notice of such termination shall be delivered to the Trustee, the Administrator and all Employers.

         14.5(b) For purposes of paragraphs 14.6 through 14.8 hereof, any action by the Board terminating the Plan shall also specify whether the Plan is thereafter to be operated as a "terminated plan" or a "frozen plan". Such terms are defined as follows:

                    (i) A "terminated plan" is one that has been formally terminated, has ceased crediting service for benefit accrual purposes and vesting, and has been or is distributing Plan assets to
         Participants   and   Beneficiaries   entitled   thereto   as   soon  as
         administratively possible. For purposes hereof, a Plan will be considered a terminated plan when Plan assets are required to be distributed pursuant to paragraph 14.9 hereof.

                   (ii) A "frozen plan" is one in which benefit accruals have ceased but all Plan assets are not being distributed to Participants or Beneficiaries entitled thereto as soon as administratively possible. For purposes hereof, a Plan will be considered a frozen plan when Plan assets are not required to be distributed pursuant to paragraph 14.9 hereof.

         14.5(c) Termination of the Plan shall mean that:

                    (i) Contributions shall cease to be made to the Plan for periods after the effective date of the termination, and

                   (ii) Unless otherwise determined by the Board or prohibited by the Act or the Code, any withdrawal, investment direction, or other rights shall cease in the case of a "terminated plan" or shall continue in the case of a "frozen plan", and

                  (iii) In the case of a "frozen plan", benefit payments shall be made as provided in ARTICLE VIII and withdrawals shall be permitted as provided in ARTICLE IX prior to its becoming a "terminated plan".

         14.6 Termination Allocations and Separate Accounts.

         14.6(a) Upon the effective date of the termination or partial termination of the Plan, or upon the effective date of the discontinuance of contributions by the Employer if the Plan is a profit sharing plan, the affected Accrued Benefit of each affected Participant shall become fully vested and nonforfeitable.

         14.6(b) Upon the effective date of the termination of the Plan with respect to any Employer, or upon the discontinuance of contributions by it, that portion of each Participant's account which is attributable to its (or its predecessor's) contributions shall be fully vested as hereinafter provided. In addition:

                    (i) To the extent a Participant's Employer Active Account becomes fully vested pursuant to this subparagraph, it shall be transferred to his Employer Non-forfeitable Account.

                   (ii) As of the effective date of the termination of the Plan with respect to such Employer or the complete discontinuance of contributions, the Trustee shall pay out of the Fund or provide for all accrued expenses not otherwise paid, shall value the assets held by the Fund, and shall adjust such accounts, both in the same manner as at the end of the Plan Year.

                  (iii) The Trustee shall then hold as separate accounts the portions of each account which have been fully vested under the provisions of this subparagraph.

         14.6(c) Upon the effective date of the termination of the Plan as a whole, the Trustee shall, subject to the Dollar/25% Limitation of paragraph 4.3, allocate the then unallocated contributions and forfeitures to the accounts of Participants and adjust such accounts in the same manner as at the end of the Plan Year and shall thereafter hold such accounts of all Participants as separate accounts hereunder. Thereafter, and after all fixed and contingent liabilities of the Fund to Participants and their Beneficiaries have been satisfied, any remaining assets of the Fund held in such account pursuant to paragraph 4.5 hereof shall be distributed to the Employer.


         14.7 Holding of Separate Accounts.

         14.7(a) Upon termination of the Plan with respect to any Employer caused solely by a complete discontinuance of its contributions, by a partial termination of the Plan and/or by action of its Board or the Board, the Trustee shall continue to administer any separate accounts established in accordance with paragraph 14.6 as a part of the Fund or as a separate trust in accordance with the provisions of the Plan for the sole benefit of the then Participants and Beneficiaries then receiving benefits, and any future Beneficiaries entitled to receive benefits hereunder with respect to such separate accounts.

         14.7(b) In administering such separate accounts the Trustee shall have the powers and duties imposed upon it under the Plan provided that under no circumstances shall all or any portion of the separate accounts of any Participant held under this paragraph, as from time to time adjusted to reflect the profits, losses and expenses of the separate trust, be subject to any forfeiture or inure to the benefit of any person other than such Participant or his Beneficiary.

         14.8 Distribution of Separate Accounts after Termination. Notwithstanding the provisions of this ARTICLE XIV, but subject to the applicable provisions of clause (iv) of subparagraph 8.1(a) in the event that the Employer maintains another defined contribution plan other than an employee stock ownership plan (as defined in Section 4975(e)(7) of the Code), the Trustee shall forthwith distribute or pay the respective separate accounts in the Fund to the Participants or their Beneficiaries entitled thereto, in cash or in assets valued as hereinbefore provided, in a Lump Sum Payment upon the happening of any of the following events which occur on or after or result in the termination of the Plan:

                    (i) Delivery to the Trustee of a notice executed on behalf of the Employer by authority of its Board of Directors directing that such distribution or payment be made.

                   (ii) Adjudication of the Employer as a bankrupt or general assignment by the Employer to or for the benefit of creditors or dissolution of the Plan Sponsor, unless, within sixty (60) days after such event, either a successor or other employer shall assume the terms and conditions hereof in writing, or the Trustee (or a successor Trustee appointed within such sixty (60) day period) shall agree to continue to hold and administer the Fund as provided herein and additionally, unless otherwise agreed with or directed by the Employer, to assume all the powers and duties imposed upon the Named Fiduciaries under the Plan. In assuming such powers and duties, the Trustee (or any successor Trustee) shall be vested with all authority granted by the Plan without any limitation imposed upon such authority by the Plan except the requirement that its actions shall be governed by the other provisions of the Plan and by the Act and the Code. If the Trustee (or any successor Trustee) shall so agree to continue the trust, all expenses of the Plan and the Fund and reasonable compensation to the Trustee (or any successor Trustee) and any successor shall be paid from the Fund. In the event of the death, resignation or removal of the Trustee (or any successor Trustee) who shall have so agreed to continue the trust, a court of competent jurisdiction over the Fund shall appoint a successor or the respective account balances in the Fund shall forthwith be distributed as hereinabove provided at the direction of such court.

         14.9 Effects of Employer Merger, Consolidation or Liquidation. Notwithstanding the foregoing provisions of the ARTICLE XIV, the merger or liquidation of any Employer into any other Employer or the consolidation of two
(2) or more of the Employers shall not cause the Plan to terminate with respect to the merging, liquidating or consolidating Employers, provided that the Plan has been adopted or is continued by and has not terminated with respect to the surviving or continuing Employer.

         14.10 Trustee Indemnification on Asset Transfer. In the event of the amendment of this Plan by the Employer and a transfer at the direction of the Employer of all or any part of the Fund by the Trustee to any successor trustee or trustees, the Employer shall indemnify the Trustee against any claims, liabilities and expenses of any nature whatsoever (including reasonable attorney's fees) asserted against, imposed upon or incurred by the Trustee by virtue of any such amendment and/or transfer, whether such claims, liabilities or expenses result from claims of Employees, Participants, Beneficiaries or any other person, entity or governmental agency or body.


                                   ARTICLE XV
                                  Miscellaneous
                                  -------------

         15.1 Headings. The headings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

         15.2 Gender and Number. In the construction of the Plan, the masculine shall include the feminine or neuter and the singular shall include the plural and vice-versa in all cases where such meanings would be appropriate.

         15.3 Governing Law. The Plan and the Fund created hereunder shall be construed, enforced and administered in accordance with the laws of the Commonwealth of Virginia, and any federal law pre-empting the same. Unless federal law specifically addresses the issue, federal law shall not pre-empt applicable state law preventing an individual or person claiming through him from acquiring property or receiving benefits as a result of the death of a decedent where such individual caused the death.

         15.4 Employment Rights. Participation in the Plan shall not give any employee the right to be retained in the Employer's employ nor, upon dismissal or upon his voluntary termination of employment, to have any right or interest in the Fund other than as herein provided.

         15.5 Conclusiveness of Employer Records. The records of the Employer with respect to age, service, employment history, compensation, absences, illnesses and all other relevant matters shall be conclusive for purposes of the administration of the Plan.

         15.6 Right to Require Information and Reliance Thereon. The Employer, Administrator and Trustee shall have the right to require any Participant, Beneficiary or other person receiving benefit payments to provide it with such information, in writing, and in such form as it may deem necessary to the administration of the Plan and may rely thereon in carrying out its duties hereunder. Any payment to or on behalf of a Participant or Beneficiary in accordance with the provisions of the Plan in good faith reliance upon any such written information provided by a Participant or any other person to whom such payment is made shall be in full satisfaction of all claims by such Participant and his Beneficiary; and any payment to or on behalf of a Beneficiary in accordance with the provisions of the Plan in good faith reliance upon any such written information provided by such Beneficiary or any other person to whom such payment is made shall be in full satisfaction of all claims by such Beneficiary.

         15.7 Alienation and Assignment. No benefit hereunder shall be subject in any manner to alienation, sale, anticipation, transfer, assignment, pledge, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary. As provided in the Act and the Code, this prohibition shall not apply to any QDRO entered on or after January 1, 1985, and the Administrator shall have all rights granted thereunder in determining the existence of such an order, in establishing and following procedures therefor and in complying with any such order. The Administrator shall treat any domestic relations order entered before January 1, 1985 as a QDRO entered on January 1, 1985 if the Plan is paying benefits pursuant to such order on January 1, 1985 or if the Administrator in its discretion deems such treatment warranted.

         15.8 Notices and Elections. All notices required to be given in writing and all elections required to be made in writing, under any provision of the Plan, shall be invalid unless made on such forms as may be provided or approved by the Administrator and, in the case of a notice or election by a Participant or Beneficiary, unless executed by the Participant or Beneficiary giving such notice or making such election.

         15.9 Delegation of Authority. Whenever the Benefits Corporation or any Employer is permitted or required to perform any act, such act may be performed by any of its officers or any other person duly authorized by its Chief Executive Officer, its President or its Board of Directors.

         15.10 Service of Process. The Administrator, as well as the Trustee, shall be the agent for service of process on the Plan.

         15.11 Construction. This Plan is created for the exclusive benefit of Employees of the Employer and their Beneficiaries and shall be interpreted and administered in a non-discriminatory manner consistent with its being an employees' profit sharing plan and trust and a cash or deferred arrangement if the Adoption Agreement so indicates, as defined in Sections 401 and 414 of the Code. This paragraph cannot be altered or amended.


                                   ARTICLE XVI
                              Adoption of the Plan
                              ---------------------

         16.1  Initial Adoption and Failure to Obtain Qualification.

         16.1(a) The Plan shall be adopted by completion and execution of an Adoption Agreement which must be approved by the Board of each Employer adopting the Plan.

         16.1(b) If it is finally determined by the Internal Revenue Service or by a court of competent jurisdiction on review of the Internal Revenue Service's determination that the Plan with respect to any Employer after its initial adoption by the Employer does not qualify initially under Section 401 of the Code, the Plan shall have no force or effect and the Trustee shall return to such Employer all assets attributable to its contribution received by the Trustee from such Employer as provided in ARTICLE III. Upon return of such contributions, the Plan shall cease to exist and the Trustee shall be discharged from all obligations under the Plan as to such Employer.

         16.2 Restated Adoption and Failure to Obtain Qualification. In the case of a Restated Plan, if the Internal Revenue Service determines that a Restatement of the Plan does not qualify initially under Section 401 of the Code with respect to such Employer and its Participants, the Plan as restated herein shall have no force and effect, unless the same shall be further amended in order to so qualify.

         16.3 Failure to Attain or Retain Qualification. In the event that the Employer fails to attain or retain qualification of this Plan under Section 401 of the Code, the Employer shall no longer be eligible to participate in this master plan known as the Virginia Bankers Association Master Defined Contribution Plan and Trust, the Plan shall be considered an individually designed plan, and as soon as administratively feasible, all assets of the Fund attributable to the Plan of the Employer shall be removed from any common trust fund composed of asset attributable to other employers adopting this master plan.

         16.4 Adoption by Additional Employer. Any eligible corporation which with the consent of the Benefits Corporation, and the Trustee desires to adopt the Plan, may do so by executing an Adoption Agreement in a form authorized and approved by such corporation's Board of Directors, the Board and the Trustee. In the event that such corporation has established and has been maintaining a defined benefit plan for the benefit of its employees which qualifies under
Section 401 or 404(a)(2) of the Code, the Adoption Agreement may provide, subject to the requirements of paragraph 16.2, that such plan is amended and restated by the provisions of this Plan (such prior plan being deemed a predecessor plan to this Plan) or that such plan is to be merged or consolidated with this Plan; and, in such event, the assets of such plan shall be paid over to the Trustee to be administered as a part of the Fund pursuant to the provisions of this Plan.


                                  ARTICLE XVII
             Special Rules for Plans with Employer Stock Investment
             ------------------------------------------------------

         17.1 Special Definitions. For purposes of this ARTICLE XVII, the following terms shall have the meanings set forth below:

         17.1(a) "Custodian": The entity named in the Option 15(a) of the Adoption Agreement to be custodian of the Employer Stock Fund. Such entity may be the Employer so long as satisfactory reporting and accountability arrangements are made with the Trustee and the Custodian for the remainder of the Fund.

         17.1(b) "Named Fiduciary with respect to Stock": The Named Fiduciary with respect to any decision regarding the investment of plan assets in Stock shall be the individual(s), entity or committee described in Option 15(b) of the Adoption Agreement. In the event that no Named Fiduciary with respect to Stock is appointed or in office pursuant to an allocation of fiduciary duties agreement under paragraph 11.4, the Employer named in Option 1(a) of the Adoption Agreement shall be the Named Fiduciary with respect to Stock.

         17.1(c) "Stock": The stock of the Employer or Affiliate (determined pursuant to Section 414(b) of the Code) as described in Option 15(c) of the Adoption Agreement, which shall be employer securities within the meaning of Sections 409(l) and 4975(e)(8) of the Code. Any Stock so described must be a security which is readily tradeable on an established securities market.

         17.2 Employer Contributions. The contributions made by the Employer for any Plan Year may be made in cash, Stock or some combination thereof, as determined by the Employer. If a contribution is made by the Employer in cash, the Employer may direct the Trustee to treat the cash contribution as a contribution made for the purpose of acquiring Stock by directing that it be allocated to the Employer Stock Fund; and such cash contributions shall be considered to be Stock contributions for purposes of allocations under the Plan. It is the intent that Stock contributions (and cash contributions treated as Stock contributions) shall be allocated to the Employer Stock Fund without regard to any Participant contribution investment direction otherwise then in effect. Notwithstanding any Participant Investment Direction that might otherwise be permitted under the Plan, the Employer may direct that a percentage of contributions be invested in the Employer Stock Fund, as described in Option 15(d) of the Adoption Agreement.

         17.3 Additional Allocation Rules. If a contribution by the Employer is made in cash and Stock, the contribution shall be allocated to each Participant as though received all in cash. However, for administrative purposes, the Plan Administrator may follow the rules described in subparagraph 17.5(c).

         17.4 Additional Valuation Rules.

         17.4(a) In performing the valuation adjustments described in paragraph 4.6, the Trustee shall determine the value of the Stock based on the following rules.

         17.4(b) In the case of a security for which there is a generally recognized market, either (i) the price of the security prevailing on a national securities exchange which is registered under Section 6 of the Securities Exchange Act of 1934 or (ii) if the security is not traded on a national securities exchange, a price not less favorable to the Plan or the distributee, as the case may be, than the offering price for the security as established by the current bid and asked price quoted by persons independent of the issuer and of any party in interest (as defined in Section 3(14) of the Act).

         17.4(c) In the case of an asset other than a security for which there is a generally recognized market, the fair market value of the asset as determined in good faith by the Named Fiduciary with respect to Stock pursuant to the terms of the Plan and in accordance with Section 3(18) of the Act.

         17.5  Determination of Account Balances Held in Employer Stock Fund.

         17.5(a) In determining the account balances in the Employer Stock Fund, the rules of paragraphs 4.6 and 4.7 shall apply for both determining the account balance of a Participant. The number of shares allocated to the Participant's account for distribution and voting purposes, shall be determined by multiplying Participant's account balance in the Employer Stock Fund by the percentage of the Employer Stock Fund invested in Stock (as opposed to the cash reserve), divided by the fair market value of the Stock on the most recent Valuation Date.

         17.5(b) A record of the basis of the shares of Stock and fractions thereof shall be maintained as follows unless the Employee or Administrator determines to utilize another method permitted under Section 402 of the Code:

                    (i) The basis of Stock purchased by the Trustee shall be the actual cost of the Stock to the Trustee. The basis of all other Stock acquired by the Trustee (including Stock contributed by the Employer to the Fund) shall be the fair market value of the Stock on the date of the acquisition.

                   (ii) All shares of Stock that are held unallocated in the special account maintained pursuant to paragraph 4.5 shall retain their original basis, without regard to when the shares are allocated to the accounts of the Participants.

                  (iii) As of each Valuation Date, the basis of all Stock that is made available for allocation to the accounts of the Participants shall be calculated by averaging the basis of all Stock to be allocated as of that date, as determined pursuant to clauses (i) and (ii) above.

                   (iv) The basis of all Stock allocated to an account of a Participant shall be calculated by averaging the basis of all Stock allocated to such account as of that date, determined as hereinabove provided.

         17.5(c) Unless otherwise directed by the Administrator, for Plan administrative purposes such as making benefit payments or causing substantially the same proportions of each account balance in the Employer Stock Fund to be held in cash and in Stock, acquisitions and dispositions of Stock by Participants' accounts shall generally be effected pro rata based on account balances held in the Employer Stock Fund and available for the period used.

         17.6 Additional Payment Rules.

         17.6(a) All payments of amounts held in the Employer Stock Fund shall be made in the manner elected by the Employer in Option 15(e) of Adoption Agreement.

         17.6(b) If Option 15(e)(1) is selected by the Employer all payments shall be made in cash, and no shares shall be distributed.

         17.6(c) If Option 15(e)(2) is selected by the Employer, all payments shall be made in whole shares and cash in lieu of fractional shares, provided, however, this Option may not be used where more than 90% of all of a Participant's accounts in the Plan can, under any circumstances, be invested in the Employer Stock Fund. This limitation is intended to prevent the Plan as adopted by an Employer from being classified as a stock bonus plan.

         17.6(c) If Option 15(e)(3) is selected by the Employer, all payments shall be made in cash and whole shares and cash in lieu of fractional shares in proportion to the cash and Stock considered under subparagraph 17.5(c) to be allocated to the recipient's account in the Employer Stock Fund, provided, however, this Option may not be used where more than 90% of all of a Participant's accounts in the Plan can, under any circumstances, be invested in the Employer Stock Fund. This limitation is intended to prevent the Plan as adopted by an Employer from being classified as a stock bonus plan.

         17.6(d) If Option 15(e)(4) is selected by the Employer, the recipient shall be entitled to elect either method of payment described in the preceding subparagraphs of this paragraph. Such election shall be filed with the Administrator at least thirty (30) days (or such shorter period as the Administrator may permit on a uniform and non-discriminatory basis) before the benefit payment date. Any election may be revoked and another election made any number of times.

         17.6(f) Notwithstanding the foregoing, if the Plan is a direct or indirect transferee of a pension plan since the first Plan Year beginning after December 31, 1984, as indicated in Option 3(e) of the Adoption Agreement, and the Participant elects to receive a life annuity as provided in subparagraph 8.2(d), then the portion of his nonforfeitable Accrued Benefit held in the Employer Stock Fund shall be liquidated and included in the life annuity payment and shall not be paid pursuant to the foregoing subparagraphs of this paragraph.

         17.7 Withdrawals from Employer Stock Fund. All withdrawals from the Employer Stock Fund shall be made pursuant to the payment rules of paragraph 17.6.

         17.8 Employer Stock Fund.

         17.8(a) The Employer Stock Fund shall consist of and be invested in Stock and such short-term temporary investments and such cash balances as the Named Fiduciary with respect to Stock deems appropriate. It is generally expected that the Stock will represent approximately the range of total assets, selected by the Employer in Option 15(f) of the Adoption Agreement and the remainder of the Employer Stock Fund will consist of cash reserves and temporary investments. The Named Fiduciary with respect to Stock may from time to time as to the percentage (or percentage range) of total assets of the Employer Stock Fund which are invested in Stock.

         17.8(b) If the Stock ceases to be readily tradeable on an established securities market, the Stock shall be converted to cash as soon as practicable taking into consideration the effect of such liquidation on its value. Following such conversion to cash, the assets shall be transferred as of any valuation date to another Fund division in accordance with the investment directions of the Employer.

         17.8(c) If an Employer adopting the Plan through the Adoption Agreement, is restating an existing plan that permitted investments in employer stock or other securities any special grandfathered provisions and any applicable transitional rules required in order to prevent an impermissible cut-back of accrued benefits pursuant to Sections 411(a)(10) or (d)(6) of the Code are set forth in Option 15(g) of the Adoption Agreement.

         17.9 Directions Regarding Stock Transactions. Purchases of Stock for the Employer Stock Fund shall be made on the open market or from the Employer, as determined by the Named Fiduciary with respect to Stock from time to time. The Employer agrees to indemnify the Trustee and the Custodian (if the Custodian is not the Employer) for any liability for loss of any kind which may result by reason of action taken by it in accordance with any investment direction of the Named Fiduciary with respect to Stock or by reason of any inaction on its part to the extent its investment powers have been limited by any such direction. The Employer and the Named Fiduciary with respect to Stock shall be governed by the powers and restrictions imposed on the Trustee in its exercising its investment direction rights hereunder.

         17.10 Limitation of Trustee Responsibility. The Trustee shall not be liable for following the written directions of the Employer pursuant to the Plan regarding the proration of Fund investments between the Employer Stock Fund and other available Fund divisions, the acquisition or sale of Stock, the voting of Stock, and the allocation of amounts or expenses to accounts under the Plan or from taking or refraining from taking any other action as directed by the Named Fiduciary with respect to Stock pursuant to the Plan, except such as may be due to its own wilful misconduct or failure to act in good faith or except as otherwise required by the Act.

         17.11         Voting Directions.

         17.11(a) Voting rights with respect to Stock held in the Employer Stock Fund shall be passed through to Participants (or if deceased, to their Beneficiaries) when and to the extent required or permitted by clause (i), (ii) or (iii) of this subparagraph. When passed through, such rights which are not exercised shall not be exercised.

                    (i) If selected by the Employer in Option 16(a) of the Adoption Agreement, no voting rights with respect to Stock shall be passed through to Participants (or, if deceased to their Beneficiaries).

                   (ii) If selected by the Employer in Option 16(b) of the Adoption Agreement, each Participant (or if deceased, his Beneficiary) shall have the right to direct the Named Fiduciary with respect to Stock as to the manner in which the voting rights of Stock which are entitled to vote and which is allocated to the accounts of such Participant is to be exercised.

                  (iii) If selected by the Employer in Option 16(c) of the Adoption Agreement, then each Participant (or if deceased, his Beneficiary) shall have the right to direct the Named Fiduciary with respect to Stock as to the manner in which the voting rights of Stock which is entitled to vote and which is allocated to the accounts of such Participant are to be exercised in connection with any corporate matter which involves the voting of securities with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all the assets of a trade or business, or such similar transaction.

                       17.11(b) In addition to the required pass-through of voting rights under subparagraph 17.11(a), when and then to the extent and in the manner directed by the Named Fiduciary with respect to
         Stock:

                    (i) Any voting rights with respect to Stock held in the Employer Stock Fund which is not otherwise passed through may be passed through to Participants (or if deceased, to their Beneficiaries), and/or

                   (ii) Any decision by a holder of Stock to accept or reject a tender offer for Stock may be treated as voting rights with respect to Stock and passed through to Participants (or if deceased, to their Beneficiaries) to the extent not otherwise passed through pursuant to Option 16 of the Adoption Agreement.

For purposes hereof, a "tender offer" is intended to include any acquisition proposal which does not require voting rights with respect to Stock to be exercised.

         17.11(c) Whenever voting rights of Stock are passed through to Participants under subparagraph 17.11(a) or (b), each Participant (or if deceased, his Beneficiary) shall have the right to direct the manner in which such Stock is to be voted pursuant to clause (i) hereof or to actually or by attorney vote such Stock pursuant to clause (ii) hereof as determined by the Named Fiduciary with respect to Stock. Within a reasonable time before such voting rights are to be exercised, the Named Fiduciary with respect to Stock shall notify each Participant (or if deceased, his Beneficiary) of the occasion for the exercise of such rights and shall cause to be sent to each such Participant (or if deceased, his Beneficiary entitled to benefits hereunder) all information that the Employer or tender offeror, as the case may be, distributes to shareholders regarding the exercise of such rights.

                    (i) Unless otherwise determined pursuant to clause (ii) of this subparagraph, any direction made pursuant to this paragraph shall be made in writing on a form provided by the Named Fiduciary with respect to Stock, executed by the Participant (or if deceased, his Beneficiary), and delivered to the Named Fiduciary with respect to Stock by 5:00 p.m. of the second day preceding (or such other period as the Named Fiduciary with respect to Stock may establish) the date such voting rights are to be exercised. The Named Fiduciary with respect to Stock shall then forthwith deliver such direction to the Custodian. To the extent permitted by law, the Custodian shall exercise such rights as directed and, except in the case of voting rights or a tender offer described in subparagraph 17.11(b) unless also directed by the Named Fiduciary with respect to Stock, shall not exercise such rights which are not so directed.

                   (ii) Notwithstanding the foregoing, the Named Fiduciary with respect to Stock may alternatively direct the Custodian to execute and give each Participant (or if deceased, his Beneficiary) a power of attorney with respect to such Stock, and the Participant (or if deceased, his Beneficiary) may then vote such Stock directly or through his attorney. If the Named Fiduciary with respect to Stock determines to pass through voting rights pursuant to this clause (ii), such Stock which is not voted by Participants (or if deceased, their Beneficiaries) shall not be voted.

         17.11(d) To the extent that the voting rights of Stock or the decision to accept or reject a tender offer for Stock (or other securities of the Employer) held in the Employer Stock Fund are not passed through to Participants and are not prohibited from being voted under subparagraph 17.11(a), either:

                    (i) The Named Fiduciary with respect to Stock shall direct the Custodian in writing as to the manner, if any, in which such voting rights shall be exercised and as to the acceptance or rejection of such tender offer in whole or in part, provided such direction is delivered to the Custodian prior to the time such voting rights are to be exercised or such tender offer is to be accepted or rejected, and the Custodian shall exercise such rights as directed, or

                   (ii) The Named Fiduciary with respect to Stock's duly authorized representative may exercise such rights in person or by proxy.

         Such direction may include, but shall not be limited to, an instruction to vote such Stock or to accept or reject such tender offer based on the manner in which such rights with respect to a majority (or some other specified percentage or fraction) of shares of Stock with respect to which such voting or tender acceptance or rejection rights are passed through to Participants are exercised.

         17.11(e) If the Custodian or Named Fiduciary with respect to Stock is prevented by law from, or does or may have a conflict of interest in, exercising any voting rights of Stock in accordance with the applicable provisions of the Plan or making directions or other determinations pursuant to this paragraph, or if the Employer deems it appropriate for any reason, the Named Fiduciary with respect to Stock shall appoint a Co-Fiduciary (sometimes referred to as the "Voting Co-Fiduciary") in lieu of the Named Fiduciary with respect to Stock for the purpose of exercising such voting rights in accordance herewith or making directions or other determinations pursuant to this paragraph and such appointment shall be terminable at will by the Employer.

         17.12 Sales Prohibited if Registration or Qualification Required. In no event shall any acquisition or sale of Stock pursuant to the Plan be consummated if in the opinion of counsel for the Employer such acquisition or sale could result in the loss by the Employer or the Plan of its exemption from applicable registration and/or qualification requirements of federal or state securities laws. The foregoing sentence shall, however, be inapplicable if and to the extent such acquisition or sale is required to preserve the qualification of the Plan under Section 401 of the Code or to the extent such acquisition or sale is directed in writing by the Employer. In the event an acquisition or disposition of Stock is made as provided in this paragraph under circumstances which require the registration and/or qualification of the Stock under applicable federal or state securities laws, then the Employer, at its own expense, shall take or cause to be taken any and all actions as may be necessary or appropriate to effect such registration or qualification.

         17.13 Limitation on Insiders' Interests in Stock. Notwithstanding anything in the Plan to the contrary, but subject to any applicable qualification requirements under Section 401 and, to the extent applicable, 409(l) of the Code, the Employer shall have authority to adopt and implement administrative rules and regulations relating to the investment of the assets held in the accounts of Participants who are insiders (within the meaning of Section 16 of the Securities Exchange Act of 1934 (the "1934 Act") and the rules thereunder), including, without limitation, such rules and regulations as may the Employer deems necessary or appropriate in order for insiders' participation in the Plan to satisfy the conditions of Rule 16b-3, as amended, (or any successor or similar rule) under the 1934 Act.

         17.14 No Guarantee of Values. Neither the Employer nor the Named Fiduciaries guarantee that the fair market value of the Stock when it is distributed will be equal to its purchase price or that the total amount distributable under the Plan will be equal to or greater than the amount of contributions and direct transfers allocated to any Participant. Each Participant assumes all risk of any decrease in the market value of the Stock and other assets allocated to his accounts in accordance with the provisions of the Plan.

         17.15 Legend Regarding Securities Laws Restriction on Sale or Transfer. Each certificate for shares of Stock distributed from the Plan which is subject to a restriction on sale or transfer by reason of any applicable federal or state securities laws shall bear an appropriate legend giving notice of such restrictions.

         17.16 Confidentiality of Participant Directions regarding and Holdings of Stock.

         17.16(a) The Named Fiduciary with respect to Stock shall maintain confidentially with respect to Participant directions to invest or cease investment in the Employer Stock Fund, Participants' interests in the Employer Stock Fund and Participant directions regarding the exercise of voting, tender and similar rights for Stock as is intended under Section 404(c) of the Act. The Named Fiduciary with respect to Stock's procedures for confidentiality shall include the collection of investment direction information by the Named Fiduciary with respect to Stock (or its delegate) and the collection of voting instructions by the Named Fiduciary with respect to Stock (or its delegate), followed, if applicable, by delivery of voting instructions to the Custodian. Information regarding investment directions and voting instructions shall be retained by the Named Fiduciary with respect to Stock, as required by the Act and other applicable laws, but will not be disclosed to management of the Named Fiduciary with respect to Stock or any other Named Fiduciary except to the extent required by securities or other applicable laws which are not pre-empted by the Act.

         17.16(b) The Plan fiduciary responsible for monitoring compliance with the confidentiality procedures of this paragraph is the Named Fiduciary with respect to Stock.

         17.16(c) The Plan fiduciary responsible for monitoring compliance with the confidentiality procedures of this paragraph shall appoint an independent fiduciary for the Plan to carry out certain activities with respect to Stock for any matters (such as tender offers, exchange offers and contested Board elections) for which he believes appropriate in order to ensure confidentially.

                          VIRGINIA BANKERS ASSOCIATION
                   MASTER DEFINED CONTRIBUTION PLAN AND TRUST
                                   Appendix A
                        Determination of Hours of Service


         A-1.1 Introduction. Hours of Service shall be credited to Employees for purposes of the Plan as provided in this Appendix as the same may be modified by the method selected in Option 13 of the Adoption Agreement. The Hours of Service described in this Appendix are considered "actual Hours of Service".

         A-1.2 Paid Hours for the Performance of Duties. An Employee shall be credited with one (1) Hour of Service for each hour for which he is directly or indirectly paid by the Employer, or entitled to such payment, for the performance of duties for the Employer as an Employee. Such Hours of Service shall be credited to the Employee for the year in which the duties are performed.

         A-1.3 Paid Hours Where No Performance of Duties Required. An Employee shall also be credited with one (1) Hour of Service for each hour for which he is directly or indirectly paid, or entitled to payment, by the Employer as an Employee on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) for the Employer due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however, that no more than five hundred one (501) Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single year); and further provided that no credit shall be given on account of payments under a plan maintained solely for the purpose of complying with applicable workmen's compensation or unemployment compensation or disability insurance laws or for amounts paid solely as reimbursement for medical or medically related expenses incurred by the individual. Hours of Service in the employment of the Employer described in this paragraph shall be calculated and credited pursuant to ss. 2530.200b-2 of the U.S. Department of Labor Regulations which are incorporated herein by this reference.

         A-1.4 Hours for Backpay and Damages. An Employee shall be credited with one (1) Hour of Service for each hour for which backpay as an Employee, irrespective of mitigation of damages, is either awarded or agreed to by the Employer; provided, however, that the same Hours of Service shall not be credited under both paragraph A-1.2 or A-1.3, as the case may be, and under this paragraph. Hours of Service described in this paragraph shall be credited to the individual for the year or years to which the award or agreement pertains rather than to the year or years in which the award, agreement or payment is made.

         A-1.5 Service with Affiliates, Predecessor Employers and as Leased Employees. For purposes of determining Hours of Service, service as an Employee for any predecessor employer which maintained this Plan, service as an Employee with any Affiliate, and service as a Leased Employee of the Employer shall also be considered service with the Employer.

         A-1.6 Absences Due to Pregnancy, Childbirth, Adoption and Related Child Care. Solely for purposes of determining whether an Employee is credited with a Year of Broken Service for purposes of determining his eligibility to participate in the Plan or his vested interest in his Accrued Benefit, if the Employee is absent from work with the Employer for any period beginning on or after the first day of the first Plan Year commencing after December 31, 1984:

                    (i) By reason of the pregnancy of the Employee,

                   (ii) By reason of the birth of a child of the Employee,

                  (iii) By reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or

                   (iv) For purposes of caring for such child for a period beginning immediately after such birth or placement,

then the Employee shall be credited with that number of Hours of Service which would normally have been credited to the Employee during such absence but for such absence or, if the Employee's otherwise credited Hours of Service cannot be readily determined, with eight (8) Hours of Service per day of such absence, except that the total number of Hours of Service so credited shall not exceed that number needed to avoid incurring a Year of Broken Service. Such Hours of Service shall be credited either for the applicable year in which the absence from work begins, if the Employee would be prevented from receiving a Year of Broken Service for such year solely because such periods of absence are treated as Hours of Service as provided in this subparagraph, or in the immediately following year, in any other case. Notwithstanding the foregoing, no credit for Hours of Service shall be given under this subparagraph unless the Employee furnishes to the Administrator such timely information as the Administrator may reasonably require to establish that the absence from work is for one of the foregoing reasons or purpose and the number of days for which there was such an absence.

         A-1.7 No Duplication of Hours Credited or Conflict with Federal Law. Nothing contained in this Appendix shall be construed to require or permit any duplication in the crediting of Hours of Service or to alter, amend, modify, invalidate, impair or supersede any law of the United States or any valid rule or regulation issued under any such law so as to deny an Employee credit for an Hour of Service where such credit is required by federal law other than the Act. In the case of a Restated Plan Hours of Service before any year commencing after December 31, 1975 may be determined or reasonably estimated with such records as are available to the Employer.

                          VIRGINIA BANKERS ASSOCIATION
                   MASTER DEFINED CONTRIBUTION PLAN AND TRUST
                                   Appendix B
                     Determination of Top Heavy Plan Status



         B-1.1 Introduction. The Plan will be a Top Heavy Plan for any Plan Year beginning after December 31, 1983 if any of the following conditions exist:

                    (i) If the top-heavy ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

                   (ii) If this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plan exceeds sixty percent (60%).

                  (iii) If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds sixty percent (60%).

         B-1.2 Special Rules and Definitions.  For purposes hereof:

         B-1.2(a) The term "top-heavy ratio" has the following meaning:

                    (i) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plans which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of the account balances (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), determined in accordance with Section 416 of the Code. Both the numerator and the denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Section 416 of the Code.

                   (ii) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances under the aggregate defined contribution plan or plans for all Key Employees, determined in accordance with clause (i) above, and the sum of present values of accrued benefits under the aggregate defined benefit plan or plans for all Key Employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants determined in accordance with clause (i) above, and the present values of accrued benefits under the aggregated defined benefit plans or plans, determined in accordance with clause (i) above, for all participants as of the determination date(s), all determined in accordance with Section 416 of the Code. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the determination date.

                  (iii) For purposes of clauses (i) and (ii) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Section 416 of the Code for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (A) who is not a Key Employee but who was a Key Employee in a prior year, or (B) who has not be credited with at least one hour of service with any Employer maintaining the plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

                   (iv) The accrued benefit of a Participant other than a Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

                       B-1.2(b) The term "permissive aggregation group" shall mean the required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Section 401(a)(4) and 410 of the Code.

         B-1.2(c) The term "required aggregation group" shall mean:

                    (i) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan terminated), and

                   (ii) Any other qualified plan of the Employer which enables a plan described in clause (i) of this subparagraph to meet the requirements of Sections 401(a)(4) or 410 of the Code.

         B-1.2(d) The term "determination date" for any Plan Year subsequent to the first Plan Year means the last day of the preceding Plan Year. For the first Plan Year, "determination date" means the last day of that Plan Year.

         B-1.2(e) The term "valuation date", for purposes of computing the top-heavy ratio under this Plan shall mean the last day of the Plan Year. For purposes of computing the top-heavy ratio under any other plan maintained by the Employer shall be the date determined under such other plan which falls within the same calendar year.

         B-1.2(f) For purposes hereof, the present value of benefits in a defined benefit plan shall be based only on the interest and mortality rates specified in Option 9(e) of the Adoption Agreement.

                          VIRGINIA BANKERS ASSOCIATION
                   MASTER DEFINED CONTRIBUTION PLAN AND TRUST
                                   Appendix C
          Rules Pertaining to Limitations on Contributions and Benefits


         C-1.1  Introduction  and  Incorporation  by Reference of  Provisions of
Section 415 of the Code.

         C-1.1(a) This Appendix contains definitions and adjustments pertaining to the limitation of contributions and benefits under the Plan under Section 415 of the Code. To the extent a Death Benefit with respect to a Participant is determined on the basis of his Accrued Benefit, or a projection thereof, such Death Benefit shall be determined on a basis which appropriately reflects the limitations imposed hereunder. The rules and provisions of this Appendix shall apply to the extent not inconsistent with the applicable provisions of Section 415, and Section 416 as applicable to Section 415, of the Code.

         C-1.1(b) To the extent not otherwise provided herein or to the extent inconsistent with the provisions hereof and except as prohibited by applicable regulations under the Code, the applicable limitations on contributions and benefits under Section 415, as modified where applicable by Section 416 of the Code, are incorporated by reference and shall control over any contrary or omitted provisions in the Plan.

         C-1.2 Limitations on Contributions and Benefits. This paragraph applies if the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer or a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer, or an individual medical account, as defined in Section 415(1)(2) of the Code, maintained by the Employer, which provides an Annual Addition as defined in subparagraph 1.4(a) of this Appendix. In such case, the amount of Annual Additions which may be credited to the Participant's account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

         C-1.2(a) Prior to determining the Participant's Total Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Total Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

         C-1.2(b) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's Total Compensation for the Limitation Year.

         C-1.2(c) Any amount in excess of the Maximum Permissible Amount will be disposed of in the manner described in paragraph 4.5 of the Plan.

         C-1.3 Additional Limitations Where Employer Maintains More Than One
Plan.

         C-1.3(a) This paragraph applies if, in addition to this Plan, the Participant is covered under another Master or Prototype Plan which is a qualified defined contribution plan maintained by the Employer, a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by the Employer, a welfare benefit fund (as defined in Section 419(a) of the Code) maintained by the Employer, or an individual medical account (as defined in Section 415(1)(2) of the Code) maintained by the Employer, which provides an Annual Addition as defined in subparagraph 1.4(a) of this Appendix, during any Limitation Year. The Annual Additions which may be credited to a Participant's account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's account under the other plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's account under this Plan for the Limitation Year.

         C-1.3(b) Prior to determining the Participant's Total Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in subparagraph 1.2(a) of this Appendix.

         C-1.3(c) As soon as is administratively feasible after the end of the Limitation year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's Total Compensation for the Limitation Year.

         C-1.3(d) If, pursuant to subparagraph 1.3(a) of this Appendix or as a result of the allocation of forfeitures, a Participant's Annual Additions under this Plan and such other plans would result in an excess amount for a Limitation Year, the excess amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

         C-1.3(e) If an excess amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of,

                       (a) The total excess amount allocated as of such date, times

                       (b) The ratio of (i) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified master or prototype defined contribution plans.

         C-1.3(f) Any excess amount attributed to this Plan will be disposed in the manner described in paragraph 4.5 of the Plan.

         C-1.3(g) If the Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a Master or Prototype Plan, Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with paragraph
1.3 of this Appendix as though the other plan were a Master or Prototype Plan unless the Employer provides other limitations in Option 14(b) of the Adoption Agreement.

         C-1.3(h) If the Employer maintains, or at any time maintained, one or more qualified defined benefit plans covering any Participant in this Plan, the sum of the Participant's Defined Benefit Fraction and Defined Contribution Fraction will not exceed 1.0 in any Limitation Year, and the Annual Additions which may be credited to the Participant's accounts under this Plan will be limited in accordance with Option 14(c) of the Adoption Agreement.

         C-1.4 Special Limitation Definitions. The following words and terms shall have the meaning set forth below in this paragraph 1.4.

         C-1.4(a) "Annual Additions": The sum of the following amounts credited to a Participant's account for the Limitation Year:

                    (i) Employer contributions (including any Participant elective cash or deferred salary reduction or similar contributions made by the Employer under Section 401(k), 403(b) or 408(k) of the Code unless such contributions are returned to the Participant pursuant to any other limitation requirements of the Plan.)

                   (ii) Employee contributions,

                  (iii) Forfeitures, and

                   (iv) Amounts allocated, after March 31, 1984 to an individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer, are treated as Annual Additions to a defined contribution plan.

For this purpose, any excess amount applied under paragraph 4.5 of the Plan and subparagraphs 1.2(c) and 1.3(f) of this Appendix in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year.

         C-1.4(b) "Defined Benefit Fraction": A fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent (125%) of the dollar limitation determined for the Limitation Year under Sections 415(b) and (d) of the Code or 140 percent (140%) of the Highest Average Compensation, including any adjustments under Section 415(b) of the Code. Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent (125%) of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 for all Limitation Years beginning before January 1, 1987.

         C-1.4(c) "Defined Contribution Dollar Limitation": $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in
Section 415(b)(1) of the Code as in effect for the Limitation Year.

         C-1.4(d) "Defined Contribution Fraction": A fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years, (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all other defined benefit plans (whether or not terminated) maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code or individual medical accounts, as defined in Section 415(l)(2) of the Code, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Years of Limitation Service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent (125%) of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code or 35 percent (35%) of the Participant's Total Compensation for such year. If the Employee was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, a amount equal to the product of (1) the excess of the sum of the fractions over
1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plans made after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as Annual Additions.

         C-1.4(e) "Employer": For purposes of this Appendix, Employer shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Internal Revenue Code, as modified by Section 415(h)), all commonly controlled trades or businesses (as defined in Section 414(c) as modified by Section 415(h)), or affiliated service groups (as defined in Section 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the employer pursuant to regulations under Section 414(o) of the Code.

         C-1.4(f) "Excess Amount": The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

         C-1.4(g)   "Highest  Average   Compensation":   The  average  of  Total
Compensation for the three consecutive Years of Limitation Service with the Employer that produces the highest average.

         C-1.4(h) "Limitation Year": A calendar year, or the 12-consecutive month period elected by the Employer in Option 14(e) of the Adoption Agreement. All qualified plans maintained by the employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

         C-1.4(i) "Master or Prototype Plan": A plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

         C-1.4(j) "Maximum Permissible Amount": The maximum Annual Addition that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year shall not exceed the lesser of:

                    (i) The Defined Contribution Dollar Limitation, or

                   (ii) Twenty-five percent (25%) of the Participant's Total Compensation for the Limitation Year.

The compensation limitation referred to in clause (ii) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under Section 415(l)(1) or 419A (d)(2) of the Code. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

                  Number of months in the short Limitation Year
                  ---------------------------------------------
                                       12

         C-1.4(k) "Projected Annual Benefit": The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the Plan assuming:

                    (i) The Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later), and

                   (ii) The Participant's Total Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.

         C-1.4(l) "Year of Limitation Service": A Year of Service credited on the basis of a computation period which is the Limitation Year. Partial Years of Limitation Service shall be determined on the basis of calendar months of service, with one-twelfth (1/12) of the number of Hours of Service (where counted for purposes of determining Years of Service or otherwise by aggregating partial periods of service) required for completing a Year of Service, rounded to the next lowest whole hour.